THE TRAVELERS INSURANCE COMPANY
                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                         REGISTERED FIXED ACCOUNT OPTION
                         FOR USE WITH ANNUITY CONTRACTS

The Fixed Account Option described in this prospectus is available only in conjunction with certain group variable annuity contracts (the "Contracts" and/or "Certificates") issued by The Travelers Insurance Company or The Travelers Life and Annuity Company (the "Company") and funded by The Travelers Separate Account QP for Variable Annuities, The Travelers Separate Account Five Variable Annuities or The Travelers Separate Account Six for Variable Annuities (the "Separate Account"). The Company may, in the future, offer the Fixed Account option to additional contracts funded through other separate accounts. The specific features of the Contract and the Separate Account are disclosed in greater detail in the Contract prospectus. Where permitted by state law, we reserve the right under Travelers Retirement Account contracts to restrict purchase payments into the Fixed Account whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your Contract.

The group annuity contracts may be issued to Contract Owners on an unallocated or allocated basis.

This prospectus explains:

       o   the Fixed Account Option

       o   The Travelers Insurance Company

       o   The Travelers Life and Annuity Company

       o   the Interest Rates

       o   Transfers to and from the Fixed Account Option

       o   Surrenders

       o   Market Value Adjustment

       o   other aspects of the Fixed Account Option

Your Contract is issued by either The Travelers Insurance Company or The Travelers Life and Annuity Company. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. Both companies are located at One Cityplace, Hartford, Connecticut 06103-3415. Travelers Distribution LLC, One Cityplace, Hartford, Connecticut 06103-3415, is the principal underwriter and distributor of the Contracts.

THIS PROSPECTUS IS ACCOMPANIED BY THE FOLLOWING REPORTS: THE QUARTERLY REPORT ON FORM 10-Q FOR THE TRAVELERS INSURANCE COMPANY FOR THE PERIOD ENDED SEPTEMBER 30, 2004; THE ANNUAL REPORT ON FORM 10-K FOR THE TRAVELERS INSURANCE COMPANY FOR THE PERIOD ENDED DECEMBER 31, 2003; AND THE ANNUAL REPORT ON FORM 10-K FOR THE TRAVELERS LIFE AND ANNUITY COMPANY FOR THE PERIOD ENDED DECEMBER 31, 2003.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

        THE TRAVELERS INSURANCE COMPANY PROSPECTUS DATED DECEMBER 3, 2004 THE TRAVELERS LIFE AND ANNUITY COMPANY PROSPECTUS DATED MAY 3, 2004

                                          TABLE OF CONTENTS
Glossary of Special Terms................................    3       Market Value Adjustment.........................      8
Summary..................................................    5       Annuity Period..................................     10
The Insurance Company....................................    6    Investments by the Company.........................     10
The Fixed Account Option.................................    6    Distribution of the Contracts......................     10
   The Accumulation Period...............................    6    Federal Income Tax Considerations..................     11
     Purchase Payments...................................    6       Taxation of the Company.........................     11
     Declared Interest Rates of the Initial and
       Subsequent Renewal Periods........................    6       Information Regarding the Contracts.............     11
     Cash Values.........................................    7    Available Information..............................     11
Transfers................................................    7    Incorporation of Certain Documents by Reference....     11
   Transfers from the Fixed Account......................    7    Legal Opinion......................................     12
   Transfers to the Fixed Account........................    8    Experts............................................     12
Surrenders...............................................    8
   General...............................................    8
   Payment of Full or Partial Surrenders.................    8
   Contract Termination..................................    8

                            GLOSSARY OF SPECIAL TERMS
--------------------------------------------------------------------------------

ACCUMULATION PERIOD: The period before annuity payments begin.

ANNUITANT: A Participant on whose life Annuity payments are to be made under a contract.

ANNUITY: Payment of income for a stated period or amount.

ANNUITY COMMENCEMENT DATE: The date on which Annuity payments are to begin.

ANNUITY PERIOD: The period during which Annuity payments are made.

CASH SURRENDER VALUE: The Cash Value less any amounts deducted upon surrender, any applicable premium tax and any outstanding loans.

CASH VALUE: The Purchase Payment(s) plus all interest earned, minus all surrenders, charges and applicable premium taxes previously deducted.

CERTIFICATE ANNIVERSARY: Each anniversary of the Certificate Date.

CERTIFICATE DATE: The date an individual Certificate of Participation is issued under a group contract.

CERTIFICATE YEAR: Each 12-month period beginning with the date an individual certificate of participation is issued under a group Contract.

COMPETING FUND: Any investment option under the Plan, which in our opinion, consists primarily of fixed income securities and/or money market instruments.

CONTRACT ANNIVERSARY: Each anniversary of the Contract Date.

CONTRACT/CERTIFICATE VALUE: The amount of all purchase payments, plus any applicable credits, plus or minus any investment experience or interest.

CONTRACT DATE: The date shown on the Contract specifications page on which the Contract is issued.

CONTRACT OWNER: The employer, individual or entity owning the contract.

CONTRACT YEAR: Each 12-month period beginning with the effective date of the contract.

DECLARED INTEREST RATE(S): One or more rates of interest which may be declared by the Company. Such rates will never be less than the guaranteed interest rate stated in the contract and may apply to some or all of the values under the Fixed Account Option for periods of time determined by the Company.

FIXED ACCOUNT OPTION: An annuity option which does not vary with the investment experience of a Separate Account as described in this Prospectus.

GENERAL ACCOUNT: The General Account of the Company that holds values attributable to the Fixed Account Option.

GUARANTEE PERIOD: The period between the initial Premium Payment or Renewal Date and the Maturity Date during which a Guaranteed Interest Rate is credited.

HOME OFFICE: The Travelers Insurance Company or The Travelers Life and Annuity Company (sometimes referred to as the "Company") located at One Cityplace, Hartford, Connecticut 06103-3415.

IN WRITING: A written form satisfactory to us and received at our Home Office.

MARKET VALUE ADJUSTMENT: The Market Value Adjustment reflects the relationship, at the time of surrender, between the rate of interest credited to funds on deposit under the Fixed Account Option at the time of discontinuance to the rate of interest credited on new deposits at the time of discontinuance.

OPTIONAL DEATH BENEFIT AND CREDIT: An optional feature available under the Travelers Retirement Account Contracts where for an additional charge we will add a credit to each purchase payment equal to 2% of that purchase payment. Refer to the Travelers Retirement Account prospectus for more details.

MARKET ADJUSTED VALUE: The value of funds held in the Fixed Account Option increased or decreased by the Market Value Adjustment.

PARTICIPANT: An eligible person who is a member in a tax qualified Plan under Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"), or a nonqualified deferred Compensation Plan.

PARTICIPANT'S INDIVIDUAL ACCOUNT: An account to which amounts are credited to a Participant or Beneficiary under the contract.

PREMIUM TAX: A tax charged by a state or municipality on premiums, Purchase Payments or contract values.

PURCHASE PAYMENT: The premium payment applied to the Contract.

SALES CHARGE: Any applicable surrender charge or contingent deferred sales charge, as defined in the Contract.

SEPARATE ACCOUNT: The Travelers Separate Account QP for Variable Annuities, The Travelers Separate Account Five for Variable Annuities or The Travelers Separate Account Six for Variable Annuities.

SEPARATE ACCOUNT OPTION: A Funding option available under your Contract, the value of which varies with the investment experience of the underlying mutual fund.

                                     SUMMARY
--------------------------------------------------------------------------------
This prospectus describes the Fixed Account Option available as a companion contract with variable annuity contracts of Separate Account QP (Gold Track and Gold Track Select Contracts), Separate Account Five or Separate Account Six (Travelers Retirement Account Contracts). The contracts are used with:

       o   qualified pension and profit-sharing plans

       o tax-deferred annuity plans (for public school teachers and employees and employees of certain other tax-exempt and qualifying employers)

       o deferred compensation plans of state and local governments and nonqualified deferred compensation plans

       o   individual retirement accounts

The Travelers Insurance Company or The Travelers Life and Annuity Company ("we" or the "Company") issues the contracts. The Travelers Life and Annuity Company does not solicit or issue insurance products in the state of New York. Refer to your Contract for the name of your issuing company. Purchase Payments made under the contracts and directed to the Fixed Account Option become a part of the Company's General Account. Purchase Payments may also be allocated to one or more Separate Account Options. The variable annuity contract and underlying mutual funds are described in separate prospectuses. Please read all prospectuses carefully.

During the Accumulation Period, the Fixed Account Option provides for Purchase Payments to be credited with an initial interest rate for a 12-month period. We guarantee that the initial credited interest rate will never be less than the minimum interest rate permitted under state law. The initial interest rate will be declared quarterly for Gold Track and Gold Track Select contracts issued in connection with plans established under Section 401, Section 457, and certain plans established under Section 403(b) of the Code. The initial interest rate will be declared monthly for all Travelers Retirement Account contracts and for Gold Track contracts issued in connection with combination plans established pursuant to Sections 403 (b) /401 and certain contracts issued in connection with Section 403 (b) plans.

At the end of the 12-month guarantee period, a renewal interest rate will be determined by the Company. We guarantee that the renewal interest rate will never be less that the minimum interest rate permitted under state law. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of the calendar year. The second and all subsequent renewal rates will be declared each January 1 thereafter, and will be guaranteed through December 31 of that year. The rates of interest credited will affect a contract or account's Cash Value. (See Cash Values.) Such rates may also be used to determine amounts payable upon termination of the contracts. (See Surrenders -- Contract Termination.)

The Company may offer the Fixed Account Option with guaranteed rates that are declared on a calendar quarterly basis and applied to all Purchase Payments for the remainder of the calendar quarter. At the end of the calendar quarter, the Company will declare a new guarantee rate that will be applied to all new Purchase Payments allocated to the Fixed Account Option for the following calendar quarter, as well as Purchase Payments that were previously applied to the Fixed Account Option.

Generally, the Company intends to invest assets directed to the Fixed Account Option in investment-grade securities. The Company has no specific formula for determining the initial interest rates or renewal interest rates. However, such a determination will generally reflect interest rates available on the types of debt instruments in which the Company intends to invest the amounts directed to the Fixed Account Option. In addition, the Company's management may also consider various other factors in determining these rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. (See Investments by the Company.)

The Contract Owner may, during the Accumulation Period, direct all or a portion of a contract or account's Cash Value under the Fixed Account Option to one or more of the investment options of the Separate Account. No Sales Charges will be deducted on such transfers. However, there are restrictions which may limit the amount that may be so directed and transfers may be deferred in certain cases. (See Transfers from the Fixed Account.)

Distributions and transfers from the Fixed Account Option are made on a last-in, first-out basis. We will determine the Cash Surrender Value as of the next valuation date after we receive a written request at our Home

Office. We reserve the right to defer payment of the Fixed Account Option for up to six months from the date we receive the written request. If a payment is deferred for more than 30 days after we receive the request, we will pay a minimum interest rate on the amount.

                              THE INSURANCE COMPANY
--------------------------------------------------------------------------------

Refer to your Contract for the name of your issuing Company.

The Travelers Insurance Company is a stock insurance company chartered in 1864 in the state of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.

The Travelers Life and Annuity Company is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except for New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly owned subsidiary of Citigroup Inc. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

                            THE FIXED ACCOUNT OPTION
--------------------------------------------------------------------------------

The Fixed Account Option is available only in conjunction with the purchase of a variable annuity contract (Travelers Gold Track, Travelers Gold Track Select or Travelers Retirement Account; "Gold Track", "Gold Track Select" and "Travelers Retirement Account") issued by the Company. The Contracts are available as individual or group Contracts. Participants under group Contracts are issued Certificates summarizing the provisions of the group Contract. For convenience, we refer to both individual Contract Owners and Participants as Contract Owners. Where permitted by state law, we reserve the right to restrict purchase payments into the Fixed Account Option under your Travelers Retirement Account contract whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your contract.

The contracts provide for both an Accumulation Period and an Annuity Period. During the Accumulation Period, the Employee /Trustee may direct Purchase Payments to the Fixed Account (part of the Company's general account). During the Annuity Period, the value of the Annuity Contract is used to purchase Fixed or Variable Annuities. The operation of the contract during the Annuity Period is described in the contract prospectus accompanying this prospectus.

THE ACCUMULATION PERIOD

    PURCHASE PAYMENTS

During the Accumulation Period, all or a portion of Purchase Payments (less any premium taxes), may be allocated to the Fixed Account Option.

    DECLARED INTEREST RATES OF THE INITIAL AND SUBSEQUENT RENEWAL PERIODS

The Fixed Account guarantees an initial interest rate for a 12-month period. For the following contracts we will declare initial interest rates quarterly:

       o Gold Track Select contracts issued in connection with a plan established under Sections 401, 457 or 403 (b) of the Code

       o   Gold Track contracts for plans established under Sections 401, 457

For the following, we will declare initial interest rates monthly:

       o   Travelers Retirement Account contracts

       o Gold Track contracts issued in connection with a plan established under Section 403 (b) or combination contracts under Sections 403 (b) /401

At the end of the 12-month guarantee period, a renewal interest rate will be determined. The rate will never be less than the minimum interest rate permitted under state law. At the end of the initial guarantee period, the first renewal rate will be guaranteed to the end of that calendar year. The second and all future renewal rates will be declared each subsequent January 1 and guaranteed through December 31 of each year.

The Company may offer the Fixed Account Option with guaranteed rates that are declared on a calendar quarterly basis and applied to all Purchase Payments for the remainder of the calendar quarter. At the end of the calendar quarter, the Company will declare a new guarantee rate that will be applied to all new Purchase Payments allocated to the Fixed Account Option for the following calendar quarter, as well as Purchase Payments that were previously applied to the Fixed Account Option.

The Company has no specific formula for determining the rate (s) of interest that it will declare. Generally, the rates we determine will reflect interest rates available on the types of debt instruments in which we intend to invest the amounts directed to the Fixed Account Option (See Investments by the Company.) In addition, the Company's management may also consider various other factors in determining interest rates for a given period, including regulatory and tax requirements; sales commission and administrative expenses borne by the Company; general economic trends; and competitive factors. THE COMPANY'S MANAGEMENT WILL MAKE THE FINAL DETERMINATION AS TO ANY DECLARED INTEREST RATES AND ANY INTEREST IN EXCESS OF THE MINIMUM INTEREST RATE ALLOWED UNDER STATE LAW. THE COMPANY CANNOT PREDICT NOR GUARANTEE THE RATES OF ANY FUTURE DECLARED INTEREST IN EXCESS OF THE MINIMUM RATE.

    CASH VALUES

We will credit amounts held under the Fixed Account Option with interest. The minimum guaranteed interest rate will never be lower than the minimum rate permitted under state law. Interest is credited daily. Purchase Payments (other than the initial Purchase Payment) are allocated to the Fixed Account Option as of the close of the business day on which we receive the Purchase Payment at the Home Office. Therefore, Purchase Payments begin earning interest the day after we receive the Purchase Payment in good order.

                                    TRANSFERS
--------------------------------------------------------------------------------

No transfers are allowed between the Fixed Account Option and any Competing
Fund.

Where permitted by state law, we reserve the right to restrict transfers from the Separate Account options in a Travelers Retirement Account contract into the Fixed Account Option whenever the credited interest rate on the Fixed Account is equal to the minimum guaranteed interest rate specified under your Contract.

The charges for transfers are described in the contract prospectus which accompanies this prospectus. No Sales Charges apply when a transfer is made.

Amounts previously transferred from the Fixed Account Option to the Separate Account Options may not be transferred back to the Fixed Account Option or any Competing Fund for a period of at least 3 months from the date of the transfer. The Company may eliminate this restriction in circumstances where guaranteed interest rates on the Fixed Account Option are declared and credited on a quarterly basis.

TRANSFERS FROM THE FIXED ACCOUNT

The Contract Owner may transfer amounts in the Fixed Account Option to one or more of the Separate Account Options subject to the Competing Fund restrictions described in your Contract. All transfers will be made on a last- in, first-out basis. That is, the money most recently deposited or transferred into the account will be transferred or surrendered first.

We reserve the right to limit transfers from the Fixed Account in any calendar year to 20% of the Contract/ Certificate Cash Value in the Fixed Account Option as of the end of the preceding Contract/Certificate year. (See also "Surrenders.")

TRANSFERS TO THE FIXED ACCOUNT

TRAVELERS RETIREMENT ACCOUNT CONTRACTS

The Contract Owner may transfer amounts in the Separate Account Options to the Fixed Account Option subject to the Competing Fund restrictions described in your Contract. In addition, amounts previously transferred from a Competing Fund to a Separate Account Option which is not a Competing Fund may not be transferred to the Fixed Account Option for a period of at least 3 months from the date of transfer.

If the Contract Owner selects the Optional Death Benefit and Credit under the Contract, the following additional restrictions apply:

       o Purchase Payments allocated to a Separate Account Option which is not a Competing Fund may not be transferred to the Fixed Account for a period of at least 3 months from the date of the Purchase Payment.

       o If a Purchase Payment has been made within the last five Contract /Certificate years, transfers from the Separate Account Options to the Fixed Account Option may not exceed 20% per year of the Contract/ Certificate value in the Separate Account Options on the Contract/Certificate anniversary.

    GOLD TRACK AND GOLD TRACK SELECT CONTRACTS

Values held in a Separate Account Option may be transferred to the Fixed Account Option at any time subject to any Competing Fund restrictions which may apply.

                                   SURRENDERS
--------------------------------------------------------------------------------

GENERAL

Subject to the termination provisions described below, the Contract Owner may request a full or partial surrender of Cash Values at any time from the Fixed Account Option.

PAYMENT OF FULL OR PARTIAL SURRENDERS

In the event of a partial surrender from the Fixed Account Option, we will pay the requested value less any applicable Sales Charges. All partial surrenders will be made on a last-in, first-out basis. If an allocated account is surrendered for reasons other than contract termination, we will pay the Cash Value less any Premium Tax, the administrative charge, and any Sales Charges, as applicable. PLEASE CONSULT THE ACCOMPANYING VARIABLE ANNUITY CONTRACT PROSPECTUS FOR ANY APPLICABLE SALES CHARGES.

CONTRACT TERMINATION

If the Contract is discontinued, no further Purchase Payments or transfers will be allowed. On the date we receive a written request to terminate the contract, or within 31 days after we notify you of our intent to terminate the contract, any amounts transferred from the Fixed Account Option to the Separate Account Options during the 30 days before the date of discontinuance will be transferred back to the Fixed Account Option.

If the Contract is discontinued because of Plan termination due to the dissolution or liquidation of the employer under US Code Title 11 procedures, the Cash Surrender Value will be distributed directly to the employees entitled to share in such distributions pursuant to the plan. Distribution may be in the form of cash payments, annuity options or deferred annuities. This provision does not apply to plans established under Section 457 of the Code.

MARKET VALUE ADJUSTMENT

The following discussion of Market Adjusted Values applies only to Contract Owners who are not individuals.

If the Contract Owner requests a full surrender of the contract or of all contract values held in the Fixed Account Option for reasons other than listed above; or if the Company discontinues the contract, the Company will determine the Market Adjusted Value of the Fixed Account Option.

The amount payable to the Contract Owner if a Contract is discontinued may be increased or decreased by the application of the Market Value Adjustment formula. The formula is the following:

       Market Adjusted Value = Cash Value x (1 + RO) 5/ (1 + R1 + .0025)5

             Where:

                    RO is the average interest rate credited to amounts in the
             Fixed Account Option at the time of termination,

                    R1 is the interest rate credited on new deposits for this
             class of contracts at the time of termination.

    FOR CONTRACTS ISSUED IN EVERY STATE EXCEPT NEW YORK:

If, as of the date of discontinuance, the Market Adjusted Value is less than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the payment methods described below:

       1) The Market Adjusted Value (less any applicable Sales Charge) in one lump sum within 60 days of the date of discontinuance, or

       2) The Cash Surrender Value of the Fixed Account Option in installments over a 5-year period. The amount deducted on Surrender, if any, is determined as of the date of discontinuance, and will apply to all installment payments. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment Period at a fixed effective annual interest rate of not less than the minimum rate permitted under state law. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

If, as of the date of discontinuance, the Market Adjusted Value is greater than the Cash Value of the Fixed Account Option, the Contract Owner may select one of the payment methods as described below:

       1) the Cash Surrender Value of the Fixed Account Option, in one lump sum within 60 days of the date of discontinuance, or

       2) The Cash Value of the Fixed Account Option in installments over a 5-year period. Interest will be credited to the remaining Cash Value of the Fixed Account Option during this installment period at a fixed effective annual interest rate of not less than the minimum rate permitted under state law. The first payment will be made no later than 60 days following the Contract Owner's request for surrender or our written notification of our intent to discontinue the contract. The remaining payments will be mailed on each anniversary of the discontinuance for four years. During that period, no additional surrenders are allowed.

    ALLOCATED CONTRACTS ISSUED IN NEW YORK:

If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, we will pay you the Market Adjusted Value, less any amounts deducted on surrender, less any loans outstanding in one lump sum. This amount will never be less than 90% of the Cash Value of the Fixed Account, less any outstanding loans as of the date of discontinuance. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, we will credit interest during the deferred period in the same manner as described your Contract.

If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, we will pay the Cash Surrender Value of the Fixed Account as of the date of discontinuance in one lump sum. We may defer payment of this amount for up to six months from the date of discontinuance. If a payment is deferred more than 10 working days from the date of discontinuance, we will credit interest during the deferred period in the same manner as described in your Contract.

    UNALLOCATED CONTRACTS ISSUED IN NEW YORK:

You may select either of the following methods of payout:

       a) LUMP SUM PAYMENT OPTION. If the Market Adjusted Value is less than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Market Adjusted Value, less any amounts deducted on Surrender, in one lump sum within 60 days of the date of discontinuance. If the Market Adjusted Value is greater than the Cash Value of the Fixed Account as of the date of discontinuance, We will pay You the Cash Surrender Value of the Fixed Account within 60 days of the date of discontinuance.

       b) INSTALLMENT PAYMENT OPTION. We will pay You the Cash Value of the Fixed Account in installments over a 5 year period. Interest will be credited to the remaining Cash Value of the Fixed Account during this installment period at a fixed effective annual interest rate of not less than 1.5% below the net effective rate being credited to the contract on the date of discontinuance. The first payment will be made no later than 60 days following our mailing the written notice to You at the most current address available on our records. The remaining payments will be mailed on each anniversary of the discontinuance date for 4 years. Allowable distributions shown on the Contract Specifications page are not permitted during the 5-year installment period.

ANNUITY PERIOD

We will normally make annuity payments within fifteen business days after we receive a settlement claim, or any other later specified date. Subsequent payments will be made periodically on the anniversaries of the first payment.

The Separate Account contract prospectus describes more fully the Annuity Period and annuity options under the contracts. Please note, however, that annuitization is irrevocable; once fixed Annuity payments have begun, the annuity benefit cannot be surrendered for a lump sum settlement.

                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state, and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. All General Account assets of the Company would be available to meet the Company's guarantee under the Fixed Account Option. The proceeds from the Fixed Account Option will become part of the Company's general assets and are available to fund the claims of all classes of customers of the Company.

In establishing Declared Interest Rates, the Company will consider the yields available on the instruments in which it intends to invest the amounts directed to the Fixed Account Option. The current investment strategy for the Contracts is to invest in investment-grade fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                          DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------

Travelers Distribution LLC (TDLLC), an affiliate of the Company, is the principal underwriter of the Contracts. TDLLC is registered with the Securities and Exchange Commission under the 1934 Act as a broker-dealer, and is a member of the National Association of Securities Dealers, Inc.

The principal underwriter enters into selling agreements with certain broker-dealers registered under the 1934 Act. Under the selling agreements such broker-dealers may offer Contracts to persons who have established an account with the broker-dealer. In connection with the sale of Gold Track and Gold Track Select Contracts, the Company will pay a maximum commission of 10% of the Purchase Payment for the sale of a Contract.

In connection with the sale of Travelers Retirement Account Contracts, up-front compensation will not exceed 10% of the Purchase Payments made under the Contracts. If asset based compensation is paid, it will not exceed 2% of the average account value annually. From time to time, the Company may pay or permit other promotional incentives in cash, credit or other compensation.

From time to time, the Company may offer customers of certain broker-dealers special Guaranteed Interest Rates and negotiated commissions. In addition, the Company may offer Contracts to members of certain other eligible groups through trusts or otherwise. Also, we may pay additional compensation or permit other promotional incentives in cash, credit or other compensation for, among other things, training, marketing or services provided.

                        FEDERAL INCOME TAX CONSIDERATIONS
--------------------------------------------------------------------------------

TAXATION OF THE COMPANY

The Company is taxed as a life insurance company under Part I of Subchapter L of the Code. The assets underlying the Fixed Account Option under the contracts will be owned by the Company. The income earned on such assets will be the Company's income.

INFORMATION REGARDING THE CONTRACTS

Tax information of the Contracts /Certificates and distributions is briefly described in the accompanying Contract Prospectus.

                              AVAILABLE INFORMATION
--------------------------------------------------------------------------------

The Company files reports and other information with the Securities and Exchange Commission ("Commission"), as required by law. You may read and copy this information and other information at the following locations:

       o public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C.

       o the Commission's Regional Offices located at 233 Broadway, New York, New York 10279

       o the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

Under the Securities Act of 1933, the Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Fixed Account Option offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Registration Statement and the exhibits may be inspected and copied as described above. Although the Company does furnish the Annual Report on Form 10-K for the year ended December 31, 2003 to owners of contracts or certificates, the Company does not plan to furnish subsequent annual reports containing financial information to the annuity contract or certificate owners described in this Prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

The latest Quarterly Report on Form 10-Q for The Travelers Insurance Company has been filed with the Commission. This Report is incorporated by reference into this Prospectus and a copy must accompany this Prospectus. The Travelers Insurance Company filed its Form 10-Q via Edgar File No. 33-03094 on November 12, 2004.

The latest Annual Report on Form 10-K for both The Travelers Insurance Company and the Travelers Life and Annuity Company have been filed with the Commission. Each report is incorporated by reference into this Prospectus and a copy must accompany this Prospectus.

The Form 10-K for the period ended December 31, 2003 contains additional information about the Company, including audited financial statements for the Company's latest fiscal year. Each Company filed its Form 10-K on March 22, 2004. The Travelers Insurance Company filed its Form 10-K via Edgar File No. 33-03094. The Travelers Life and Annuity Company filed its Form 10-K via Edgar File No. 33-58677.

If requested, the Company will furnish, without charge, a copy of any and all of the documents incorporated by reference, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference in those documents). You may direct your requests to The Travelers Insurance Company, One Cityplace, Hartford, Connecticut 06103-3145, Attention: Annuity Services. The telephone number is (860) 422-3985. You may also obtain copies of any documents, incorporated by reference into this prospectus by accessing the SEC's website (http://www.sec.gov).

                                  LEGAL OPINION
--------------------------------------------------------------------------------

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Fixed Account Option described in this Prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law, and the validity of the forms such Contracts under Connecticut law have been passed on by the Deputy General Counsel of the Company.

                                     EXPERTS
--------------------------------------------------------------------------------

The consolidated financial statements and schedules of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, consolidated financial statements and schedules refer to changes in the Company's methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

The financial statements and schedules of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the December 31, 2003, financial statements and schedules refer to changes in the Company's methods of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           -------------------------

                                    FORM 10-Q

         X      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF
        ---            THE SECURITIES EXCHANGE ACT OF 1934
                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2004

                                       OR

              TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF
        ---            THE SECURITIES EXCHANGE ACT OF 1934

        FOR THE TRANSITION PERIOD FROM _______________ TO _______________

                            -------------------------
                         COMMISSION FILE NUMBER 33-03094
                            -------------------------


                         THE TRAVELERS INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        CONNECTICUT                                            06-0566090
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                            Yes    X           No
                               --------           --------

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                            Yes    X           No
                               --------           --------


As of the date hereof, there were outstanding 40,000,000 shares of common stock, par value $2.50 per share, of the registrant, all of which were owned by Citigroup Insurance Holding Corporation, an indirect wholly owned subsidiary of Citigroup Inc.

                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction H(1)(a) and
(b) of Form 10-Q and is therefore filing this Form 10-Q with the reduced disclosure format.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                                TABLE OF CONTENTS
                                -----------------


PART I - FINANCIAL INFORMATION                                                                                       PAGE
                                                                                                                     ----

ITEM 1.  FINANCIAL STATEMENTS

Condensed Consolidated Statements of Income for the

three and nine months ended September 30, 2004 and 2003 (unaudited)....................................................3

Condensed Consolidated Balance Sheets as of September 30, 2004 (unaudited) and
December 31, 2003......................................................................................................4

Condensed Consolidated Statements of Changes in

Shareholder's Equity for the three and nine months ended September 30, 2004 and 2003 (unaudited).......................5

Condensed Consolidated Statements of Cash Flows for the

nine months ended September 30, 2004 and 2003 (unaudited)..............................................................6

Notes to Condensed Consolidated Financial Statements (unaudited).......................................................7

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................................................................17

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK...................................................23

ITEM 4.  CONTROLS AND PROCEDURES......................................................................................23

PART II - OTHER INFORMATION


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.............................................................................24

Signatures............................................................................................................25

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                                 ($ IN MILLIONS)

                                                                         THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                   SEPTEMBER 30,
-----------------------------------------------------------------------------------------------------------------------------
                                                                          2004             2003         2004           2003
                                                                          ----             ----         ----           ----
REVENUES
Premiums                                                                 $660              $741       $1,634          $1,707
Net investment income                                                     829               782        2,475           2,297
Net realized investment gains (losses)                                     (1)               43          (13)             45
Fee income                                                                197               158          574             447
Other revenues                                                             49                40          103              96
-----------------------------------------------------------------------------------------------------------------------------
     Total Revenues                                                     1,734             1,764        4,773           4,592
-----------------------------------------------------------------------------------------------------------------------------

BENEFITS AND EXPENSES
Current and future insurance benefits                                      601              683        1,446           1,537
Interest credited to contractholders                                       336              311          962             933
Amortization of deferred acquisition costs                                 186              128          481             373
General and administrative expenses                                        111              115          353             337
-----------------------------------------------------------------------------------------------------------------------------
     Total Benefits and Expenses                                         1,234            1,237        3,242           3,180
-----------------------------------------------------------------------------------------------------------------------------
Income from operations before federal income taxes                         500              527        1,531           1,412
-----------------------------------------------------------------------------------------------------------------------------
Federal income taxes                                                       154              155          437             364
-----------------------------------------------------------------------------------------------------------------------------
     Net Income                                                           $346             $372       $1,094          $1,048
=============================================================================================================================

























            See Notes to Condensed Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 ($ IN MILLIONS)


                                                                           SEPTEMBER 30, 2004       DECEMBER 31, 2003
                                                                              (UNAUDITED)
---------------------------------------------------------------------------------------------------------------------
ASSETS
Investments (including $3,047 and $2,170 subject to securities
   lending agreements)                                                           $60,382                   $56,204
Separate and variable accounts                                                    28,840                    26,972
Reinsurance recoverables                                                           4,624                     4,470
Deferred acquisition costs                                                         4,788                     4,395
Other assets                                                                       2,869                     3,307
---------------------------------------------------------------------------------------------------------------------
     Total Assets                                                               $101,503                   $95,348
---------------------------------------------------------------------------------------------------------------------

LIABILITIES
Contractholder funds                                                             $32,967                   $30,252
Future policy benefits and claims                                                 16,555                    15,964
Separate and variable accounts                                                    28,840                    26,972
Other liabilities                                                                  9,340                     8,803
---------------------------------------------------------------------------------------------------------------------
     Total Liabilities                                                            87,702                    81,991
---------------------------------------------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock, par value $2.50; 40 million shares authorized,
     issued and outstanding                                                          100                       100
Additional paid-in capital                                                         5,448                     5,446
Retained earnings                                                                  6,773                     6,451
Accumulated other changes in equity from nonowner sources                          1,480                     1,360
---------------------------------------------------------------------------------------------------------------------
     Total Shareholder's Equity                                                   13,801                    13,357
---------------------------------------------------------------------------------------------------------------------

     Total Liabilities and Shareholder's Equity                                 $101,503                   $95,348
=====================================================================================================================















            See Notes to Condensed Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                   (UNAUDITED)
                                 ($ IN MILLIONS)


                                                                             THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                                SEPTEMBER 30,                SEPTEMBER 30,
------------------------------------------------------------------------------------------------------------------------------
COMMON STOCK                                                                 2004          2003         2004            2003
------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                 $100          $100          $100           $100
Changes in common stock                                                         -             -             -              -
------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                       $100          $100          $100           $100
==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                               $5,447        $5,444        $5,446         $5,443
Stock option tax benefit                                                        1             -             2              1
------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                     $5,448        $5,444        $5,448         $5,444
==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                               $6,579        $6,151        $6,451         $5,638
Net income                                                                    346           372         1,094          1,048
Dividends to parent                                                          (152)         (117)         (772)          (280)
------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                     $6,773        $6,406        $6,773         $6,406
==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                                 $815        $1,598        $1,360           $454
Foreign currency translation, net of tax                                        -             -             1              2
Unrealized gains (losses), net of tax                                         681          (242)           75            870
Derivative instrument hedging activity gains (losses),
    net of tax                                                                (16)           32            44             62
------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                     $1,480        $1,388        $1,480         $1,388
==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
------------------------------------------------------------------------------------------------------------------------------
Net income                                                                   $346          $372        $1,094         $1,048
Other changes in equity from nonowner sources                                 665          (210)          120            934
------------------------------------------------------------------------------------------------------------------------------
Total changes in equity from nonowner sources                              $1,011          $162        $1,214         $1,982
==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
------------------------------------------------------------------------------------------------------------------------------
Balance, beginning of period                                              $12,941       $13,293       $13,357        $11,635
Changes in nonowner sources                                                 1,011           162         1,214          1,982
Dividends                                                                    (152)         (117)         (772)          (280)
Changes in additional paid-in capital                                           1             -             2              1
------------------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                    $13,801       $13,338       $13,801        $13,338
==============================================================================================================================



            See Notes to Condensed Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                   (UNAUDITED)
                                 ($ IN MILLIONS)


                                                                               NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                      -----------------------------
                                                                               2004           2003
---------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                    $1,064           $476
---------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from maturities of investments
              Fixed maturities                                                5,220          5,300
              Equity securities                                                  81             28
              Mortgage loans                                                    500            273

     Proceeds from sales of investments
              Fixed maturities                                                5,840          9,957
              Equity securities                                                  69            121
              Mortgage Loans                                                     29              -
              Real estate held for sale                                          53              5

     Purchases of investments
              Fixed maturities                                              (14,681)       (18,249)
              Equity securities                                                 (95)          (178)
              Mortgage loans                                                   (744)          (193)
     Policy loans, net                                                           12             20
     Short-term securities (purchases) sales, net                              (178)            45
     Other investment sales, net                                                382            112
     Securities transactions in course of settlement, net                       962           (543)
---------------------------------------------------------------------------------------------------
     Net cash used in investing activities                                   (2,550)        (3,302)
---------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Contractholder fund deposits                                             7,454          6,647
     Contractholder fund withdrawals                                         (5,089)        (3,588)
     Dividends to parent company                                               (772)          (280)
---------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                                1,593          2,779
---------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                                 107            (47)
Cash at beginning of period                                                     149            186
---------------------------------------------------------------------------------------------------
Cash at end of period                                                          $256           $139
===================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
     Income taxes paid                                                         $146           $305
===================================================================================================

            See Notes to Condensed Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.   BASIS OF PRESENTATION

     The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The condensed consolidated financial statements and accompanying footnotes of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) and are unaudited. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

     The Company's two reportable business segments are Travelers Life & Annuity and Primerica. The primary insurance entities of the Company are TIC and its subsidiary The Travelers Life and Annuity Company (TLAC), included in the Travelers Life & Annuity segment, and Primerica Life Insurance Company (Primerica Life) and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company (NBL), included in the Primerica segment. Significant intercompany transactions and balances have been eliminated. The condensed consolidated financial statements include the accounts of the insurance entities of the Company and Tribeca Citigroup Investments Ltd., among others, on a fully consolidated basis.

     In the opinion of management, the interim financial statements reflect all normal recurring adjustments necessary for a fair presentation of results for the periods reported. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The condensed consolidated balance sheet as of December 31, 2003 was derived from the audited balance sheet included in the Form 10-K. Certain financial information that is normally included in annual financial statements prepared in accordance with GAAP, but is not required for interim reporting purposes, has been condensed or omitted. Certain prior year amounts have been reclassified to conform to the 2004 presentation.

2.   ACCOUNTING STANDARDS

     CHANGES IN ACCOUNTING PRINCIPLES

     ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

     On January 1, 2004, the Company adopted the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-1). The main components of SOP 03-1 provide guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account,

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


     transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders.

     The following summarizes the more significant aspects of the Company's adoption of SOP 03-1:

     SEPARATE ACCOUNT PRESENTATION. SOP 03-1 requires separate account products to meet certain criteria in order to be treated as separate account products. For products not meeting the specified criteria, these assets and liabilities are included in the reporting entities' general account.

     The Company's adoption of SOP 03-1 resulted in the consolidation on the Company's balance sheet of approximately $500 million of investments previously held in separate and variable account assets and approximately $500 million of contractholder funds previously held in separate and variable account liabilities.

     VARIABLE ANNUITY CONTRACTS WITH GUARANTEED MINIMUM DEATH BENEFIT FEATURES. For variable annuity contracts with guaranteed minimum death benefit features (GMDB), SOP 03-1 requires the reporting entity to categorize the contract as either an insurance or investment contract based upon the significance of mortality or morbidity risk. SOP 03-1 provides explicit guidance for calculating a reserve for insurance contracts, and provides that the reporting entity does not hold reserves for investment contracts (i.e., there is no significant mortality risk).

     The Company determined that the mortality risk on its GMDB features was not a significant component of the overall variable annuity product, and accordingly continued to classify these products as investment contracts. Prior to the adoption of SOP 03-1, the Company held a reserve of approximately $8 million to cover potential GMDB exposure. This reserve was released during the first quarter of 2004 as part of the implementation of SOP 03-1.

     RESERVING FOR UNIVERSAL LIFE AND VARIABLE UNIVERSAL LIFE CONTRACTS. SOP 03-1 requires that a reserve, in addition to the account balance, be established for certain insurance benefit features provided under universal life (UL) and variable universal life (VUL) products if the amounts assessed against the contract holder each period for the insurance benefit feature are assessed in a manner that is expected to result in profits in earlier years and losses in subsequent years from the insurance benefit function.

     The Company's UL and VUL products were reviewed to determine if an additional reserve is required under SOP 03-1. The Company determined that SOP 03-1 applied to some of its UL and VUL contracts with these features and established an additional reserve of approximately $1 million.

     SALES INDUCEMENTS TO CONTRACT HOLDERS. SOP 03-1 provides, prospectively, that sales inducements provided to contract holders meeting certain criteria are capitalized and amortized over the expected life of the contract as a component of benefit expense. During the first nine months of 2004, the Company capitalized sales inducements of approximately $34.7 million in accordance with SOP 03-1. These inducements relate to bonuses on certain products offered by the Company. For the three and nine months ended September 30, 2004, amortization of these capitalized amounts was insignificant.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     On January 1, 2004, the Company adopted Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities (revised December 2003)," (FIN 46-R), which includes substantial changes from the original FIN 46. Included in these changes, the calculation of expected losses and expected residual returns has been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, the definition of a variable interest has been changed in the revised guidance. The Company has evaluated the impact of applying FIN 46-R to existing VIEs in which it has variable interests. The effect of adopting FIN 46-R on the Company's consolidated balance sheet is immaterial. See
     Note 3.

     FIN 46 and FIN 46-R change the method of determining whether certain entities, including securitization entities, should be included in the Company's condensed consolidated financial statements. An entity is subject to FIN 46 and FIN 46-R and is called a variable interest entity (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

     For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities, and noncontrolling interests of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities, and noncontrolling interests of the VIE. In October 2003, FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. TIC elected to implement the provisions of FIN 46 in the 2003 third quarter, resulting in the consolidation of VIEs increasing both total assets and total liabilities by approximately $407 million. The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated.

     STOCK-BASED COMPENSATION

     On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS
     123), prospectively for all awards granted, modified, or settled after December 31, 2002. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," issued in December 2002. SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Similar to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," the alternative method of accounting, an offsetting increase to stockholders' equity under SFAS 123 is recorded equal to the amount of compensation expense charged. During the 2004 first quarter, the Company changed its option valuation from the Black-Scholes model to the Binomial Method. The impact of this change was

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)

     immaterial. Compensation expense and proforma compensation expense had the Company applied SFAS 123 to stock awards granted prior to 2003 was insignificant for the three and nine month periods ended September 30, 2004 and 2003.

     FUTURE APPLICATION OF ACCOUNTING STANDARDS

     OTHER-THAN-TEMPORARY IMPAIRMENTS OF CERTAIN INVESTMENTS

     On September 30, 2004, the FASB voted unanimously to delay the effective date of Emerging Issues Task Force (EITF) No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments" (EITF 03-1). The delay applies to both debt and equity securities and specifically applies to impairments caused by interest rate and sector spreads. In addition, the provisions of EITF 03-1 that have been delayed relate to the requirements that a company declare its intent to hold the security to recovery and designate a recovery period in order to avoid recognizing an other-than-temporary impairment charge through earnings.

     The FASB will be issuing proposed implementation guidance shortly. The Company is closely monitoring this issue and will evaluate the impact of adopting EITF 03-1 once the implementation guidance is available.

3.   INVESTMENTS

     FIXED MATURITIES

     The amortized cost and fair value of investments in fixed maturities were as follows:

        --------------------------------------------------------------------------------------------------------
                                                                                 GROSS      GROSS
        SEPTEMBER 30, 2004                                       AMORTIZED    UNREALIZED  UNREALIZED     FAIR
        ($ IN MILLIONS)                                            COST          GAINS      LOSSES      VALUE
        --------------------------------------------------------------------------------------------------------
        AVAILABLE FOR SALE:
             Mortgage-backed securities - CMOs and
             pass-through securities                              $8,205         $332         $14       $8,523
             U.S. Treasury securities and obligations of
             U.S. Government and government agencies and
             authorities                                           1,988           91           -        2,079
             Obligations of states, municipalities and
             political subdivisions                                  376           40           1          415
             Debt securities issued by foreign governments           802           59           3          858
             All other corporate bonds                            25,313        1,454          48       26,719
             Other debt securities                                 7,361          396          19        7,738
             Redeemable preferred stock                              168           49           2          215
        --------------------------------------------------------------------------------------------------------
                 Total Available For Sale                        $44,213       $2,421         $87      $46,547
        --------------------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)

        ---------------------------------------------------------------------------------------------------------
                                                                                GROSS       GROSS
        DECEMBER 31, 2003                                       AMORTIZED     UNREALIZED  UNREALIZED      FAIR
        ($ IN MILLIONS)                                            COST         GAINS       LOSSES       VALUE
        ---------------------------------------------------------------------------------------------------------
        AVAILABLE FOR SALE:
             Mortgage-backed securities - CMOs and
             pass-through securities                              $8,061        $326         $18         $8,369
             U.S. Treasury securities and obligations of
             U.S. Government and government agencies and
             authorities                                           2,035          22          12          2,045
             Obligations of states, municipalities and
             political subdivisions                                  379          21           2            398
             Debt securities issued by foreign governments
                                                                     690          51           1            740
             All other corporate bonds                            23,098       1,507          64         24,541
             Other debt securities                                 5,701         377          22          6,056
             Redeemable preferred stock                              155          20           1            174
        ---------------------------------------------------------------------------------------------------------
                 Total Available For Sale                        $40,119      $2,324        $120        $42,323
        ---------------------------------------------------------------------------------------------------------

AGING OF GROSS UNREALIZED LOSSES ON AVAILABLE FOR SALE

The aging of gross unrealized losses on fixed maturity investments is as follows:

                                                                                                      TOTAL FIXED MATURITIES
                                                                                                       WITH UNREALIZED LOSS
                                                                  TOTAL FIXED MATURITIES               TOTALING 20% OR MORE
     -------------------------------------------------------------------------------------------------------------------------
     SEPTEMBER 30, 2004                                        AMORTIZED        UNREALIZED         AMORTIZED      UNREALIZED
     ($ IN MILLIONS)                                             COST             LOSS               COST            LOSS
     -------------------------------------------------------------------------------------------------------------------------
          Six months or less                                   $  4,392         $     46           $     18         $     4
          Greater than six months to nine months                    522               11                  -               -
          Greater than nine months to twelve months                 182                3                  -               -
          Greater than twelve months                                781               27                  -               -
                                                               --------         --------           --------         -------
              Total                                            $  5,877         $     87           $     18         $     4
                                                               ========         ========           ========         =======
     -------------------------------------------------------------------------------------------------------------------------


     -------------------------------------------------------------------------------------------------------------------------
                                                                                                  TOTAL FIXED MATURITIES WITH
                                                                                                UNREALIZED LOSS TOTALING 20% OR
                                                                  TOTAL FIXED MATURITIES                      MORE
     ----------------------------------------------------------------------------------------------------------------------------
     DECEMBER 31, 2003                                          AMORTIZED        UNREALIZED         AMORTIZED        UNREALIZED
     ($ IN MILLIONS)                                              COST              LOSS               COST             LOSS
     ----------------------------------------------------------------------------------------------------------------------------
          Six months or less                                     $4,356             $ 68                $24              $7
          Greater than six months to nine months                    558               17                  -               -
          Greater than nine months to twelve months                 199                6                  2               -
          Greater than twelve months                                650               29                  3               1
                                                                 ------             ----                ---              --
              Total                                              $5,763             $120                $29              $8
                                                                 ======             ====                ===             ===


                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)


     NET REALIZED CAPITAL GAINS (LOSSES)


                                                          FOR THE THREE MONTHS           FOR THE NINE MONTHS
                                                          ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,

                                                     ------------------------------ -----------------------------
     ($ IN MILLIONS)                                   2004           2003            2004           2003
                                                     -------------- --------------- -------------- --------------
     NET REALIZED CAPITAL GAINS (LOSSES)
          BY ASSET CLASS:

          Fixed maturities                              $29            $(40)          $(23)           $(4)
          Equities                                        1               3             13              9
          Derivatives:
             Guaranteed minimum withdrawal

               benefit derivatives, net                  18              --             27             --
             Other derivatives                          (49)             34            (30)            13
          Other                                          --              46             --             27
                                                        ---            ----           ----            ---
              Total                                     $(1)           $ 43           $(13)           $45
                                                        ===            ====           ====            ===


     VARIABLE INTEREST ENTITIES

     The following table represents the carrying amounts and classification of consolidated assets that are collateral for VIE obligations.


              $ IN MILLIONS                                    SEPTEMBER 30, 2004           DECEMBER 31, 2003
              -------------                                    ------------------           -----------------
              Investments                                             $389                         $400
              Cash                                                       2                           11
              Other                                                      3                            4
                                                                      ----                         ----
              Total assets of consolidated VIEs                       $394                         $415
                                                                      ====                         ====


     The debt holders of these VIEs have no recourse to the Company. The Company's maximum exposure to loss is limited to its investment of approximately $8 million.

     The Company regularly becomes involved with VIEs through its investment activities. This involvement is generally restricted to small passive debt and equity investments.

4.   OPERATING SEGMENTS

     The Company has two reportable business segments that are separately managed due to differences in products, services, marketing strategy and resource management. The business of each segment is maintained and reported through separate legal entities within the Company. The management groups of each segment report separately to the Company's ultimate parent, Citigroup.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)

     TRAVELERS LIFE & ANNUITY (TLA) core offerings include retail annuities, individual life insurance, corporate owned life insurance (COLI) and institutional annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. The retail annuities products offered include fixed and variable deferred annuities and payout annuities. The individual life insurance products include term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The institutional annuity products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans and structured settlements and funding agreements.

     The PRIMERICA business segment consolidates the business of Primerica Life, Primerica Life Insurance Company of Canada, CitiLife and NBL. The Primerica business segment offers individual life products, primarily term insurance, to customers through a sales force of approximately 108,000 agents. A great majority of the domestic licensed sales force works on a part-time basis.

     For a detailed description of accounting policies of the segments, see the Company's Annual Report on Form 10-K for the year ended December 31, 2003. The amount of investments in equity method investees and total expenditures for additions to long-lived assets other than financial instruments, long-term customer relationships of a financial institution, mortgage and other servicing rights, and deferred tax assets, were not material.


                                                              FOR THE THREE MONTHS           FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,

                                                               2004          2003            2004          2003
                                                               ----          ----            ----          ----
     REVENUES BY SEGMENT
     TLA                                                        $1,297      $1,352          $3,457       $3,359
     Primerica                                                     437         412           1,316        1,233
                                                                ------      ------          ------       ------
     Total Revenues                                             $1,734      $1,764          $4,773       $4,592
                                                                ======      ======          ======       ======
     NET INCOME BY SEGMENT
     TLA                                                          $223      $  265           $ 727       $  725
     Primerica                                                     123         107             367          323
                                                                  ----      ------          ------       ------
     Net Income                                                   $346      $  372          $1,094       $1,048
                                                                  ====      ======          ======       ======



                                                              AT SEPTEMBER 30,               AT DECEMBER 31,
                                                                   2004                           2003
     ASSETS BY SEGMENT
     TLA                                                          $ 91,661                       $85,881
     Primerica                                                       9,842                         9,467
                                                                  --------                       -------
     Total Assets                                                 $101,503                       $95,348
                                                                  ========                       =======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)

The following tables contain key segment measurements:


BUSINESS SEGMENT INFORMATION:

FOR THE THREE MONTHS ENDED                                                 2004                              2003
                                                             -------------------------------------------------------------------
SEPTEMBER 30, ($ IN MILLIONS)                                       TLA         PRIMERICA              TLA        PRIMERICA
--------------------------------------------------------------------------------------------------------------------------------
Premiums                                                           $333              $327             $428             $313
Net investment income                                               746                83              706               76
Interest credited to contractholders                                336                 -              311                -
Amortization of deferred acquisition costs                          123                63               68               60
Capitalized deferred acquisition costs                              209               107              156               90
Federal income taxes                                                 90                64              100               55



FOR THE NINE MONTHS ENDED                                                  2004                              2003
                                                             -------------------------------------------------------------------
SEPTEMBER 30,  ($ IN MILLIONS)                                      TLA         PRIMERICA              TLA        PRIMERICA
--------------------------------------------------------------------------------------------------------------------------------
Premiums                                                         $  656              $978           $  780             $927
Net investment income                                             2,225               250            2,065              232
Interest credited to contractholders                                962                 -              933                -
Amortization of deferred acquisition costs                          291               190              200              173
Capitalized deferred acquisition costs                              586               288              406              276
Federal income taxes                                                261               176              197              167


The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent an operating statistic integral to managing TLA operations, which management uses for measuring business volumes, and may not be comparable to similarly captioned measurements used by other life insurance companies. For the three months ended September 30, 2004 and 2003, deposits collected amounted to $4.0 billion and $3.5 billion, respectively. For the nine months ended September 30, 2004 and 2003, deposits amounted to $11.0 billion and $9.2 billion, respectively.

The Company's revenue was derived almost entirely from U.S. domestic business. Revenue attributable to foreign countries was insignificant.

The Company had no transactions with a single customer representing 10% or more of its revenue.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)

5.       DEPOSIT FUNDS AND RESERVES

     At September 30, 2004 and December 31, 2003, the Company had $46.8 billion and $43.5 billion of life and annuity deposit funds and reserves respectively, as follows:


     ($ IN MILLIONS)                                         SEPTEMBER 30, 2004           DECEMBER 31, 2003
                                                             ------------------           -----------------
     Subject to discretionary withdrawal:
         With fair value adjustments                               $ 7,529                     $ 6,974
         Subject to surrender charges                                4,611                       6,057
         Surrenderable without charge                                8,126                       5,756
                                                                   -------                     -------
         Total                                                     $20,266                     $18,787

     Not subject to discretionary withdrawal:                      $26,575                     $24,693
                                                                   -------                     -------
         Total                                                     $46,841                     $43,480
                                                                   =======                     =======


     There are $511 million and $526 million of life insurance reserves included in surrenderable without charge at September 30, 2004 and December 31, 2003, respectively. The life insurance risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent for long-term policyholders. Insurance liabilities that are surrendered or withdrawn from the Company are reduced by outstanding policy loans and related accrued interest prior to payout.

     Included in contractholder funds and in the preceding paragraph are GICs totaling $13.8 billion. The scheduled maturities for these GICs are as follows:


         ($ IN MILLIONS)                       FIXED GIC            VARIABLE GIC               TOTAL
                                          --------------------- ---------------------- ----------------------
         2004 remaining                          $   185                $  690                  $   875
         2005                                      1,245                 2,928                    4,173
         2006                                      1,879                     -                    1,879
         2007                                      1,541                     -                    1,541
         2008                                      1,329                     -                    1,329
         2009 and thereafter                       3,972                     -                    3,972
                                                 -------                ------                   ------
                   Total                         $10,151                $3,618                  $13,769
                                                 =======                ======                  =======


6.       SHAREHOLDER'S EQUITY

     Statutory capital and surplus of the Company was $7.6 billion at December 31, 2003. The Company is subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. A maximum of $845 million is available by the end of the year 2004 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. TLAC may not pay a dividend to TIC without such approval. Primerica may pay up to $242 million to TIC in 2004 without prior approval of the Commonwealth of Massachusetts Insurance Department. The Company paid dividends of $467 million, $153 million and $152 million, totaling $772 million, to its parent on March 30, 2004, June 30, 2004 and September 30, 2004, respectively. Due to the timing of the payments, these dividends were considered extraordinary. The State of Connecticut Insurance Department approved these extraordinary dividends.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                   (CONTINUED)

7.   COMMITMENTS AND CONTINGENCIES

     LITIGATION

     In August 1999, an amended putative class action complaint captioned LISA MACOMBER, ET AL. VS. TRAVELERS PROPERTY CASUALTY CORPORATION, ET AL. was filed in New Britain, Connecticut Superior Court against the Company, its parent corporation, certain of the Company's affiliates (collectively TLA), and the Company's former affiliate, Travelers Property Casualty Corporation. The amended complaint alleges Travelers Property Casualty Corporation purchased structured settlement annuities from the Company and spent less on the purchase of those structured settlement annuities than agreed with claimants; and that commissions paid to brokers of structured settlement annuities, including an affiliate of the Company, were paid, in part, to Travelers Property Casualty Corporation. The amended complaint was dismissed and following an appeal by the plaintiff in September 2002 the Connecticut Supreme Court reversed the dismissal of several of the plaintiff's claims. On May 26, 2004, the Connecticut Superior Court certified a nation wide class action involving the following claims against
     TLA: violation of the Connecticut Unfair Trade Practice Statute, unjust enrichment and civil conspiracy. On June 15, 2004, the Defendants, including TLA, appealed the Connecticut Superior Court's May 26, 2004 class certification order.

     The Company is continuing to assess its potential exposure in connection with this matter, but does not currently believe that its ultimate resolution is likely to have a material adverse effect on the Company's financial condition.

     The Company is a defendant or co-defendant in various other litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's consolidated results of operations, financial condition or liquidity.

     OTHER

     The Company is a member of the Federal Home Loan Bank of Boston (the Bank), and in this capacity has entered into a funding agreement (the agreement) with the Bank where a blanket-lien has been granted to collateralize the Bank's deposits. The Company maintains control of these assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The agreement further states that upon any event of default, the Bank's recovery is limited to the amount of the member's outstanding funding agreement. The amount of the Company's liability for funding agreements with the Bank as of September 30, 2004 is $1 billion, included in contractholder funds. The Company holds $56.9 million of common stock of the Bank, included in Investments.

     The Company has provided a guarantee on behalf of Citicorp International Life Insurance Company, Ltd. (CILIC), an affiliate. The Company has guaranteed to pay claims up to $1 billion of life insurance coverage for CILIC. This guarantee takes effect if CILIC cannot pay claims because of insolvency, liquidation or rehabilitation. Life insurance coverage in force under this guarantee at September 30, 2004 is $269 million. The Company does not hold any collateral related to this guarantee.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES



ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations (MDA), pursuant to General Instruction H (2)(a) of Form 10-Q. This MDA should be read in conjunction with the MDA included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

The Company's Annual Report on Form 10-K, its quarterly reports on Form 10-Q and any current reports on Form 8-K, and all amendments to these reports, are available on the Travelers Life & Annuity website at http://www.travelerslife.com by selecting the "Financial Information" page and selecting "SEC Filings."


CONSOLIDATED OVERVIEW ($ IN MILLIONS)

                                                            FOR THE THREE MONTHS        FOR THE NINE MONTHS
                                                            ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                                            2004          2003          2004            2003
                                                            ----          ----          ----            ----
       Revenues                                             $1,734       $1,764         $4,773        $4,592
       Insurance benefits and interest credited                937          994          2,408         2,470
       Operating expenses                                      297          243            834           710
                                                            ------       ------         ------        ------
                Income before taxes                            500          527          1,531         1,412
       Income taxes                                            154          155            437           364
                                                            ------       ------         ------        ------
       Net income                                           $  346       $  372         $1,094        $1,048
                                                            ======       ======         ======        ======


The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is comprised of two business segments, Travelers Life & Annuity (TLA) and Primerica. Net income decreased 7% to $346 million for the quarter ended September 30, 2004 from $372 million in the prior year quarter. Net income increased 4% to $1,094 million for the nine months ended September 30, 2004 from $1,048 million in the prior year period. Net income by segment was:

                         FOR THE THREE MONTHS ENDED   FOR THE NINE MONTHS ENDED
                                SEPTEMBER 30,               SEPTEMBER 30,
      ($ IN MILLIONS)        2004          2003          2004           2003
                             ----          ----          ----           ----
      TLA                    $223          $265         $  727        $  725
      Primerica               123           107            367           323
                             ----          ----         ------        ------
                             $346          $372         $1,094        $1,048
                             ====          ====         ======        ======


TLA core offerings include retail annuities, individual life insurance, corporate owned life insurance (COLI) and institutional annuity insurance products distributed by TIC and The Travelers Life and Annuity Company (TLAC) principally under the Travelers Life & Annuity name. The Company has a license from The St. Paul Travelers Companies, Inc. to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business. Among the range of retail annuity products offered are fixed and variable deferred annuities and payout annuities. Individual life insurance products offered include term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The institutional annuity products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans and structured settlements and funding agreements.

The Primerica business segment offers individual life products, primarily term insurance, to customers through a sales force of approximately 108,000 agents. A great majority of the domestic licensed sales force works on a part-time basis.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

The following discussion presents in more detail each business segment's performance.


TRAVELERS LIFE & ANNUITY

       FOR THE THREE MONTHS ENDED SEPTEMBER 30,              2004         2003
                                                             ----         ----
       ($ IN MILLIONS)
       Revenues                                             $1,297      $1,352
       Insurance benefits and interest credited                797         859
       Operating expenses                                      187         128
                                                            ------      ------
                 Income before taxes                           313         365
       Income taxes                                             90         100
                                                            ------      ------
       Net income                                           $  223      $  265
                                                            ======      ======


Net income of $223 million in the third quarter of 2004 decreased 16% from $265 million in the third quarter of 2003. The decrease reflects the absence of prior year after-tax realized investment gains of $29 million, higher expenses due to increased business volumes and higher deferred acquisition cost (DAC) amortization, partially offset by the impact of higher business volumes and $13 million after-tax reserve releases from the settlement of litigation.

Net investment income (NII) increased $40 million to $746 million for the third quarter of 2004 from $706 million in the third quarter of 2003. This increase was driven by a larger invested asset base from continued growth in business volumes, partially offset by reduced investment yields, which were 6.37% and 6.63% in the three-month periods ended September 30, 2004 and 2003, respectively.

The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities. Deposits represent an operating statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies. The following table shows net written premiums and deposits by product type for each of the quarters ended September, 2004 and 2003.


                                                                   2004                             2003
                                                                   ----                             ----
  ($ IN MILLIONS)                                         PREMIUMS       DEPOSITS          PREMIUMS       DEPOSITS
                                                          ---------      --------          ---------      --------
  Retail annuities
      Fixed                                               $ --           $  155             $ --           $  114
      Variable                                              --            1,233               --            1,096
      Individual payout                                     28               10                5                6
                                                          ----           ------             ----           ------
  Total retail annuities                                    28            1,398                5            1,216
  Institutional annuities                                  278            2,291              389            2,020
  Individual life insurance:
      Direct periodic premiums & deposits                   32              201               35              168
      Single premium deposits                               --              184               --              125
      Reinsurance                                          (13)             (31)             (10)             (26)
                                                          ----           ------             ----           ------
  Total individual life insurance                           19              354               25              267
  Other                                                      8               --                9               --
                                                          ----           ------             ----           ------
                        Total                             $333           $4,043             $428           $3,503
                                                          ====           ======             ====           ======


Retail annuity deposits of $1.4 billion in the third quarter of 2004 increased 15% from the third quarter of 2003, reflecting strong variable annuity sales due to improved equity market conditions in 2004 and sales of variable annuity products with a guaranteed minimum withdrawal benefit feature. Retail annuity account balances were $34.9 billion at September 30, 2004, up from $30.8 billion at September 30, 2003. This increase reflects equity market growth in variable annuity investments of $2.2 billion subsequent to September 30, 2003, primarily $1.8

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

billion in the fourth quarter of 2003, and $2.1 billion of net sales over the previous twelve months, due to sales growth and lower surrender rates.

Institutional annuities deposits (excluding the Company's employee pension plan deposits) increased 13% in the third quarter of 2004 to $2.3 billion from the comparable period of 2003, reflecting strong third quarter 2004 GIC sales compared to the prior year quarter. Institutional annuities premiums declined $111 million to $278 million in the three months ended September 30, 2004 versus the prior year period, reflecting the absence of a $291 million pension close out sale in the third quarter of 2003. Institutional annuity account balances and benefits reserves reached $27.2 billion at September 30, 2004, up 9% from $24.9 billion at September 30, 2003. This volume growth reflects an increase in GIC and payout institutional annuities benefit reserves over the last 12 months.

Deposits for the individual life insurance business for the third quarter of 2004 increased 33% to $354 million from the 2003 third quarter, primarily due to an increase of $59 million in universal life single deposits and a $33 million increase in direct periodic premium deposits. Life insurance in force was $97.1 billion at September 30, 2004, up from $89.5 billion at December 31, 2003.

TLA insurance benefits and interest credited decreased 7.2% to $797 million for the three months ended September 30, 2004 from $859 million in the prior year period, primarily related to the absence of the $291 million pension close out reserve in the prior year period and lower credited rates offset by higher business volumes.

In the third quarter of 2004, TLA operating expenses of $187 million increased 46% from $128 million in the prior year quarter, primarily due to DAC amortization. The amortization of capitalized DAC is a significant component of TLA expenses and totaled $123 million and $68 million for the three months ended September 30, 2004 and 2003, respectively. The increase related to a retrospective adjustment of $39 million to universal life (UL) DAC and volume growth in the UL and retail annuity lines of business. This UL adjustment relates to the changing of the estimated gross profit pattern in the UL product line related to mortality charges. Re-estimates of gross profits, which are performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income.


PRIMERICA
       FOR THE THREE MONTHS ENDED SEPTEMBER 30,                        2004             2003
                                                                       ----             ----
       ($ IN MILLIONS)
       Revenues                                                        $437              $412
       Insurance benefits                                               140               135
       Operating expenses                                               110               115
                                                                       ----              ----
               Income before taxes                                      187               162
       Income taxes                                                      64                55
                                                                       ----              ----
       Net income                                                      $123              $107
                                                                       ====              ====


Net income of $123 million in the third quarter of 2004 increased 15% from $107 million in the third quarter of 2003, reflecting favorable business volumes, NII and expenses largely due to the release of a $10 million legal reserve no longer deemed necessary. NII increased 9% to $83 million in the third quarter of 2004 from the prior year quarter, primarily related to increased income from private equities and hedge funds of $3 million and an increase of $8 million from growth in volume of fixed maturities, partially offset by lower yields.

Total life insurance in force reached $534 billion at September 30, 2004, up from $503 billion at December 31, 2003, reflecting good in-force policy retention and higher volume of sales. The face amount of new term life insurance sales was $23 billion for the three-month period ended September 30, 2004, compared to $20 billion for the prior year period.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

The amortization of capitalized DAC, which increased from $60 million in the third quarter of 2003 to $63 million in the third quarter of 2004, is a significant component of Primerica's expenses. All of Primerica's DAC is associated with traditional life products, which are amortized in relation to anticipated premiums. The increase in the amount of amortization over the third quarter of 2003 is associated with growth in sales and in-force business.

Earned premiums net of reinsurance were $327 million in the third quarter of 2004 compared to $313 million in the prior year period, including $311 million and $297 million, respectively, for Primerica individual term life policies.


TRAVELERS LIFE & ANNUITY

       FOR THE NINE MONTHS ENDED SEPTEMBER 30,                     2004             2003
                                                                   ----             ----
       ($ IN MILLIONS)
       Revenues                                                   $3,457           $3,359
       Insurance benefits and interest credited                    1,995            2,070
       Operating expenses                                            474              367
                                                                  ------           ------
                 Income before taxes                                 988              922
       Income taxes                                                  261              197
                                                                  ------           ------
       Net income                                                 $  727           $  725
                                                                  ======           ======


Net income for the nine months ended September 30, 2004 remained level with the prior year period, primarily related to higher business volumes and higher retained investment margins, partially offset by a $36 million after-tax increase in realized investment losses, higher DAC amortization and lower tax benefits related to an adjustment to a dividends received deduction (DRD), which was $23 million in the first nine months of 2004 compared to $39 million in the prior year period. The DRD benefit reduced the effective tax rate to 21% for the prior year nine-month period ended September 30, 2003 and to 26% in the current year nine-month period ended September 30, 2004.

NII was $2.2 billion and $2.1 billion for the nine months ended September 30, 2004 and 2003, respectively. This increase was driven by a larger invested asset base from increased business volumes, partially offset by reduced investment yields, which were 6.48% and 6.61% for the nine-month periods ended September 30, 2004 and 2003, respectively.

The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, such that the premiums are considered deposits and are not included in revenues. Deposits represent a statistic integral to managing TLA operations, which management uses for measuring business volumes, and may not be comparable to similarly captioned measurements used by other life insurance companies.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

The following table shows net written premiums and deposits by product type for the nine months ended September 30, 2004 and 2003.

                                               2004                 2003
                                               ----                 ----
($ IN MILLIONS)                         Premiums  Deposits   Premiums  Deposits
                                        --------  --------   --------  --------
Retail annuities
   Fixed                                  $  -      $  437      $   -    $  424
   Variable                                  -       3,704          -     2,852
   Individual payout                        44          26         20        22
                                          ----      ------      -----    ------
Total retail annuities                      44       4,167         20     3,298
Institutional annuities                    523       5,751        658     5,223
Individual life insurance:
   Direct periodic premiums & deposits     102         625        104       494
   Single premium deposits                   -         526          -       254
   Reinsurance                             (38)        (82)       (28)      (72)
                                          ----     -------      -----    ------
Total individual life insurance             64       1,069         76       676
Other                                       25           -         26         -
                                          ----     -------      -----    ------
                      Total               $656     $10,987      $ 780    $9,197
                                          ====     =======      =====    ======

Retail annuity deposits in the first nine months of 2004 increased 26% from the prior year period, reflecting strong variable annuity sales due to improved equity market conditions in 2004 and sales of variable annuity products with a guaranteed minimum withdrawal benefit feature. Weak equity markets and competitive pressures adversely affected the first half of 2003.

Institutional annuities deposits (excluding the Company's employee pension plan deposits) of $5.8 billion in the first nine months of 2004 were up 10% from $5.2 billion in the comparable period of 2003, driven by strong third quarter 2004 GIC sales. The nine-month 2003 sales included $1 billion in funding agreements sold to the Federal Home Loan Bank of Boston.

Deposits for the life insurance business in the first nine months of 2004 were up 58% from the comparable period of 2003, driven by very strong universal life single deposits and higher direct periodic premium sales.

For the first nine months of 2004, TLA operating expenses increased 29% from the comparable prior year nine-month period, primarily due to an increase of $91 million of DAC amortization, due to growth in business volumes and the UL DAC retrospective adjustment.


PRIMERICA
       FOR THE NINE MONTHS ENDED SEPTEMBER 30,                         2004             2003
                                                                       ----             ----
       ($ IN MILLIONS)
       Revenues                                                       $1,316            $1,233
       Insurance benefits                                                413               400
       Operating expenses                                                360               343
                                                                      ------            ------
               Income before taxes                                       543               490
       Income taxes                                                      176               167
                                                                      ------            ------
       Net income                                                     $  367            $  323
                                                                      ======            ======


Net income for the nine months ended September 30, 2004 increased 14% to $367 million from $323 million for the nine months ended September 30, 2003, primarily due to an increase in earned premiums and NII, as well as the release of a $10 million legal reserve that was no longer deemed necessary. These were partially offset by volume-related increases in DAC amortization.

Earned premiums net of reinsurance were $978 million in the first nine months of 2004 compared to $927 million in the prior year period, including $926 million and $879 million, respectively, for Primerica Life individual term life policies.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

NII increased 8% to $250 million for the nine months of 2004 from the prior year, primarily related to income of $12 million from private equities and hedge funds and an increase of $12 million from a growth in volume of fixed maturities, offset by slightly lower yields.

The amortization of capitalized DAC increased to $190 million in the first nine months of 2004 from $173 million in the prior year period. Amortized DAC has increased slightly as a percentage of direct premiums. The increase in the amount of amortization over 2003 is associated with growth in sales and in-force business.

OUTLOOK

The Company's business is significantly affected by movements in the U.S. equity and fixed income credit markets. U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable products. Declines in credit quality of issuers will have a negative effect on earnings. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on this page.

INSURANCE REGULATIONS

Risk-based capital requirements are used as minimum capital requirements by the National Association of Insurance Commissioners and the states to identify companies that merit further regulatory action. At December 31, 2003, the Company had adjusted capital in excess of amounts requiring any regulatory action.

The Company is subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities in the state of domicile. A maximum of $845 million is available by the end of 2004 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. TLAC may not pay a dividend to TIC without such approval. Primerica may pay up to $242 million to TIC without prior approval of the Commonwealth of Massachusetts Insurance Department. The Company paid dividends of $467 million, $153 million and $152 million to its parent, totaling $772 million, on March 30, 2004, June 30, 2004 and September 30, 2004, respectively. Due to the timing of the payments, these dividends were considered extraordinary. The State of Connecticut Insurance Department approved these extraordinary dividends. The Company may seek approval from the State of Connecticut Insurance Department for additional extraordinary dividend payments during the remainder of 2004. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on this page.

FUTURE APPLICATIONS OF ACCOUNTING STANDARDS

See Note 2 of Notes to Condensed Consolidated Financial Statements for a discussion of recently issued accounting pronouncements.

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "predict," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings and the potential impact of a decline in credit quality of investments on earnings.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market-sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of September 30, 2004 and December 31, 2003. The current duration of invested assets as of September 30, 2004 is 4.8 years. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $2.4 billion and $2.2 billion based on a 100 basis point increase in interest rates as of September 30, 2004 and December 31, 2003, respectively.

Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The duration of liabilities as of September 30, 2004 is 5.1 years. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $1.8 billion and $1.7 billion based on a 100 basis point increase in interest rates as of September 30, 2004 and December 31, 2003, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments, including non-financial instrument liabilities, as a result of a 100 basis point increase in interest rates as of September 30, 2004 and December 31, 2003 is not material.

ITEM 4.  CONTROLS AND PROCEDURES

DISCLOSURE CONTROLS AND PROCEDURES

The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

INTERNAL CONTROL OVER FINANCIAL REPORTING

There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter to which this report relates that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                           PART II - OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(A)  EXHIBITS

     EXHIBIT NO.       DESCRIPTION

          3.01 Charter of The Travelers Insurance Company (the "Company"), as effective October 19, 1994, incorporated by reference to Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994 (File No. 33-33691) (the "Company's September 30, 1994 10-Q").

          3.02 By-laws of the Company, as effective October 20, 1994, incorporated by reference to Exhibit 3.02 to the Company's September 30, 1994 10-Q.

         31.01+        Certification of chief financial officer pursuant to
                       Section 302 of the Sarbanes-Oxley Act of 2002.

         31.02+        Certification of chief executive officer pursuant to
                       Section 302 of the Sarbanes-Oxley Act of 2002.

         32.01+ Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(B)  REPORTS ON FORM 8-K

None


+Filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 THE TRAVELERS INSURANCE COMPANY

                                                           (Registrant)


Date  November 12, 2004          /s/ Glenn D. Lammey
    -----------------------      --------------------------------------------

                                 Glenn D. Lammey
                                 Senior Executive Vice President,
                                 Chief Financial Officer and Chief
                                 Accounting Officer
                                 (Principal Financial Officer and Principal
                                 Accounting Officer)

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

               X   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
              ---      THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

                                       OR

               __   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                    FOR THE TRANSITION PERIOD FROM______TO_____

                                  -------------
                         COMMISSION FILE NUMBER 33-03094
                                  -------------

                        THE TRAVELERS INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CONNECTICUT                                            06-0566090
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes      X                No
                                           -----                     -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                                    Yes      X                No
                                           -----                     -----

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                                    Yes                       No       X
                                           -----                     -----

As of the date hereof, there were outstanding 40,000,000 shares of common stock, par value $2.50 per share, of the registrant, all of which were owned by Citigroup Insurance Holding Corporation, an indirect wholly owned subsidiary of Citigroup Inc.

                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction I(1)(a) and
(b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

DOCUMENTS INCORPORATED BY REFERENCE:  NONE

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                TABLE OF CONTENTS

FORM 10-K


ITEM NUMBER                                               PART I                                                        PAGE

     1.       Business...................................................................................................2

              A.
              General....................................................................................................2
              B. Business by Segment

                      Travelers Life & Annuity...........................................................................2
                      Primerica..........................................................................................4
              C. Insurance Regulations...................................................................................4

     2.       Properties.................................................................................................6

     3.       Legal Proceedings..........................................................................................6

     4.       Submission of Matters to a Vote of Security Holders........................................................7

                                                        PART II
                                                        -------

     5.       Market for Registrant's Common Equity and Related Stockholder Matters......................................7

     6.       Selected Financial Data....................................................................................7

     7.       Management's Discussion and Analysis of Financial Condition and Results of Operations......................7

     7A.      Quantitative and Qualitative Disclosures About Market Risk................................................15

     8.       Financial Statements and Supplementary Data...............................................................18

     9.       Changes in and Disagreements with Accountants on Accounting and Financial Disclosure......................64

     9A.      Controls and Procedures...................................................................................64

                                                        PART III
                                                        --------
     10.      Directors and Executive Officers of the Registrant........................................................64

     11.      Executive Compensation....................................................................................64

     12.      Security Ownership of Certain Beneficial Owners and Management............................................64

     13.      Certain Relationships and Related Transactions............................................................64

     14.      Principal Accountant Fees and Services....................................................................64

                                                       PART IV
                                                       -------
     15.      Exhibits, Financial Statement Schedules, and Reports on Form 8-K..........................................66
              Exhibit Index.............................................................................................67
              Signatures................................................................................................68
              Index to Financial Statements and Financial Statement Schedules...........................................69


                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

                                     PART I

ITEM 1.  BUSINESS.

GENERAL

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The periodic reports of Citigroup provide additional business and financial information concerning it and its consolidated subsidiaries. TIC was incorporated in 1863.

The Company's two reportable business segments are Travelers Life & Annuity and Primerica. The primary insurance entities of the Company are TIC and its subsidiaries The Travelers Life and Annuity Company (TLAC), included in the Travelers Life & Annuity segment, and Primerica Life Insurance Company (Primerica Life) and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company (NBL), included in the Primerica segment. The consolidated financial statements include the accounts of the insurance entities of the Company and Tribeca Citigroup Investments Ltd., among others, on a fully consolidated basis.

At December 31, 2001, the Company was a wholly owned subsidiary of The Travelers Insurance Group, Inc. (TIGI). On February 4, 2002, TIGI changed its name to Travelers Property Casualty Corp. (TPC). TPC completed its initial public offering (IPO) on March 27, 2002 and on August 20, 2002 Citigroup made a tax-free distribution of the majority of its remaining interest in TPC to Citigroup's stockholders. Prior to the IPO, the common stock of TIC was distributed by TPC to CIHC so that TIC would remain an indirect wholly owned subsidiary of Citigroup. See Note 14 of Notes to Consolidated Financial Statements.

Additional information about the Company is available on the Citigroup website at http://www.citigroup.com by selecting the "Investor Relations" page and selecting "SEC Filings."

BUSINESS BY SEGMENT

TRAVELERS LIFE & ANNUITY

Travelers Life & Annuity (TLA) core offerings include individual annuity, individual life, corporate owned life insurance (COLI) and group annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. The Company has a license from TPC to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business. Among the range of individual products offered are deferred fixed and variable annuities, payout annuities and term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The group products include institutional pensions, including guaranteed investment contracts (GICs), payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

Individual deferred fixed and variable annuities are primarily used for retirement funding purposes. Variable annuities permit policyholders to direct retirement funds into a number of separate accounts, which offer differing investment options. Individual payout annuities offer a guaranteed payment stream over a specified or life contingent period.

Individual annuity products are distributed through affiliated channels and non-affiliated channels. The affiliated channels include CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank; Smith Barney (SB), a division of Citigroup Global Markets Inc.; Primerica Financial Services (PFS); and Citibank. The non-affiliated channels primarily include a nationwide network of independent financial professionals and independent broker-dealers. CitiStreet is a sales organization of personal retirement planning specialists focused primarily on the qualified periodic deferred compensation marketplace. CitiStreet's share of total individual annuity premiums and deposits was 30% in 2003. SB distributes TLA's individual annuities and individual life products, and accounted for 18% of total individual annuity premiums and deposits in 2003. Sales by PFS and Citibank accounted for 16% and 8%, respectively, of total individual annuity premiums and deposits in 2003. The non-affiliated channels accounted for 28% of individual annuity premiums and deposits.

Individual life insurance is used to meet estate, business planning and retirement needs and also to provide protection against financial loss due to death. Individual life products are primarily marketed by the independent financial professionals, by SB and by Citibank, who accounted for 81% , 11% and 5%, respectively, of total individual life sales for 2003.

Group annuity products, including fixed and variable rate GICs, which provide a guaranteed return on investment, continue to be a popular investment choice for employer-sponsored retirement and savings plans. Annuities purchased by employer-sponsored plans fulfill retirement obligations to individual employees. Payout annuities are used primarily as a pension close-out investment for companies. Structured settlements are purchased as a means of settling certain indemnity claims and making other payments to policyholders over a period of time. Funding agreement transactions offer fixed term and fixed or variable rate investment options with policyholder status to domestic and foreign institutional investors. These group annuity products are sold through direct sales and various intermediaries.

TIC is licensed to sell and market its individual products in all 50 states, the District of Columbia, Puerto Rico, Guam, the Bahamas and the U.S. and British Virgin Islands.

The Company operates Tower Square Securities, Inc., which is an introducing broker-dealer offering a full line of brokerage services. Tower Square Securities facilitates the sale of individual variable life and annuity insurance products by the independent financial professionals. Travelers Distribution LLC, a limited purpose broker-dealer, is the principal underwriter and distributor for TLA variable products.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

PRIMERICA

Primerica Life and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife and NBL, are the insurance operations of PFS. Their primary product is individual term life insurance marketed through a sales force composed of approximately 107,000 representatives. A great majority of the domestic licensed sales force works on a part-time basis. NBL also provides statutory disability benefit insurance and other insurance, primarily in New York, as well as direct response student term life insurance nationwide. CitiLife was established in September 2000 to underwrite insurance in Europe. Primerica, directly or through its subsidiaries, is licensed or otherwise authorized to sell and market term life insurance in all 50 states, the District of Columbia, Puerto Rico, Guam, the U.S. Virgin Islands, Northern Mariana Islands, Canada, the United Kingdom and Spain.

INSURANCE REGULATIONS

INSURANCE REGULATORY INFORMATION SYSTEM

The National Association of Insurance Commissioners (NAIC) Insurance Regulatory Information System (IRIS) was developed to help state regulators identify companies that may require special attention. The IRIS system consists of a statistical phase and an analytical phase whereby financial examiners review annual statements and financial ratios. The statistical phase consists of 12 key financial ratios based on year-end data that are generated from the NAIC database annually; each ratio has an established "usual range" of results. These ratios assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies.

A ratio result falling outside the usual range of IRIS ratios is not considered a failing result; rather, unusual values are viewed as part of the regulatory early monitoring system. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual ranges. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges for four or more of the ratios. No regulatory action has been taken by any state insurance department or the NAIC with respect to IRIS ratios during the two years ended December 31, 2003.

RISK-BASED CAPITAL (RBC) REQUIREMENTS

In order to enhance the regulation of insurer solvency, the NAIC adopted a formula and model law to implement RBC requirements for most life and annuity insurance companies, which are designed to determine minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. For this purpose, an insurer's total adjusted capital is measured in relation to its specific asset and liability profiles. A company's risk-based capital is calculated by applying factors to various asset, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

The RBC formula for life insurers measures four major areas of risk:

     o    asset risk (i.e., the risk of asset default),

     o insurance risk (i.e., the risk of adverse mortality and morbidity experience),

     o interest rate risk (i.e., the risk of loss due to changes in interest rates) and

     o    business risk (i.e., normal business and management risk).

Under laws adopted by the states, insurers having less total adjusted capital than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending upon the level of capital inadequacy.

The RBC law provides for four levels of regulatory action as defined by the NAIC. The extent of regulatory intervention and action increases as the level of total adjusted capital to RBC falls. The first level, the company action level, requires an insurer to submit a plan of corrective actions to the regulator if total adjusted capital falls below 200% of the RBC amount. The second level, the regulatory action level, requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if total adjusted capital falls below 150% of the RBC amount. The third level, the authorized control level, authorizes the relevant commissioner to take whatever regulatory actions are considered necessary to protect the best interest of the policyholders and creditors of the insurer which may include the actions necessary to cause the insurer to be placed under regulatory control, I.E., rehabilitation or liquidation, if total adjusted capital falls below 100% of the RBC amount. The fourth level, the mandatory control level, requires the relevant insurance commissioner to place the insurer under regulatory control if total adjusted capital falls below 70% of the RBC amount.

The formulas have not been designed to differentiate among adequately capitalized companies, which operate with higher levels of capital. Therefore, it is inappropriate and ineffective to use the formula to rate or rank companies. At December 31, 2003, the Company's principal domestic insurance entities all had total adjusted capital in excess of amounts requiring company action or any level of regulatory action at any prescribed RBC level.

INSURANCE REGULATION CONCERNING DIVIDENDS

TIC is domiciled in the State of Connecticut. The insurance holding company law of Connecticut requires notice to, and approval by, the State of Connecticut Insurance Department for the declaration or payment of any dividend which, together with other distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's surplus or (ii) the insurer's net gain from operations for the twelve-month period ending on the preceding December 31st, in each case determined in accordance with statutory accounting practices. Such declaration or payment is further limited by adjusted unassigned funds (surplus), reduced by 25% of the change in net unrealized capital gains, as determined in accordance with statutory accounting practices. The insurance holding company laws of other states in which the Company's insurance subsidiaries are domiciled generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. A maximum of $845 million is available by the end of the year 2004 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. In accordance with the Connecticut statute, TLAC, after reducing its unassigned funds (surplus) by 25% of the change in unrealized capital gains, may not pay a dividend to TIC without prior approval of the State of Connecticut Insurance Department. Primerica may pay up to $242 million to TIC in 2004 without prior approval of the Commonwealth of Massachusetts Insurance Department.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

In February 2004, the Company requested prior approval of the State of Connecticut Insurance Department to pay a proposed extraordinary dividend in March 2004. Under Connecticut law, the ordinary dividend limitation amount is based upon the cumulative total of all dividend payments made within the preceding twelve months. The Company's proposed dividend payment of $467.5 million payable on March 30 would exceed the ordinary dividend limitation by approximately $103 million. The State of Connecticut Insurance Department approved the request on March 12, 2004. The Company may seek approval from the Connecticut Insurance Department for additional extraordinary dividend payments during 2004. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 15.

CODE OF ETHICS

The Company has adopted a code of ethics for financial professionals which applies to the Company's principal executive officer and principal financial and accounting officer. The code of ethics for financial professionals has been included as an exhibit to this Form 10-K and can be found on the Citigroup website by selecting the "Corporate Governance" page.

ITEM 2.  PROPERTIES.

The Company's executive offices are located in Hartford, Connecticut. The Company moved its executive offices to One Cityplace, Hartford, Connecticut, during the first quarter of 2003. The Company occupies 373,000 square feet at this location under an operating lease that runs through October 31, 2008. At December 31, 2002 the Company leased approximately 284,000 square feet from TPC at One Tower Square, Hartford, Connecticut under a lease that ran through March 31, 2003. The Company previously owned the complex of buildings at One Tower Square, and sold it as well as a building in Norcross, Georgia housing TPC's information systems department, to TPC for $68 million in 2002 in connection with the TPC spin-off from Citigroup. See Note 14 of Notes to Consolidated Financial Statements.

Other leasehold interests of the Company include approximately 760,000 square feet of office space in 25 locations throughout the United States.

Management believes that these facilities are suitable and adequate for the Company's current needs. See Note 10 of Notes to Consolidated Financial Statements for additional information regarding these facilities.

The preceding discussion does not include information on investment properties.

ITEM 3.  LEGAL PROCEEDINGS.

In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing. The Company is cooperating fully with all of these reviews and is not able to predict their outcomes.

In the ordinary course of business, TIC and its subsidiaries are defendants or co-defendants in various litigation matters incidental to and typical of the businesses in which they are engaged. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity. Certain of these statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 15.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.

The Company has 40,000,000 authorized shares of common stock, all of which are issued and outstanding as of December 31, 2003. All shares are held by an indirect subsidiary of Citigroup, and there exists no established public trading market for the common equity of the Company. The Company paid dividends to its parent of $545 million and $586 million in 2003 and 2002, respectively. See Note 8 of Notes to Consolidated Financial Statements for certain information regarding dividend restrictions.

ITEM 6.  SELECTED FINANCIAL DATA.

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations, pursuant to General Instruction I(2)(a) of Form 10-K.

SEGMENTS

The Travelers Insurance Company (TIC, together with its subsidiaries, the Company) is composed of two business segments, Travelers Life & Annuity (TLA) and Primerica.

CRITICAL ACCOUNTING POLICIES

The Notes to Consolidated Financial Statements contain a summary of the Company's significant accounting policies, including a discussion of recently issued accounting pronouncements. Certain of these policies are considered to be critical to the portrayal of the Company's financial condition, since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain.

DEFERRED ACQUISITION COSTS

Costs of acquiring traditional life, universal life, COLI, deferred annuities and payout annuities are deferred. These deferred acquisition costs (DAC) include principally commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: Statement of Financial Accounting Standards (SFAS) No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments"
(SFAS 97).

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business. DAC for these products is currently being amortized over 10-15 years.

DAC for universal life and COLI is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income. DAC for these products is currently being amortized over 16-25 years.

DAC relating to traditional life, including term insurance, and health insurance is amortized in relation to anticipated premiums per SFAS 60. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy. DAC for these products is currently being amortized over 5-20 years.

All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred.

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on the Company's experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 2.0% to 9.0%, with a weighted average rate of 7.02% for these annuity products. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Actuarial and interest assumptions include a margin for adverse deviation and are based on the Company's experience. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 5.23%.

INVESTMENTS IN FIXED MATURITIES

Fixed maturities, which comprise 75% and 72% of total investments at December 31, 2003 and 2002, respectively, include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see Note 3 of Notes to Consolidated Financial Statements), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in assumptions could affect the fair values of fixed maturities. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near- term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

PREMIUMS

Premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

CONSOLIDATED OVERVIEW

FOR THE YEARS ENDED DECEMBER 31,                          2003              2002
--------------------------------                          ----              ----
     ($ IN MILLIONS)
Revenues                                                 $6,139           $5,234
Insurance benefits and interest credited                  3,350            2,931
Operating expenses                                          960              800
                                                         ------           ------
Income before taxes                                       1,829            1,503
Income taxes                                                471              421
                                                            ---              ---
Net income                                               $1,358           $1,082
                                                         ======           ======


Net income in 2003 increased 26% from 2002, primarily attributable to increased revenues due to better net pre-tax realized investment portfolio gain (loss) activity, better fee income and higher net investment income (NII) from increased business volumes and an increased invested asset base. These increases were partially offset by higher insurance benefits and claims from the increased business volumes, higher DAC amortization and lower investment yields. Included in net income are current year realized investment gains of $24 million compared to prior year investment losses of $209 million. The 2002 loss reflects impairments to the fixed maturities portfolio related to WorldCom Inc. of $126 million, as well as other fixed maturities and equity investment impairments. See the detailed description of each business segment for additional information.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

TRAVELERS LIFE & ANNUITY
FOR THE YEARS ENDED DECEMBER 31,                           2003             2002
--------------------------------                           ----             ----
($ IN MILLIONS)
Revenues                                                 $4,479           $3,653
Insurance benefits and interest credited                  2,816            2,404
Operating expenses                                          505              364
                                                         ------           ------
Income before taxes                                       1,158              885
Income taxes                                                240              212
                                                         ------           ------
Net income                                               $  918           $  673
                                                         ======           ======

Net income of $918 million in 2003, which increased 36% from $673 million in 2002, includes net realized investment gains of $20 million compared to net realized investment losses of $211 million in 2002, largely resulting from the absence of prior year impairments to the fixed maturities portfolio investments in WorldCom Inc. of $122 million, as well as other fixed maturities and equity investment impairments. The increase in 2003 net income was also due to higher fee revenues and NII from business volumes, and $50 million in tax benefits related to an adjustment to the Dividends Received Deduction. These increases were partially offset by higher insurance benefits and claims from the increased business volumes, higher DAC amortization and lower investment yields.

TLA NII increased 4% to $2,743 million in 2003 from $2,646 million in 2002 despite overall rate deterioration. Fixed maturities suffered from the lower interest rate environment and credit issues. The increase was driven by a larger invested asset base from higher business volumes and significant returns from risk arbitrage activity through the trading portfolio.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

The following table shows net written premiums and deposits by product line for each of the years ended December 31, 2003 and 2002. The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies.


                                                      2003                                 2002
IN MILLIONS OF DOLLARS                        Premiums     Deposits                 Premiums     Deposits
                                              --------     --------                 --------     --------
Individual annuities
    Fixed                                      $    -      $   535                   $    -       $ 1,237
    Variable                                        -        3,983                        -         4,004
    Individual payout                              26           28                       28            29
                                               ------      -------                   ------       -------
Total individual annuities                         26        4,546                       28         5,270
Group annuities                                   908        6,494                      545         5,747
Individual life insurance:
    Direct periodic premiums & deposits           140          686                      135           636
    Single premium deposits                         -          405                        -           285
    Reinsurance                                   (40)         (99)                     (28)          (85)
                                               ------      -------                   ------       -------
Total individual life insurance                   100          992                      107           836
Other                                              48            -                       50             -
                                                -----      -------                   ------       -------
               Total                           $1,082      $12,032                   $  730       $11,853
                                               ======      =======                   ======       =======


Individual annuity deposits decreased 14% in 2003 to $4.546 billion from $5.270 billion in 2002. The decrease was primarily driven by a decline in fixed annuity sales due to competitive pressures and current market perception of fixed rate products. Variable annuity production declined slightly in 2003, primarily in the first half of the year, which was the continuation of the weak equity market conditions from the prior year. Production rebounded in the second half of the year as equity market conditions improved. Individual annuity account balances and benefits reserves were $32.9 billion at December 31, 2003, up from $27.5 billion at December 31, 2002. This increase reflects equity market growth in variable annuity investments of $4.0 billion in 2003 and $1.2 billion of net sales from good in-force retention.

Group Annuity written premiums increased 67%, primarily related to group payout sales, which increased 129% due to the sale of a group pension close-out contract of $290 million. Deposits (excluding the Company's employee pension plan deposits) in 2003 increased 13% from 2002, reflecting higher fixed and variable rate guaranteed investment contracts (GIC) sales, including a $1.0 billion fixed rate GIC sale to The Federal Home Loan Bank of Boston. Group annuity account balances and benefit reserves reached $25.2 billion at December 31, 2003, an increase of $2.9 billion, or 13%, from $22.3 billion at December 31, 2002, reflecting continued strong retention in all products, a $105 million, or 21%, increase in total structured settlement premiums and deposits, as well as continued strong GIC and group payout sales.

Deposits for the life insurance business increased 19% from 2002. This increase was related to a 42% increase in single premium sales and higher direct periodic deposits for individual life insurance in 2003, driven by independent agent high-end estate planning, partially offset by a 42% decrease in COLI sales. Life insurance in force was $89.5 billion at December 31, 2003 up from $82.3 billion at December 31, 2002.

During 2003, TLA expenses increased primarily due to higher DAC amortization and volume-related insurance expenses.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

The amortization of capitalized DAC is a significant component of TLA expenses. TLA's recording of DAC amortization varies based upon product type. DAC for deferred annuities, both fixed and variable, and payout annuities employs a level yield methodology as described in SFAS 91. DAC for universal life (UL) and COLI is amortized in relation to estimated gross profits as described in SFAS 97, with traditional life, including term insurance and other products amortized in relation to anticipated premiums as per SFAS 60. The following is a summary of capitalized DAC by type:


                                                  Deferred & Payout                   Traditional Life
In millions of dollars                                Annuities          UL & COLI         & Other         Total
-------------------------------------------------------------------------------------------------------------------
Balance January 1, 2002                                 $1,137              $430             $106          $1,673
Commissions and expenses deferred & other                  347               172               26             545
Amortization expense                                      (142)              (24)             (19)           (185)
Underlying lapse and interest rate adjustment               22                 -                -              22
Amortization related to SFAS 91 reassessment               (11)                -                -             (11)
                                                 ------------------------------------------------------------------
Balance December 31, 2002                                1,353               578              113           2,044
Commissions and expenses deferred                          340               221               22             583
Amortization expense                                      (212)              (33)             (21)           (266)
                                                 ------------------------------------------------------------------
Balance December 31, 2003                               $1,481              $766             $114          $2,361
-------------------------------------------------------------------------------------------------------------------


DAC capitalization increased 5% during 2003, driven by the increase in UL and COLI, which is consistent with the increase in premiums and deposits for those lines of business. The increase in amortization expense in 2003 was primarily attributable to deferred annuities. During the first quarter of 2002, there was a one-time decrease in deferred annuity DAC amortization of $22 million due to changes in underlying lapse and interest rate assumptions. In contrast to equity market performance differences, these adjustments are to be treated retrospectively as described in SFAS 91 by adjusting the DAC asset through amortization expense and employing the new assumptions prospectively. In the fourth quarter of 2002, TLA increased its deferred annuities DAC amortization by $11 million due to a significant decline in its individual annuity account balances and benefit reserves, largely resulting from decreases in the stock market which caused account balances to decline. Under SFAS 91, variances in expected versus actual market returns are treated prospectively, resulting in a new amortization pattern over the remaining estimated life of the business. The 2003 UL and COLI amortization also increased 38% over 2002, primarily due to volume growth.

 TLA OUTLOOK

TLA should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. TLA is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

However, competition in both product pricing and customer service is intensifying. There has been consolidation within the industry, and among other financial services organizations that are increasingly involved in the sale and/or distribution of insurance products. Also, the annuities business is interest rate and market sensitive. TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings.

In order to strengthen its competitive position, TLA expects to maintain a current product portfolio, further diversify its distribution channels, and retain its financial position through strong sales growth and maintenance of an efficient cost structure. Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.

The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 15.

PRIMERICA

    FOR THE YEARS ENDED DECEMBER 31,                       2003             2002
    -----------------------------------                    ----             ----
    ($ IN MILLIONS)
         Revenues                                        $1,660           $1,581
         Insurance benefits and interest credited           534              527
         Operating expenses                                 455              436
                                                         ------           ------
         Income before taxes                                671              618
         Income taxes                                       231              209
                                                         ------           ------
         Net income                                      $  440           $  409
                                                         ======           ======

Net income increased 8% to $440 million from $409 million in 2002. The increase in net income reflects growth in life insurance in force from $466.8 billion at December 31, 2002 to $503.6 billion at December 31, 2003 and higher NII from a larger invested capital base. The increase in expense for DAC is the result of an increase in life insurance production. Other general expense increased slightly consistent with the increase in in-force. Mortality experience was favorable in 2003, compared to 2002, however, there was an increase in incurred claims. This increase is provided for by growth in the in-force, associated premium revenues and policyholders reserve balances.

Net income also includes net realized investment gains of $4 million in 2003 compared to net realized investment gains of $2 million in 2002, including the impairment of the fixed maturities portfolio investment in WorldCom Inc. totaling $4 million.

The amortization of capitalized DAC is a significant component of Primerica's expenses. All of Primerica's DAC is associated with traditional life products. DAC is amortized in relation to anticipated premiums as per SFAS 60. Amortized DAC has remained level as a percentage of direct premiums. The increase in the amount of amortization over 2002 is associated with growth in sales and in-force.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

The following is a summary of capitalized DAC:

                     IN MILLIONS OF DOLLARS
                     -----------------------------------------------------------
                     Balance January 1, 2002                             $1,788

                     Deferred expenses and other                            323
                     Amortization expense                                  (219)

                     -----------------------------------------------------------
                     Balance December 31, 2002                            1,892
                     -----------------------------------------------------------

                     Deferred expenses and other                            377
                     Amortization expense                                  (235)

                     -----------------------------------------------------------
                     Balance December 31, 2003                           $2,034
                     -----------------------------------------------------------

    EARNED PREMIUMS, NET OF REINSURANCE

    FOR THE YEARS ENDED DECEMBER 31,                     2003              2002
    -----------------------------------                  ----              ----
    ($ IN MILLIONS)
         Individual term life                           $1,179            $1,127

         Other                                              66                67
                                                        ------            ------

                                                        $1,245            $1,194
                                                        ======            ======

The total face amount of term life insurance issued was $82.2 billion in 2003 compared to $79.3 billion in 2002. This increase in term life production resulted from the increase in licensed life representatives. Life insurance in force at year-end 2003 reached $503.6 billion, up from $466.8 billion at year-end 2002, reflecting consistent in-force policy retention and higher volume of sales.

PRIMERICA OUTLOOK

Over the last few years, programs including sales and product training have been designed to maintain high compliance standards, increase the number of producing agents and customer contacts and, ultimately, increase production levels. A continuation of these trends could positively influence future operations. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 15.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to Consolidated Financial Statements for Future Application of Accounting Standards.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the adoption of recent legislation may have on the demand for life and annuity products, the potential impact of a decline in credit quality of investments on earnings; the Company's market risk and the discussions of the Company's prospects under "Outlook" on the previous pages.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and other relevant market rate or price changes. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying assets are traded. The following is a discussion of the Company's primary market risk exposures and how those exposures are currently managed as of December 31, 2003.

MARKET RISK SENSITIVE INSTRUMENTS ENTERED INTO FOR PURPOSES OTHER THAN TRADING

The primary market risk to the Company's investment portfolio is interest rate risk associated with investments. The Company's exposure to equity price risk and foreign exchange risk is not significant. The Company has no direct commodity risk.

The interest rate risk taken in the investment portfolio is managed relative to the duration of the liabilities. The portfolio is differentiated by product line, with each product line's portfolio structured to meet its particular needs. Potential liquidity needs of the business are also key factors in managing the investment portfolio. The portfolio duration relative to the liabilities' duration is primarily managed through cash market transactions. For additional information regarding the Company's investment portfolio see Note 3 of Notes to Consolidated Financial Statements.

There were no significant changes in the Company's primary market risk exposures or in how those exposures are managed compared to the year ended December 31, 2002. The Company does not anticipate significant changes in the Company's primary market risk exposures or in how those exposures are managed in future reporting periods based upon what is known or expected to be in effect in future reporting periods. The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" above.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market-sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

In this sensitivity analysis model, the Company uses fair values to measure its potential loss. The sensitivity analysis model includes the following financial instruments: fixed maturities, interest-bearing non-redeemable preferred stock, mortgage loans, short-term securities, cash, investment income accrued, policy loans, contractholder funds, guaranteed separate account assets and liabilities and derivative financial instruments. In addition, certain non-financial instrument liabilities have been included in the sensitivity analysis model. These non-financial instruments include future policy benefits and policy and contract claims. The primary market risk to the Company's market-sensitive instruments is interest rate risk. The sensitivity analysis model uses a 100 basis point change in interest rates to measure the hypothetical change in fair value of financial instruments and the non-financial instruments included in the model.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of December 31, 2003 and 2002. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $2.2 billion and $1.9 billion based on a 100 basis point increase in interest rates as of December 31, 2003 and 2002, respectively.

Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $1.7 billion and $1.5 billion based on a 100 basis point increase in interest rates as of December 31, 2003 and 2002, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments, including non-financial instrument liabilities, as a result of a 100 basis point increase in interest rates as of December 31, 2003 and 2002 is not material.

MARKET RISK SENSITIVE INSTRUMENTS ENTERED INTO FOR TRADING PURPOSES

The Company maintains a trading portfolio consisting of convertible bonds and common stocks with carrying values of $1,707 million and $1,531 million as of December 31, 2003 and 2002, respectively, and $637 million and $598 million of liabilities resulting from common stocks sold not yet purchased (referred to as short sales) as of December 31, 2003 and 2002, respectively. The primary market risk to the trading portfolio is equity risk. Assets are reported as trading securities and liabilities are reported as trading securities sold not yet purchased.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           ANNUAL REPORT ON FORM 10-K

The Company's primary investment strategy is convertible bond arbitrage where convertible bonds are paired with short sales of the common stocks of companies issuing the convertible bonds. These positions are established and maintained so that general changes in equity markets and interest rates should not materially impact the value of the portfolio.

TABULAR PRESENTATION

The table below provides information about the trading portfolio's financial instruments that are primarily exposed to equity price risk. This table presents the fair values of these instruments as of December 31, 2003 and 2002. Fair values are based upon quoted market prices.



       ($ IN MILLIONS)
       ---------------                                            Fair value as of         Fair value as of
                                                                  December 31, 2003        December 31, 2002
                                                                  -----------------        ------------------
       ASSETS
           Trading securities
              Convertible bond arbitrage                                $1,447                   $1,442
              Other                                                        260                       89
                                                                        ------                   ------
                                                                        $1,707                   $1,531
                                                                        ======                   ======
       LIABILITIES
           Trading securities sold not yet purchased
              Convertible bond arbitrage                                $  629                   $  520
              Other                                                          8                       78
                                                                        ------                   ------
                                                                        $  637                   $  598
                                                                        ======                   ======


The Company's trading portfolio investments and related liabilities are normally held for periods less than six months. Therefore, expected future cash flows for these assets and liabilities are expected to be realized in less than one year.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                          INDEX TO FINANCIAL STATEMENTS
                                                                                                                       PAGE

     Independent Auditors' Report.......................................................................................19

     Consolidated Financial Statements:

         Consolidated Statements of Income for

         the years ended December 31, 2003, 2002 and 2001...............................................................20

         Consolidated Balance Sheets - December 31, 2003 and 2002.......................................................21

         Consolidated Statements of Changes in Shareholder's Equity

         for the years ended December 31, 2003, 2002 and 2001...........................................................22

         Consolidated Statements of Cash Flows for

         the years ended December 31, 2003, 2002 and 2001...............................................................23

         Notes to Consolidated Financial Statements..................................................................24-63


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholder
The Travelers Insurance Company:

We have audited the accompanying consolidated balance sheets of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/KPMG LLP

Hartford, Connecticut
February 26, 2004

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                 ($ IN MILLIONS)


FOR THE YEAR ENDED DECEMBER 31,                                                          2003          2002          2001
                                                                                         ----          ----          ----
REVENUES
Premiums                                                                                 $2,327        $1,924        $2,102
Net investment income                                                                     3,058         2,936         2,831
Realized investment gains (losses)                                                           37          (322)          125
Fee income                                                                                  606           560           537
Other revenues                                                                              111           136           107
------------------------------------------------------------------------------------------------------------------------------
     Total Revenues                                                                       6,139         5,234         5,702
------------------------------------------------------------------------------------------------------------------------------

BENEFITS AND EXPENSES
Current and future insurance benefits                                                     2,102         1,711         1,862
Interest credited to contractholders                                                      1,248         1,220         1,179
Amortization of deferred acquisition costs                                                  501           393           379
General and administrative expenses                                                         459           407           371
------------------------------------------------------------------------------------------------------------------------------
     Total Benefits and Expenses                                                          4,310         3,731         3,791
------------------------------------------------------------------------------------------------------------------------------

Income from operations before federal income taxes and cumulative effects of
   changes in accounting principles                                                       1,829         1,503         1,911
------------------------------------------------------------------------------------------------------------------------------

Federal income taxes
     Current                                                                                360           236           471
     Deferred                                                                               111           185           159
------------------------------------------------------------------------------------------------------------------------------
     Total Federal Income Taxes                                                             471           421           630
------------------------------------------------------------------------------------------------------------------------------
Income before cumulative effects of changes in accounting principles                      1,358         1,082         1,281

Cumulative effect of change in accounting for derivative instruments and
   hedging activities, net of tax                                                             -             -            (6)
Cumulative effect of change in accounting for securitized financial assets,
   net of tax                                                                                 -             -            (3)
------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                               $1,358        $1,082        $1,272
==============================================================================================================================





                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                 ($ IN MILLIONS)


AT DECEMBER 31,                                                                                      2003          2002
------------------------------------------------------------------------------------------------------------------------------
ASSETS
Fixed maturities, available for sale at fair value (including $2,170 and $2,687
  subject to securities lending agreements) (cost $40,119; $35,428)                                  $42,323       $36,434
Equity securities, at fair value (cost $323; $328)                                                       362           332
Mortgage loans                                                                                         1,886         1,985
Real estate                                                                                               96            36
Policy loans                                                                                           1,135         1,168
Short-term securities                                                                                  3,603         4,414
Trading securities, at fair value                                                                      1,707         1,531
Other invested assets                                                                                  5,092         4,909
------------------------------------------------------------------------------------------------------------------------------
     Total Investments                                                                                56,204        50,809
------------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                     149           186
Investment income accrued                                                                                567           525
Premium balances receivable                                                                              165           151
Reinsurance recoverables                                                                               4,470         4,301
Deferred acquisition costs                                                                             4,395         3,936
Separate and variable accounts                                                                        26,972        21,620
Other assets                                                                                           2,426         1,467
------------------------------------------------------------------------------------------------------------------------------
     Total Assets                                                                                    $95,348       $82,995
------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
Contractholder funds                                                                                 $30,252       $26,634
Future policy benefits and claims                                                                     15,964        15,009
Separate and variable accounts                                                                        26,972        21,620
Deferred federal income taxes                                                                          2,030         1,448
Trading securities sold not yet purchased, at fair value                                                 637           598
Other liabilities                                                                                      6,136         6,051
------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities                                                                                81,991        71,360
------------------------------------------------------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock, par value $2.50; 40 million shares authorized, issued and outstanding                      100           100
Additional paid-in capital                                                                             5,446         5,443
Retained earnings                                                                                      6,451         5,638
Accumulated other changes in equity from nonowner sources                                              1,360           454
------------------------------------------------------------------------------------------------------------------------------
     Total Shareholder's Equity                                                                       13,357        11,635
------------------------------------------------------------------------------------------------------------------------------
     Total Liabilities and Shareholder's Equity                                                      $95,348       $82,995
==============================================================================================================================



                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                 ($ IN MILLIONS)


                                                                    FOR THE YEAR ENDED DECEMBER 31,
---------------------------------------------------------------------------------------------------------
COMMON STOCK                                                       2003           2002          2001
---------------------------------------------------------------------------------------------------------
Balance, beginning of year                                       $    100       $    100      $   100
Changes in common stock                                                --             --           --
---------------------------------------------------------------------------------------------------------
Balance, end of year                                             $    100       $    100      $   100
=========================================================================================================

---------------------------------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
---------------------------------------------------------------------------------------------------------
Balance, beginning of year                                       $  5,443       $  3,864      $ 3,843
Stock option tax benefit (expense)                                      3            (17)          21
Capital contributed by parent                                          --          1,596           --
---------------------------------------------------------------------------------------------------------
Balance, end of year                                             $  5,446       $  5,443      $ 3,864
=========================================================================================================

---------------------------------------------------------------------------------------------------------
RETAINED EARNINGS
---------------------------------------------------------------------------------------------------------
Balance, beginning of year                                       $  5,638       $  5,142      $ 4,342
Net income                                                          1,358          1,082        1,272
Dividends to parent                                                  (545)          (586)        (472)
---------------------------------------------------------------------------------------------------------
Balance, end of year                                             $  6,451       $  5,638      $ 5,142
=========================================================================================================

---------------------------------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
---------------------------------------------------------------------------------------------------------
Balance, beginning of year                                       $    454       $     74      $   104
Cumulative effect of accounting for
  derivative instruments and hedging activities, net
  of tax                                                               --             --          (29)
Unrealized gains, net of tax                                          818            455           68
Foreign currency translation, net of tax                                4              3           (3)
Derivative instrument hedging activity losses, net
  of tax                                                               84            (78)         (66)
---------------------------------------------------------------------------------------------------------
Balance, end of year                                             $  1,360       $    454      $    74
=========================================================================================================

---------------------------------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
---------------------------------------------------------------------------------------------------------
Net income                                                       $  1,358       $  1,082      $ 1,272
Other changes in equity from nonowner sources                         906            380          (30)
---------------------------------------------------------------------------------------------------------
Total changes in equity from nonowner sources                    $  2,264       $  1,462      $ 1,242
=========================================================================================================

---------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
---------------------------------------------------------------------------------------------------------
Changes in total shareholder's equity                            $  1,722       $  2,455      $   791
Balance, beginning of year                                         11,635          9,180        8,389
---------------------------------------------------------------------------------------------------------
Balance, end of year                                             $ 13,357       $ 11,635      $ 9,180
=========================================================================================================



                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                 ($ IN MILLIONS)



FOR THE YEAR ENDED DECEMBER 31,                                                     2003            2002            2001
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Premiums collected                                                           $2,335          $1,917          $2,109
     Net investment income received                                                2,787           2,741           2,430
     Other revenues received                                                         335             384             867
     Benefits and claims paid                                                     (1,270)         (1,218)         (1,176)
     Interest paid to contractholders                                             (1,226)         (1,220)         (1,159)
     Operating expenses paid                                                      (1,375)         (1,310)         (1,000)
     Income taxes paid                                                              (456)           (197)           (472)
     Trading account investments (purchases), sales, net                            (232)             76             (92)
     Other                                                                           (84)           (105)           (227)
--------------------------------------------------------------------------------------------------------------------------
         Net Cash Provided by Operating Activities                                   814           1,068           1,280
--------------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from maturities of investments
         Fixed maturities                                                          7,446           4,459           3,706
         Mortgage loans                                                              358             374             455
     Proceeds from sales of investments
         Fixed maturities                                                         15,078          15,472          14,110
         Equity securities                                                           124             212             112
         Real estate held for sale                                                     5              26               6
     Purchases of investments
         Fixed maturities                                                        (26,766)        (23,623)        (22,556)
         Equity securities                                                          (144)           (134)            (50)
         Mortgage loans                                                             (317)           (355)           (287)
     Policy loans, net                                                                34              39              41
     Short-term securities purchases, net                                            814          (1,320)           (914)
     Other investments (purchases), sales, net                                       108             (69)            103
     Securities transactions in course of settlement, net                           (618)            529           1,086
--------------------------------------------------------------------------------------------------------------------------
     Net Cash Used in Investing Activities                                        (3,878)         (4,390)         (4,188)
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
     Contractholder fund deposits                                                  8,326           8,505           8,308
     Contractholder fund withdrawals                                              (4,754)         (4,729)         (4,932)
     Capital contribution by parent                                                   --             172              --
     Dividends to parent company                                                    (545)           (586)           (472)
--------------------------------------------------------------------------------------------------------------------------
         Net Cash Provided by Financing Activities                                 3,027           3,362           2,904
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                                      (37)             40              (4)
Cash at December 31, previous year                                                   186             146             150
--------------------------------------------------------------------------------------------------------------------------
Cash at December 31, current year                                                   $149            $186            $146
==========================================================================================================================


                 See Notes to Consolidated Financial Statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Significant accounting policies used in the preparation of the accompanying financial statements follow.

     BASIS OF PRESENTATION

     The Travelers Insurance Company (TIC, together with its subsidiaries, the Company), is a wholly owned subsidiary of Citigroup Insurance Holding Corporation (CIHC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The consolidated financial statements include the accounts of the Company and its insurance and non-insurance subsidiaries on a fully consolidated basis. The primary insurance entities of the Company are TIC and its subsidiaries, The Travelers Life and Annuity Company (TLAC), Primerica Life Insurance Company (Primerica Life), and its subsidiaries, Primerica Life Insurance Company of Canada, CitiLife Financial Limited (CitiLife) and National Benefit Life Insurance Company
     (NBL). Significant intercompany transactions and balances have been eliminated. The Company consolidates entities deemed to be variable interest entities when the Company is determined to be the primary beneficiary under Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN
     46).

     At December 31, 2001, the Company was a wholly owned subsidiary of The Travelers Insurance Group, Inc. (TIGI). On February 4, 2002, TIGI changed its name to Travelers Property Casualty Corp. (TPC). TPC completed its initial public offering (IPO) on March 27, 2002 and on August 20, 2002 Citigroup made a tax-free distribution of the majority of its remaining interest in TPC, to Citigroup's stockholders. Prior to the IPO, the common stock of TIC was distributed by TPC to CIHC so that TIC would remain an indirect wholly owned subsidiary of Citigroup. See Note 14.

     The financial statements and accompanying footnotes of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

     Certain prior year amounts have been reclassified to conform to the 2003 presentation.

     ACCOUNTING CHANGES

     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     In January 2003, the FASB released FIN 46, which changes the method of determining whether certain entities, including securitization entities, should be included in the Company's consolidated financial statements. An entity is subject to FIN 46 and is called a variable interest entity (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary, which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities and noncontrolling interest of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. In October 2003, the FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. TIC elected to implement the provisions of FIN 46 in the 2003 third quarter, resulting in the consolidation of VIEs, increasing both assets and liabilities by approximately $407 million.

     The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated. The FASB continues to provide additional guidance on implementing FIN 46 through FASB Staff Positions.

     In December 2003, the FASB released a revision of FIN 46 (FIN 46-R or the interpretation), which includes substantial changes from the original. The calculation of expected losses and expected residual returns have both been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, FIN 46-R changes the definition of a variable interest. The interpretation permits adoption of either the original or the revised versions of FIN 46 until the first quarter of 2004, at which time FIN 46-R must be adopted. For 2003 year-end, the Company's consolidated financial statements are in accordance with the original.

     The Company is evaluating the impact of applying FIN 46-R to existing VIEs in which it has variable interests and has not yet completed this analysis. At this time, it is anticipated that the effect of adopting FIN 46-R on the Company's consolidated balance sheet would be immaterial. As the Company continues to evaluate the impact of applying FIN 46-R, additional entities may be identified that would need to be consolidated. See Note 3.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have a significant impact on the Company's consolidated financial statements.

     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows. The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not affect the Company's consolidated financial statements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     STOCK-BASED COMPENSATION

     The Company and its employees participate in stock option plans of Citigroup. On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), prospectively for all awards granted, modified, or settled after January 1, 2003. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," issued in December 2002. SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Prior to January 1, 2003, the Company applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations in accounting for its stock-based compensation plans. Under APB 25, there is generally no charge to earnings for employee stock option awards because the options granted under these plans have an exercise price equal to the market value of the underlying common stock on the grant date. Similar to APB 25, an offsetting increase to shareholder's equity under SFAS 123 is recorded equal to the amount of compensation expense charged.

     Had the Company applied SFAS 123 prior to 2003 in accounting for Citigroup stock options, net income would have been the pro forma amounts indicated below:


       -----------------------------------------------------------------------------------------------------------------------
       YEAR ENDED DECEMBER 31,                                                        2003             2002             2001
       ($ IN MILLIONS)
       -----------------------------------------------------------------------------------------------------------------------
       Compensation expense related to stock option      As reported                   $2               $-                $-
       plans, net of  tax                                Pro forma                      7                9                15
       -----------------------------------------------------------------------------------------------------------------------
       Net income                                        As reported               $1,358           $1,082            $1,272
                                                         Pro forma                  1,353            1,073             1,257
       -----------------------------------------------------------------------------------------------------------------------


     BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company adopted the FASB SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     Effective January 1, 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     liabilities in the consolidated balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a recognized asset or liability or of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. The cumulative effect of the adoption of SFAS 133 was an after-tax charge of $6 million included in net income and an after-tax charge of $29 million to accumulated other changes in equity from nonowner sources.

     RECOGNITION OF INTEREST INCOME AND IMPAIRMENT ON PURCHASED AND RETAINED BENEFICIAL INTERESTS IN SECURITIZED FINANCIAL ASSETS

     In April 2001, the Company adopted the FASB Emerging Issues Task Force
     (EITF) 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets" (EITF 99-20). EITF 99-20 establishes guidance on the recognition and measurement of interest income and impairment on certain investments, e.g., certain asset-backed securities. The recognition of impairment resulting from the adoption of EITF 99-20 was recorded as a cumulative catch-up adjustment. Interest income on a beneficial interest falling within the scope of EITF 99-20 is to be recognized prospectively. As a result of adopting EITF 99-20, the Company recorded an after-tax charge of $3 million in the consolidated statement of income. The implementation of this EITF did not have a significant impact on the Company's consolidated financial statements.

     FUTURE APPLICATION OF ACCOUNTING STANDARDS

     ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

     In July 2003, Statement of Position 03-01 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-01) was released. SOP 03-01 provides guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders. SOP 03-01 is effective for financial statements for fiscal years beginning after December 15, 2003. The adoption of SOP 03-01 will not have a material impact on the Company's consolidated financial statements.

     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     In December 2003, the FASB released a revision of FIN 46 (FIN 46-R). See "Consolidation of Variable Interest Entities" in the "Accounting Changes" section of this Note for a discussion of FIN 46-R.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     ACCOUNTING POLICIES

     INVESTMENTS

     Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including instruments subject to securities lending agreements (see Note 3), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in assumptions could affect the fair values of fixed maturities. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

     Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investments effective yield and impairment for other-than-temporary losses in value are based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual historical and projected future cash flows.

     Equity securities, which include common and non-redeemable preferred stocks, are classified as "available for sale" and carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

     Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the Company will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and fair market value of the underlying collateral. In estimating fair value, the Company uses interest rates reflecting the higher returns required in the current real estate financing market.

     Real estate held for sale is carried at the lower of cost or fair value less estimated cost to sell. Fair value of foreclosed properties is established at the time of foreclosure by internal analysis or external appraisers, using discounted cash flow analyses and other accepted techniques. Thereafter, an impairment for losses on real estate held for sale is established if the carrying value of the property exceeds its current fair value less estimated costs to sell. These impairments were insignificant at December 31, 2003 and 2002.

     Policy loans are carried at the amount of the unpaid balances that are not in excess of the net cash surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

     Trading securities and related liabilities are normally held for periods less than six months. These investments are marked to market with the change recognized in net investment income during the current period.

     Other invested assets include equity investments, partnership investments and real estate joint ventures accounted for on the equity method of accounting. Undistributed income is reported in net investment income. Also included in other invested assets is an investment in Citigroup Preferred Stock, which is recorded at cost. See Note 13.

     Accrual of investment income is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments, including financial futures contracts, swaps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price change, credit and foreign currency risk. The Company also uses derivative financial instruments to enhance portfolio income and replicate cash market investments. The Company, through Tribeca Citigroup Investments Ltd., holds and issues derivative instruments in conjunction with these investment strategies. (See Note 11 for a more detailed description of the Company's derivative use.) Derivative financial instruments in a gain position are reported in the consolidated balance sheet in other assets, derivative financial instruments in a loss position are reported in the consolidated balance sheet in other liabilities and derivatives purchased to offset embedded derivatives on variable annuity contracts are reported in other invested assets.

     To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge which includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed. A derivative has to be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

     For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The Company primarily hedges available-for-sale securities.

     For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will not be included in current earnings but are reported in the accumulated other changes in equity from nonowner sources in shareholder's equity. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the change in fair value is immediately included in realized investment gains and losses. The Company primarily hedges foreign-denominated funding agreements and floating rate available-for-sale securities.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     For net investment hedges, in which derivatives hedge the foreign currency exposure of a net investment in a foreign operation, the accounting treatment will similarly depend on the effectiveness of the hedge. The effective portion of the change in fair value of the derivative, including any premium or discount, is reflected in the accumulated other changes in equity from nonowner sources as part of the foreign currency translation adjustment in shareholder's equity. The ineffective portion is reflected in realized investment gains and losses.

     The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using quantitative measures of correlation. If a hedge relationship is found to be ineffective, it no longer qualifies as a hedge and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

     For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the end-user derivative remain in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the end-user derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

     The Company enters into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivative contracts are carried at fair value, with changes in value reflected in realized investment gains and losses.

     FINANCIAL INSTRUMENTS WITH EMBEDDED DERIVATIVES

     The Company bifurcates an embedded derivative where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under SFAS 133.

     The Company purchases investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the consolidated balance sheet as fixed maturity securities, consistent with the host instruments.

     The Company markets certain investment contracts that have embedded derivatives, primarily variable annuity contracts with put options. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts are classified in the consolidated balance sheet as future policy benefits and claims.

     INVESTMENT GAINS AND LOSSES

     Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Impairments are realized when investment losses in

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     value are deemed other-than-temporary. The Company conducts regular reviews to assess whether other- than-temporary losses exist. Changing economic conditions - global, regional, or related to specific issuers or industries
     - could result in other-than-temporary losses. Also included in pre-tax revenues are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the Company. The foreign exchange effects of Canadian operations are included in unrealized gains and losses.

     DEFERRED ACQUISITION COSTS

     Costs of acquiring traditional life and health insurance, universal life, corporate owned life insurance (COLI), deferred annuities and payout annuities are deferred. These deferred acquisition costs (DAC) include principally commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

     DAC for deferred annuities, both fixed and variable, and payout annuities is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8. An amortization rate is developed using the outstanding DAC balance and projected account balances and is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business. DAC for these products is currently being amortized over 10-15 years.

     DAC for universal life and COLI is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income. DAC for these products is currently being amortized over 16-25 years.

     DAC relating to traditional life, including term insurance, and health insurance is amortized in relation to anticipated premiums per SFAS 60. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy. DAC for these products is currently being amortized over 5-20 years.

     All DAC is reviewed at least annually to determine if it is recoverable from future income, including investment income, and if not recoverable, is charged to expenses. All other acquisition expenses are charged to operations as incurred. See Note 5.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     VALUE OF INSURANCE IN FORCE

     The value of insurance in force is an asset that represents the actuarially determined present value of anticipated profits to be realized from life insurance and annuities contracts at the date of acquisition using the same assumptions that were used for computing related liabilities where appropriate. The value of insurance in force was the actuarially determined present value of the projected future profits discounted at interest rates ranging from 14% to 18%. Traditional life insurance is amortized in relation to anticipated premiums; universal life is amortized in relation to estimated gross profits; and annuity contracts are amortized employing a level yield method. The value of insurance in force, which is included in other assets, is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income. See
     Note 5.

     SEPARATE AND VARIABLE ACCOUNTS

     Separate and variable accounts primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each account has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are carried at fair value. Certain other separate accounts provide guaranteed levels of return or benefits and the assets of these accounts are primarily carried at fair value.

     Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

     GOODWILL AND INTANGIBLE ASSETS

     Goodwill and intangible assets are included in other assets. Prior to the adoption of FASB SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142) in the first quarter of 2002, goodwill was being amortized on a straight-line basis principally over a 40-year period. The carrying amount of goodwill and other intangible assets is reviewed at least annually for indication of impairment in value that in the view of management would be other-than-temporary. If it is determined that goodwill and other intangible assets are unlikely to be recovered, impairment is recognized on a discounted cash flow basis.

     Upon adoption of SFAS 141 and SFAS 142, the Company stopped amortizing goodwill and intangible assets deemed to have an infinite useful life. Instead, these assets are subject to an annual review for impairment. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 5.

     CONTRACTHOLDER FUNDS

     Contractholder funds represent receipts from the issuance of universal life, COLI, pension investment, guaranteed investment contracts (GICs), and certain deferred annuity contracts. For universal life and COLI contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued, where one or more of these elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     charged to the contractholder. Interest rates credited to contractholder funds related to universal life and COLI range from 3.50% to 5.95%, with a weighted average interest rate of 4.52%.

     Pension investment, GICs and certain annuity contracts do not contain significant insurance risks and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to those investment type contracts range from 1.00% to 8.05% with a weighted average interest rate of 4.46%.

     FUTURE POLICY BENEFITS

     Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life product. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 2.0% to 9.0% with a weighted average of 7.02% for these products. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue. Interest assumptions applicable to traditional life products range from 2.5% to 7.0%, with a weighted average of 5.23%. Assumptions established at policy issue as to mortality and persistency are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance.

     GUARANTY FUND AND OTHER INSURANCE RELATED ASSESSMENTS

     Included in other liabilities is the Company's estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the Company's share of premium written or received in one or more years prior to an insolvency occurring in the industry. Once an insolvency has occurred, the Company recognizes a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2003 and 2002, the Company had a liability of $22.5 million and $22.6 million, respectively, for guaranty fund assessments and a related premium tax offset recoverable of $4.6 million and $4.2 million, respectively. The assessments are expected to be paid over a period of three to five years and the premium tax offsets are expected to be realized over a period of 10 to 15 years.

     PERMITTED STATUTORY ACCOUNTING PRACTICES

     The Company's insurance subsidiaries, domiciled principally in Connecticut and Massachusetts, prepare statutory financial statements in accordance with the accounting practices prescribed or permitted by the insurance departments of the states of domicile. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The Company does not have any permitted statutory accounting practices.

     PREMIUMS

     Premiums are recognized as revenue when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

     FEE INCOME

     Fee income is recognized on deferred annuity and universal life contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

     OTHER REVENUES

     Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received. Also included are revenues from unconsolidated non-insurance subsidiaries. Amortization of deferred income related to reinsured blocks of business are recognized in relation to anticipated premiums and are reported in other revenues.

     CURRENT AND FUTURE INSURANCE BENEFITS

     Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life, term life and health insurance benefits.

     INTEREST CREDITED TO CONTRACTHOLDERS

     Interest credited to contractholders represents amounts earned by universal life, COLI, pension investment, GICs and certain deferred annuity contracts in accordance with contract provisions.

     FEDERAL INCOME TAXES

     The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

2.   OPERATING SEGMENTS

     The Company has two reportable business segments that are separately managed due to differences in products, services, marketing strategy and resource management. The business of each segment is maintained and reported through separate legal entities within the Company. The management groups of each segment report separately to the common ultimate parent, Citigroup Inc.

     TRAVELERS LIFE & ANNUITY (TLA) core offerings include individual annuity, individual life, COLI and group annuity insurance products distributed by TIC and TLAC principally under the Travelers Life & Annuity name. Among the range of individual products offered are deferred fixed and variable annuities, payout annuities and term, universal and variable life insurance. The COLI product is a variable universal life product distributed through independent specialty brokers. The group products include institutional pensions, including GICs, payout annuities, group annuities sold to employer-sponsored retirement and savings plans, structured settlements and funding agreements.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The PRIMERICA business segment consolidates the businesses of Primerica Life, Primerica Life Insurance Company of Canada, CitiLife and NBL. The Primerica business segment offers individual life products, primarily term insurance, to customers through a sales force of approximately 107,000 representatives. A great majority of the domestic licensed sales force works on a part-time basis.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 1). The amount of investments in equity method investees and total expenditures for additions to long-lived assets other than financial instruments, long-term customer relationships of a financial institution, mortgage and other servicing rights, and deferred tax assets, were not material.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


       ($ IN MILLIONS)
       REVENUES BY SEGMENT                                              2003                2002               2001
       -------------------                                              ----                ----               ----
       TLA                                                            $4,479              $3,653             $4,089
       Primerica                                                       1,660               1,581              1,613
                                                                      ------              ------             ------
       Total Revenues                                                 $6,139              $5,234             $5,702
                                                                      ======              ======             ======

       NET INCOME BY SEGMENT
       TLA                                                              $918                $673               $826
       Primerica                                                         440                 409                446
                                                                      ------              ------             ------
       Net Income                                                     $1,358              $1,082             $1,272
                                                                      ======              ======             ======

       ASSETS BY SEGMENT
       TLA                                                           $85,881             $74,562            $69,836
       Primerica                                                       9,467               8,433              8,030
                                                                     -------             -------            -------
       Total segments                                                $95,348             $82,995            $77,866
                                                                     =======             =======            =======


The following tables contain key segment measurements.


     BUSINESS SEGMENT INFORMATION:
       ------------------------------------------------------- -------------------- -------------------
       FOR THE YEAR
       ENDED DECEMBER 31, 2003
        ($ IN MILLIONS)                                                TLA              PRIMERICA
       ------------------------------------------------------------------------------------------------
       Premiums                                                       $1,082              $1,245
       Net investment income                                           2,743                 315
       Interest credited to contractholders                            1,248                   -
       Amortization of deferred acquisition costs                        266                 235
       Expenditures for deferred acquisition costs                       583                 377
       Federal income taxes                                              240                 231

     BUSINESS SEGMENT INFORMATION:
       ------------------------------------------------------------------------------------------------
       FOR THE YEAR
       ENDED DECEMBER 31, 2002
        ($ IN MILLIONS)                                                TLA              PRIMERICA
       ------------------------------------------------------------------------------------------------
       Premiums                                                       $  730              $1,194
       Net investment income                                           2,646                 290
       Interest credited to contractholders                            1,220                   -
       Amortization of deferred acquisition costs                        174                 219
       Expenditures for deferred acquisition costs                       556                 323
       Federal income taxes                                              212                 209


                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


       ------------------------------------------------------------------------------------------------
       FOR THE YEAR
       ENDED DECEMBER 31, 2001

        ($ IN MILLIONS)                                                TLA              PRIMERICA
       ------------------------------------------------------------------------------------------------
       Premiums                                                         $957              $1,145
       Net investment income                                           2,530                 301
       Interest credited to contractholders                            1,179                   -
       Amortization of deferred acquisition costs                        171                 208
       Total expenditures for deferred acquisition costs                 553                 298
       Federal income taxes                                              394                 236


     The majority of the annuity business and a substantial portion of the life business written by TLA are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic integral to managing TLA operations, which management uses for measuring business volumes, and may not be comparable to similarly captioned measurements used by other life insurance companies. For the years ended December 31, 2003, 2002 and 2001, deposits collected amounted to $12.0 billion, $11.9 billion and $13.1 billion, respectively.

     The Company's revenue was derived almost entirely from U.S. domestic business. Revenue attributable to foreign countries was insignificant.

     The Company had no transactions with a single customer representing 10% or more of its revenue.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

3.   INVESTMENTS

     FIXED MATURITIES

     The amortized cost and fair value of investments in fixed maturities were as follows:


        ----------------------------------------------------- --------------- ---------------- --------------- ------------
                                                                                  GROSS            GROSS
        DECEMBER 31, 2003                                       AMORTIZED       UNREALIZED       UNREALIZED        FAIR
        ($ IN MILLIONS)                                           COST            GAINS            LOSSES          VALUE
        ----------------------------------------------------- --------------- ---------------- --------------- ------------
        AVAILABLE FOR SALE:

             Mortgage-backed securities - CMOs and
             pass-through securities                            $8,061          $326                   $18        $8,369
             U.S. Treasury securities and obligations of
             U.S. Government and government agencies and
             authorities                                         2,035             22                   12         2,045
             Obligations of states, municipalities and
             political subdivisions                                379             21                    2           398
             Debt securities issued by foreign governments
                                                                   690             51                    1           740
             All other corporate bonds                          23,098          1,507                   64        24,541
             Other debt securities                               5,701            377                   22         6,056
             Redeemable preferred stock                            155             20                    1           174
        ----------------------------------------------------- --------------- ---------------- --------------- ------------
                 Total Available For Sale                       $40,119         $2,324                $120       $42,323
        ----------------------------------------------------- --------------- ---------------- --------------- ------------



        ----------------------------------------------------- --------------- ---------------- --------------- ------------
                                                                                   GROSS            GROSS
        DECEMBER 31, 2002                                        AMORTIZED       UNREALIZED       UNREALIZED       FAIR
        ($ IN MILLIONS)                                            COST            GAINS            LOSSES         VALUE
        ----------------------------------------------------- --------------- ---------------- --------------- ------------
        AVAILABLE FOR SALE:
             Mortgage-backed securities - CMOs and
             pass-through securities                            $ 6,975            $434               $   2         $7,407
             U.S. Treasury securities and obligations of
             U.S. Government and government agencies and
             authorities                                          2,402              39                  19          2,422
             Obligations of states, municipalities and
             political subdivisions                                 297              22                   -            319
             Debt securities issued by foreign governments          365              30                   2            393
             All other corporate bonds                           20,894             982                 608         21,268
             Other debt securities                                4,348             229                  66          4,511
             Redeemable preferred stock                             147               1                  34            114
        ----------------------------------------------------- --------------- ---------------- --------------- ------------
                 Total Available For Sale                       $35,428          $1,737                $731        $36,434
        ----------------------------------------------------- --------------- ---------------- --------------- ------------


                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Proceeds from sales of fixed maturities classified as available for sale were $15.1 billion, $15.5 billion and $14.1 billion in 2003, 2002 and 2001, respectively. Gross gains of $476 million, $741 million and $633 million and gross losses of $394 million, $309 million and $273 million in 2003, 2002 and 2001, respectively, were realized on those sales. Additional losses of $110 million, $639 million and $153 million in 2003, 2002 and 2001, respectively, were realized due to other-than-temporary losses in value. Impairment activity increased significantly beginning in the fourth quarter of 2001 and continued throughout 2002. Impairments were concentrated in telecommunication and energy company investments.

     Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which a quoted market price or dealer quote is not available amounted to $6.4 billion and $5.1 billion at December 31, 2003 and 2002, respectively.

     The amortized cost and fair value of fixed maturities at December 31, 2003, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


        --------------------------------------------------------------------------------------
                                                                 AMORTIZED
        ($ IN MILLIONS)                                             COST          FAIR VALUE
        --------------------------------------------------------------------------------------
        MATURITY:
             Due in one year or less                                $2,532            $2,582
             Due after 1 year through 5 years                       11,559            12,188
             Due after 5 years through 10 years                      9,866            10,561
             Due after 10 years                                      8,101             8,623
        --------------------------------------------------------------------------------------
                                                                    32,058            33,954
        --------------------------------------------------------------------------------------
             Mortgage-backed securities                              8,061             8,369
        --------------------------------------------------------------------------------------
                 Total Maturity                                    $40,119           $42,323
        --------------------------------------------------------------------------------------



     The Company makes investments in collateralized mortgage obligations
     (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The Company's investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The Company does invest in other types of CMO tranches if a careful assessment indicates a favorable risk/return tradeoff. The Company does not purchase residual interests in CMOs.

     At December 31, 2003 and 2002, the Company held CMOs classified as available for sale with a fair value of $5.2 billion and $4.7 billion, respectively. Approximately 30% and 35%, respectively, of the Company's CMO holdings are fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2003 and 2002. In addition, the Company held $3.0 billion and $2.6 billion of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2003 and 2002, respectively. All of these securities are rated AAA.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The Company engages in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The Company generally receives cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests it in the Company's short-term money market pool (See Note 13). The loaned securities remain a recorded asset of the Company, however, the Company records a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral related to these loaned securities, and reports that liability as part of other liabilities in the consolidated balance sheet. At December 31, 2003 and 2002, the Company held cash collateral of $2.4 billion and $2.8 billion, respectively.

     The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices.

     These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. The liability is classified as other liabilities in the consolidated balance sheets and fluctuates based upon the timing of the repayments. The balances were insignificant at December 31, 2003 and 2002.

     EQUITY SECURITIES

     The cost and fair values of investments in equity securities were as follows:


        -------------------------------------------------------------------------------------------------------------------
        EQUITY SECURITIES:                                          GROSS UNREALIZED       GROSS UNREALIZED        FAIR
        ($ IN MILLIONS)                                  COST             GAINS                 LOSSES            VALUE
        -------------------------------------------------------------------------------------------------------------------
        DECEMBER 31, 2003
             Common stocks                                $109               $27                    $2              $134
             Non-redeemable preferred stocks               214                14                     -               228
        -------------------------------------------------------------------------------------------------------------------
                 Total Equity Securities                  $323               $41                    $2              $362
        -------------------------------------------------------------------------------------------------------------------
        DECEMBER 31, 2002
             Common stocks                                 $48                $8                    $6               $50
             Non-redeemable preferred stocks               280                 9                     7               282
        -------------------------------------------------------------------------------------------------------------------
                 Total Equity Securities                  $328               $17                   $13              $332
        -------------------------------------------------------------------------------------------------------------------


     Proceeds from sales of equity securities were $124 million, $212 million and $112 million in 2003, 2002 and 2001, respectively. Gross gains of $23 million, $8 million and $10 million and gross losses of $2 million, $4 million and $13 million in 2003, 2002 and 2001, respectively, were realized on those sales. Additional losses of $11 million, $19 million and $96 million in 2003, 2002 and 2001, respectively, were realized due to other-than-temporary losses in value.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS

     At December 31, 2003, the cost of approximately 670 investments in fixed maturity and equity securities exceeded their fair value by $122 million. Of the $122 million, $91 million represents fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 78% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $29 million and 38% of these are rated investment grade. The gross unrealized loss on equity securities was $2 million at December 31, 2003.

     Management has determined that the unrealized losses on the Company's investments in fixed maturity and equity securities at December 31, 2003 are temporary in nature. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The Company's review for impairment generally entails:

o Identification and evaluation of investments that have possible indications of impairment;

o Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of the length of time the investment has been in an unrealized loss position; o Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

o Documentation of the results of these analyses, as required under business policies.

     The table below shows the fair value of investments in fixed maturities and equity securities in an unrealized loss position at December 31, 2003:


                                                                     GROSS UNREALIZED LOSSES

                                                          Less Than One Year        One Year or Longer               Total
                                                       -----------------------------------------------------------------------------
                                                                          Gross                      Gross                    Gross
                                                             Fair    Unrealized         Fair    Unrealized        Fair   Unrealized
($ IN MILLIONS)                                             Value        Losses        Value        Losses       Value       Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMOs and pass-through
    securities                                             $1,182           $18          $17            $-      $1,199          $18
U.S. Treasury securities and obligations of U.S.
    Government and government agencies and authorities      1,180            12            -             -       1,180           12
Obligations of states, municipalities and political
     subdivisions                                              45             2            -             -          45            2
Debt securities issued by foreign governments                  55             1            -             -          55            1
All other corporate bonds                                   1,793            39          503            25       2,296           64
Other debt securities                                         755            18           89             3         844           22
Redeemable preferred stock                                     12             1           11             1          23            1
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                                     $5,022           $91         $620           $29      $5,642         $120
Equity securities                                             $25            $1           $5            $1         $30           $2
------------------------------------------------------------------------------------------------------------------------------------


                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     MORTGAGE LOANS AND REAL ESTATE

     At December 31, 2003 and 2002, the Company's mortgage loan and real estate portfolios consisted of the following:


        --------------------------------------------------------------------------------------------------
        ($ IN MILLIONS)                                                              2003            2002
        --------------------------------------------------------------------------------------------------
        Current Mortgage Loans                                                    $1,841          $1,941
        Underperforming Mortgage Loans                                                45              44
        --------------------------------------------------------------------------------------------------
             Total Mortgage Loans                                                  1,886           1,985
        --------------------------------------------------------------------------------------------------
        Real Estate - Foreclosed                                                      63              17
        Real Estate - Investment                                                      33              19
        --------------------------------------------------------------------------------------------------
             Total Real Estate                                                        96              36
        --------------------------------------------------------------------------------------------------
             Total Mortgage Loans and Real Estate                                 $1,982          $2,021
        ==================================================================================================



     Underperforming mortgage loans include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

     Aggregate annual maturities on mortgage loans at December 31, 2003 are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

        -----------------------------------------------------------------------
        YEAR ENDING DECEMBER 31,
        ($ IN MILLIONS)
        -----------------------------------------------------------------------
        2004                                                       $ 173
        2005                                                         107
        2006                                                         347
        2007                                                         131
        2008                                                         141
        Thereafter                                                   987
        -----------------------------------------------------------------------
             Total                                                $1,886
        =======================================================================

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     TRADING SECURITIES

     Trading securities of the Company are held primarily in Tribeca Citigroup Investments Ltd. The assets and liabilities are valued at fair value as follows:


       ($ IN MILLIONS)                                            Fair value as of          Fair value as of
       ---------------                                            December 31, 2003        December 31, 2002
                                                                 ------------------        -----------------
       ASSETS
           Trading securities
              Convertible bond arbitrage                                $1,447                   $1,442
              Other                                                        260                       89
                                                                        ------                   ------
                                                                        $1,707                   $1,531
                                                                        ======                   ======

       LIABILITIES
           Trading securities sold not yet purchased
              Convertible bond arbitrage                                  $629                     $520
              Other                                                          8                       78
                                                                          ----                     ----
                                                                          $637                     $598
                                                                          ====                     ====



     The Company's trading portfolio investments and related liabilities are normally held for periods less than six months. See Note 11.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     OTHER INVESTED ASSETS

     Other invested assets are composed of the following:

        ------------------------------------------------------------------------
        ($ IN MILLIONS)                                       2003        2002
        ------------------------------------------------------------------------
        Investment in Citigroup Preferred Stock            $3,212        $3,212
        Private equity and arbitrage investments            1,315         1,006
        Real estate investments                               327           390
        Derivatives                                           182           263
        Other                                                  56            38
        ------------------------------------------------------------------------
        Total                                              $5,092        $4,909
        ------------------------------------------------------------------------

     CONCENTRATIONS

     At December 31, 2003 and 2002, the Company had an investment in Citigroup Preferred Stock of $3.2 billion. See Note 13.

     The Company both maintains and participates in a short-term investment pool for its insurance affiliates. See Note 13.

     The Company had concentrations of investments, excluding those in federal and government agencies, primarily fixed maturities at fair value, in the following industries:

        ------------------------------------------------------------------------
        ($ IN MILLIONS)                                       2003        2002
        ------------------------------------------------------------------------
        Finance                                            $5,056        $3,681
        Electric Utilities                                  3,552         3,979
        Banking                                             2,830         1,900
        ------------------------------------------------------------------------

     The Company held investments in foreign banks in the amount of $1,018 million and $869 million at December 31, 2003 and 2002, respectively, which are included in the table above. The Company defines its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the categories of the preceding table include $1,118 million and $878 million in Electric Utilities at December 31, 2003 and 2002, respectively. Below investment grade assets in Finance and Banking were insignificant at December 31, 2003 and 2002. Total below investment grade assets were $5.2 billion and $3.8 billion at December 31, 2003 and 2002, respectively.

     Included in mortgage loans were the following group concentrations:

        ------------------------------------------------------------------------
        ($ IN MILLIONS)                                       2003        2002
        ------------------------------------------------------------------------
        STATE
        California                                           $732         $788
        PROPERTY TYPE
        Agricultural                                       $1,025       $1,212
        ------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The Company monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The Company's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

     NON-INCOME PRODUCING INVESTMENTS

     Investments included in the consolidated balance sheets that were non-income producing amounted to $104.4 million and $58.5 million at December 31, 2003 and 2002, respectively.

     RESTRUCTURED INVESTMENTS

     The Company had mortgage loans and debt securities that were restructured at below market terms at December 31, 2003 and 2002. The balances of the restructured investments were insignificant. The new terms typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such loans was insignificant in 2003, 2002 and 2001. Interest on these assets, included in net investment income, was also insignificant in 2003, 2002 and 2001.


     NET INVESTMENT INCOME

        ------------------------------------------------------------------------------------------------------
        FOR THE YEAR ENDED DECEMBER 31,                                    2003           2002           2001
        ($ IN MILLIONS)
        ------------------------------------------------------------------------------------------------------
        GROSS INVESTMENT INCOME
             Fixed maturities                                           $2,465         $2,359         $2,328
             Mortgage loans                                                158            167            210
             Trading                                                       222              9            131
             Other invested assets                                          58            203             71
             Citigroup Preferred Stock                                     203            178             53
             Other, including policy loans                                  82            104            165
        ------------------------------------------------------------------------------------------------------
        Total gross investment income                                    3,188          3,020          2,958
        ------------------------------------------------------------------------------------------------------
        Investment expenses                                                130             84            127
        ------------------------------------------------------------------------------------------------------
        Net Investment Income                                           $3,058         $2,936         $2,831
        ------------------------------------------------------------------------------------------------------


                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)


     Net realized investment gains (losses) for the periods were as follows:
        ------------------------------------------------------------------------------------------------------
        FOR THE YEAR ENDED DECEMBER 31,                                    2003           2002          2001
        ($ IN MILLIONS)
        ------------------------------------------------------------------------------------------------------
        REALIZED INVESTMENT GAINS (LOSSES)
             Fixed maturities                                            $(28)         $(207)           $207
             Equity securities                                             10            (15)            (99)
             Mortgage loans                                               (14)             -               5
             Real estate held for sale                                      1              8               3
             Other invested assets                                         49            (19)              -
             Derivatives                                                   20            (87)             14
             Other                                                         (1)            (2)             (5)
        ------------------------------------------------------------------------------------------------------
                  Total realized investment gains (losses)                $37          $(322)           $125
        ------------------------------------------------------------------------------------------------------


     Changes in net unrealized investment gains (losses) that are reported in accumulated other changes in equity from nonowner sources were as follows:


        -------------------------------------------------------------------------------------------------------------
        FOR THE YEAR ENDED DECEMBER 31,                                           2003           2002          2001
        ($ IN MILLIONS)
        -------------------------------------------------------------------------------------------------------------
        UNREALIZED INVESTMENT GAINS (LOSSES)
             Fixed maturities                                                 $1,198             $664           $85
             Equity securities                                                    35                3            40
             Other                                                                 6               31           (20)
        -------------------------------------------------------------------------------------------------------------
                 Total unrealized investment gains (losses)                    1,239              698           105
        -------------------------------------------------------------------------------------------------------------
             Related taxes                                                       421              243            37
        -------------------------------------------------------------------------------------------------------------
             Change in unrealized investment gains (losses)                      818              455            68
             Balance beginning of year                                           626              171           103
        -------------------------------------------------------------------------------------------------------------
                 Balance end of year                                          $1,444             $626          $171
        -------------------------------------------------------------------------------------------------------------


     VARIABLE INTEREST ENTITIES

     In January 2003, the FASB released FIN 46, which changes the method of determining whether certain entities, including securitization entities, should be included in the Company's consolidated financial statements.

     The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated. In December 2003, the FASB released a revision of FIN 46 (FIN 46-R or the interpretation), which includes substantial changes from the original. The calculation of expected losses and expected residual returns have both been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, FIN 46-R changes the definition of a variable interest. The interpretation permits adoption of either the original or the revised versions of FIN 46 until the first quarter of 2004, at which time FIN 46-R must be adopted. For 2003 year-end, the Company's consolidated financial statements are in accordance with the original. (See "Consolidation of Variable Interest Entities" in the "Accounting Changes" section of Note 1.)

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     The following table represents the carrying amounts and classification of consolidated assets that are collateral for VIE obligations. The assets in this table represent two investment vehicles that the Company was involved with prior to February 1, 2003. These two VIEs are a collateralized debt obligation and a real estate joint venture:

                $ IN MILLIONS                              DECEMBER 31, 2003
               -----------------------------------------------------------------
                  Investments                                   $ 400
                  Cash                                             11
                  Other                                             4
                                                         -----------------------
                  Total assets of consolidated VIEs              $415
               -----------------------------------------------------------------

     The debt holders of these VIEs have no recourse to the Company. The Company's maximum exposure to loss is limited to its investment of approximately $8 million. The Company regularly becomes involved with VIEs through its investment activities. This involvement is generally restricted to small passive debt and equity investments.

4.   REINSURANCE

     Reinsurance is used in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT), coinsurance and modified coinsurance. Reinsurance involves credit risk and the Company monitors the financial condition of these reinsurers on an ongoing basis. The Company remains primarily liable as the direct insurer on all risks reinsured.

     Since 1997 the majority of universal life business has been reinsured under an 80%/20% YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning in September 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for universal life and $25.0 million for term insurance. For other plans of insurance, it is the policy of the Company to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification. Generally, the maximum retention on an ordinary life risk is $2.5 million. Total in-force business ceded under reinsurance contracts is $356.3 billion and $321.9 billion at December 31, 2003 and 2002, respectively.

     Effective July 1, 2000 the Company sold 90% of its individual long-term care insurance business to General Electric Capital Assurance Company and its subsidiary in the form of indemnity reinsurance arrangements. Written premiums ceded per these arrangements were $226.8 million, $231.8 million and $233.3 million in 2003, 2002 and 2001, respectively, and earned premiums ceded were $226.7 million, $233.8 million and $240.1 million in 2003, 2002 and 2001, respectively.

     On January 3, 1995, the Company sold its group life business to The Metropolitan Life Insurance Company (MetLife) under the form of an indemnity insurance arrangement. Premiums written and earned in 2003, 2002 and 2001 were insignificant.

                  TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Prior to April 1, 2001, the Company also reinsured substantially all of the guaranteed minimum death benefit (GMDB) on its variable annuity product. Total variable annuity account balances with GMDB were $23.5 billion, of which $12.9 billion, or 55%, was reinsured, and $19.1 billion, of which $12.4 billion, or 65%, was reinsured at December 31, 2003 and 2002, respectively. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR totals $1.7 billion, of which $1.4 billion, or 81%, is reinsured and $4.6 billion, of which $3.8 billion, or 82%, is reinsured at December 31, 2003 and 2002, respectively.

     TIC writes workers' compensation business. This business is reinsured through a 100% quota-share agreement with The Travelers Indemnity Company, an insurance subsidiary of TPC.

     A summary of reinsurance financial data reflected within the consolidated statements of income and balance sheets is presented below ($ in millions):


                                                                           FOR THE YEARS ENDING DECEMBER 31,
        WRITTEN PREMIUMS                                                  2003           2002           2001
        ------------------------------------------------------------------------------------------------------
        Direct                                                          $2,979         $2,610         $2,848
        Assumed                                                              1              -              1
        Ceded to:
             The Travelers Indemnity Company                                 2            (83)          (146)
             Other companies                                              (638)          (614)          (591)
        ------------------------------------------------------------------------------------------------------
        Total Net Written Premiums                                      $2,344         $1,913         $2,112
        ======================================================================================================



        EARNED PREMIUMS                                                   2003           2002           2001
        ------------------------------------------------------------------------------------------------------
        Direct                                                          $3,001         $2,652         $2,879
        Assumed                                                              1              -              1
        Ceded to:
             The Travelers Indemnity Company                               (21)          (109)          (180)
             Other companies                                              (654)          (619)          (598)
        ------------------------------------------------------------------------------------------------------
        Total Net Earned Premiums                                       $2,327         $1,924         $2,102
        ======================================================================================================


     The Travelers Indemnity Company was an affiliate in 2001 and for part of 2002. See Note 14.

     Reinsurance recoverables at December 31, 2003 and 2002 include amounts recoverable on unpaid and paid losses and were as follows ($ in millions):


        REINSURANCE RECOVERABLES                                           2003           2002
        ---------------------------------------------------------------------------------------
        Life and accident and health business                           $2,885         $2,589
        Property-casualty business:

             The Travelers Indemnity Company                             1,585          1,712
        ---------------------------------------------------------------------------------------
        Total Reinsurance Recoverables                                  $4,470         $4,301
        =======================================================================================


     Reinsurance recoverables for the life and accident and health business include $1,617 million and $1,351 million at December 31, 2003 and 2002, respectively, from General Electric Capital Assurance Company. Assets collateralizing these receivables are held in trust for the purpose of paying Company claims.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

     Reinsurance recoverables also include $435 million and $472 million at December 31, 2003 and 2002, respectively, from MetLife.

5.   INTANGIBLE ASSETS

     The Company's intangible assets are DAC, goodwill and the value of insurance in force. DAC and the value of insurance in force are amortizable. The following is a summary of capitalized DAC by type.



                                       Deferred & Payout                          Traditional Life &
     In millions of dollars                Annuities            UL & COLI               Other              Total
     -----------------------------------------------------------------------------------------------------------------
     Balance January 1, 2002                $1,137                 $430                 $1,894             $3,461

     Deferred expenses & other                 347                  172                    349                868
     Amortization expense                     (142)                 (24)                  (238)              (404)
     Underlying lapse and interest
         rate adjustment                        22                    -                      -                 22
     Amortization related to SFAS
         91 reassessment                       (11)                   -                      -                (11)
                                      --------------------------------------------------------------------------------
     Balance December 31, 2002               1,353                  578                  2,005              3,936

     Deferred expenses & other                 340                  221                    399                960
     Amortization expense                     (212)                 (33)                  (256)              (501)
                                      --------------------------------------------------------------------------------
     Balance December 31, 2003              $1,481                 $766                 $2,148             $4,395
     -----------------------------------------------------------------------------------------------------------------


     The value of insurance in force totaled $112 million and $130 million at December 31, 2003 and 2002, respectively, and is included in other assets. Amortization expense on the value of insurance in force was $18 million, $25 million and $26 million for the year ended December 31, 2003, 2002 and 2001, respectively. Amortization expense related to the value of insurance in force is estimated to be $18 million in 2004, $17 million in 2005, $14 million in 2006, $12 million in 2007 and $8 million in 2008. In 2002 there was an opening balance sheet reclassification between DAC and the value of insurance in force in the amount of $11 million. This had no impact on results of operations or shareholder's equity.

     The Company stopped amortizing goodwill on January 1, 2002. During 2001, the Company reversed $8 million of negative goodwill. Net income adjusted to exclude the impact of goodwill amortization for the year ended December 31, 2001 is as follows:

                                                               Year Ended
      ($ IN MILLIONS)                                      DECEMBER 31, 2001
                                                           -----------------
     Net income:
         Reported net income                                     $1,272
         Negative goodwill reversal                                  (8)
         Goodwill amortization                                        7
                                                                 ------
         Adjusted net income                                     $1,271
                                                                 ======

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

6.   DEPOSIT FUNDS AND RESERVES

     At December 31, 2003 and 2002, the Company had $43.5 billion and $38.8 billion, respectively, of life and annuity deposit funds and reserves. Of that total, $24.7 billion and $21.8 billion is not subject to discretionary withdrawal based on contract terms. The remaining $18.8 billion and $17.0 billion is for life and annuity products that are subject to discretionary withdrawal by the contractholder. Included in the amounts that are subject to discretionary withdrawal is $7.0 billion and $5.7 billion of liabilities that are surrenderable with market value adjustments. Also included are an additional $6.1 billion and $5.5 billion of life insurance and individual annuity liabilities which are subject to discretionary withdrawals, and have an average surrender charge of 5.0% and 4.7%, respectively. In the payout phase, these funds are credited at significantly reduced interest rates. The remaining $5.7 billion and $5.8 billion of liabilities are surrenderable without charge. Approximately 10.0% of these relate to individual life products for each of 2003 and 2002. These risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent against withdrawal by long-term policyholders. Insurance liabilities that are surrendered or withdrawn are reduced by outstanding policy loans and related accrued interest prior to payout.

     Included in contractholder funds and in the preceding paragraph are GICs totaling $14.4 billion. The scheduled maturities for these GICs, including interest, are $4.808 billion, $1.333 billion, $1.665 billion, $1.182 billion, $1.149 billion and $2.415 billion in 2004, 2005, 2006, 2007, 2008 and thereafter, respectively. These GICs have a weighted average interest rate of 4.07% at December 31, 2003.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

7.   FEDERAL INCOME TAXES


      EFFECTIVE TAX RATE
      ($ IN MILLIONS)
     -------------------------------------------------------------------------------------------------------
     FOR THE YEAR ENDED DECEMBER 31,                              2003            2002           2001
     -------------------------------------------------------------------------------------------------------
     Income before federal income taxes                           $1,829          $1,503         $1,911
     Statutory tax rate                                               35%             35%            35%
     -------------------------------------------------------------------------------------------------------
     Expected federal income taxes                                   640             526            669
     Tax effect of:
          Non-taxable investment income                              (91)            (62)           (20)
          Tax reserve release                                        (79)            (43)           (18)
          Other, net                                                   1               -             (1)
     -------------------------------------------------------------------------------------------------------
     Federal income taxes                                           $471            $421           $630
     =======================================================================================================
     Effective tax rate                                               26%             28%            33%
     -------------------------------------------------------------------------------------------------------



     COMPOSITION OF FEDERAL INCOME TAXES
     Current:
          United States                                             $330            $217           $424
          Foreign                                                     30              19             47
     -------------------------------------------------------------------------------------------------------
          Total                                                      360             236            471
     -------------------------------------------------------------------------------------------------------
     Deferred:
          United States                                              108             182            166
          Foreign                                                      3               3             (7)
     -------------------------------------------------------------------------------------------------------
          Total                                                      111             185            159
     -------------------------------------------------------------------------------------------------------
     Federal income taxes                                           $471            $421           $630
     =======================================================================================================


     Additional tax benefits (expense) attributable to employee stock plans allocated directly to shareholder's equity for the years ended December 31, 2003, 2002 and 2001 were $3 million, $(17) million and $21 million, respectively.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The net deferred tax liability at December 31, 2003 and 2002 was comprised of the tax effects of temporary differences related to the following assets and liabilities:

--------------------------------------------------------------------------------
($ IN MILLIONS)                                                2003        2002
--------------------------------------------------------------------------------

Deferred Tax Assets:

     Benefit, reinsurance and other reserves                  $574        $422
     Operating lease reserves                                   52          57
     Employee benefits                                         201         199
     Other                                                     392         289
--------------------------------------------------------------------------------
         Total                                               1,219         967
--------------------------------------------------------------------------------

Deferred Tax Liabilities:

     Deferred acquisition costs and value
        of insurance in force                               (1,225)     (1,097)
     Investments, net                                       (1,795)     (1,180)
     Other                                                    (229)       (138)
--------------------------------------------------------------------------------
         Total                                              (3,249)     (2,415)
--------------------------------------------------------------------------------
Net Deferred Tax Liability                                 $(2,030)    $(1,448)
--------------------------------------------------------------------------------

The Company and its subsidiaries file a consolidated federal income tax return with Citigroup. Federal income taxes are allocated to each member of the consolidated group, according to a Tax Sharing Agreement (the Agreement), on a separate return basis adjusted for credits and other amounts required by the Agreement.

TIC had $52 million and $156 million payable to Citigroup at December 31, 2003 and 2002, respectively, related to the Agreement.

At December 31, 2003 and 2002, the Company had no ordinary or capital loss carryforwards.

The policyholders' surplus account, which arose under prior tax law, is generally that portion of the gain from operations that has not been subjected to tax, plus certain deductions. The balance of this account is approximately $932 million. Income taxes are not provided for on this amount because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed as a dividend or exceed limits prescribed by federal law. Distributions are not currently contemplated from this account. At current rates the maximum amount of such tax would be approximately $326 million.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

8. SHAREHOLDER'S EQUITY

SHAREHOLDER'S EQUITY AND DIVIDEND AVAILABILITY

The Company's statutory net income, which includes the statutory net income of all insurance subsidiaries, was $1,104 million, $256 million and $330 million for the years ended December 31, 2003, 2002 and 2001, respectively. The Company's statutory capital and surplus was $7.6 billion and $6.9 billion at December 31, 2003 and 2002, respectively.

Effective January 1, 2001, the Company began preparing its statutory basis financial statements in accordance with the National Association of Insurance Commissioners' ACCOUNTING PRACTICES AND PROCEDURES MANUAL - VERSION EFFECTIVE JANUARY 1, 2001, subject to any deviations prescribed or permitted by its domicilary insurance commissioners (see Permitted Statutory Accounting Practices in Note 1). The impact of this change on the Company's statutory capital and surplus was not significant. The impact of this change on statutory net income was $119 million in 2001, related to recording equity method investment earnings as unrealized gains versus net investment income.

The Company is currently subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. A maximum of $845 million is available by the end of the year 2004 for such dividends without prior approval of the State of Connecticut Insurance Department, depending upon the amount and timing of the payments. In accordance with the Connecticut statute, TLAC, after reducing its unassigned funds (surplus) by 25% of the change in net unrealized capital gains, may not pay dividends during 2004 without prior approval of the State of Connecticut Insurance Department. Primerica may pay up to $242 million to TIC in 2004 without prior approval of the Commonwealth of Massachusetts Insurance Department. The Company paid dividends of $545 million, $586 million and $472 million in 2003, 2002 and 2001, respectively.

In connection with the TPC IPO and distribution, the Company's additional paid-in capital increased $1,596 million during 2002 as follows:

($ IN MILLIONS)

Citigroup Series YYY Preferred Stock                                    $ 2,225
TLA Holdings LLC                                                            142
Cash and other assets                                                       189
Pension, postretirement, and post-employment benefits payable              (279)
Deferred tax assets                                                          98
Deferred tax liabilities                                                   (779)
                                                                        -------
                                                                        $ 1,596
                                                                        =======

See Note 14.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

8.  SHAREHOLDER'S EQUITY

ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                  NET UNREALIZED                                             ACCUMULATED OTHER
                                                  GAIN/LOSS        FOREIGN CURRENCY     DERIVATIVE           CHANGES IN EQUITY
($ IN MILLIONS)                                   ON INVESTMENT    TRANSLATION          INSTRUMENTS AND      FROM NONOWNER
                                                  SECURITIES       ADJUSTMENTS          HEDGING ACTIVITIES   SOURCES
-------------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2001                                $104                $--                $--                 $104
Cumulative effect of change in accounting
   for derivative instruments and hedging
   activities, net of tax of $(16)                        14                 --                (43)                 (29)
Unrealized gains on investment securities,
   net of tax of $74                                     138                 --                 --                  138
Less: Reclassification adjustment for gains
   included in net income, net of tax of $(38)           (70)                --                 --                  (70)
Foreign currency translation adjustment, net
   of tax of $(2)                                         --                 (3)                --                   (3)
Less: Derivative instrument hedging activity
   losses, net of tax of $(35)                            --                 --                (66)                 (66)
-------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                             82                 (3)              (109)                 (30)
-------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                               186                 (3)              (109)                  74
Unrealized gains on investment securities,
   net of tax of $167                                    311                 --                  --                 311
Add: Reclassification adjustment for losses
   included in net income, net of tax of $78             144                 --                  --                 144
Foreign currency translation adjustment, net
  of tax of $2                                            --                  3                  --                   3
Less: Derivative instrument hedging activity
   losses,  net of tax of $(42)                           --                 --                (78)                 (78)
-------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                            455                  3                (78)                 380
-------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2002                               641                 --               (187)                 454
-------------------------------------------------------------------------------------------------------------------------------
Unrealized gains on investment securities,
   net of tax of $407                                    793                 --                 --                  793
Add: Reclassification adjustment for losses
   included in net income, net of tax of $13              25                 --                 --                   25
Foreign currency translation adjustment, net
   of tax of $3                                           --                  4                 --                    4
Add: Derivative instrument hedging activity
   gains, net of tax of $46                               --                 --                 84                   84
-------------------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                            818                  4                 84                  906
-------------------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                            $1,459                 $4              $(103)              $1,360
-------------------------------------------------------------------------------------------------------------------------------

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

9. BENEFIT PLANS

PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company participates in a qualified, noncontributory defined benefit pension plan sponsored by Citigroup. The Company's share of the expense related to this plan was insignificant in 2003, 2002 and 2001.

The Company also participates in a non-qualified, noncontributory defined benefit pension plan sponsored by Citigroup. During 2002, the Company assumed TPC's share of the non-qualified pension plan related to inactive employees of the former Travelers Insurance entities as part of the TPC spin-off. The Company's share of net expense for this plan was $5 million in 2003, $10 million in 2002, and insignificant in 2001.

In addition, the Company provides certain other postretirement benefits to retired employees through a plan sponsored by Citigroup. The Company assumed TPC's share of the postretirement benefits related to inactive employees of the former Travelers Insurance entities during 2002 as part of the TPC spin-off. The Company's share of net expense for the other postretirement benefit plans was $28 million in 2003, $18 million in 2002 and not significant for 2001.

401(K) SAVINGS PLAN

Substantially all of the Company's employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. The Company's expenses in connection with the 401(k) savings plan were not significant in 2003, 2002 and 2001. See
Note 13.

10. LEASES

Most leasing functions for the Company are administered by a Citigroup subsidiary. Net rent expense for the Company was $21 million, $24 million, and $26 million in 2003, 2002 and 2001, respectively.

--------------------------------------------------------------------------------
YEAR ENDING DECEMBER 31,              MINIMUM OPERATING       MINIMUM CAPITAL
($ IN MILLIONS)                        RENTAL PAYMENTS        RENTAL PAYMENTS
--------------------------------------------------------------------------------
2004                                        $ 47                    $ 5
2005                                          52                      5
2006                                          58                      5
2007                                          58                      6
2008                                          58                      6
Thereafter                                    83                     18
--------------------------------------------------------------------------------
Total Rental Payments                       $355                    $45
================================================================================

Future sublease rental income of approximately $60 mllion will partially offset these commitments. Also, the Company will be reimbursed for 50%, totaling $135 million through 2011, of the rental expense for a particular lease by an affiliate.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

11. DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

DERIVATIVE FINANCIAL INSTRUMENTS

The Company uses derivative financial instruments, including financial futures contracts, swaps, options and forward contracts, as a means of hedging exposure to interest rate changes, equity price changes, credit and foreign currency risk. The Company also uses derivative financial instruments to enhance portfolio income and replicate cash market investments. The Company, through Tribeca Citigroup Investments Ltd., holds and issues derivative instruments in conjunction with these investment strategies.

The Company uses exchange traded financial futures contracts to manage its exposure to changes in interest rates that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. To hedge against adverse changes in interest rates, the Company enters long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

The Company uses equity option contracts to manage its exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the Company enters long positions in equity option contracts with major financial institutions. These contracts allow the Company, for a fee, the right to receive a payment if the Standard and Poor's 500 Index falls below agreed upon strike prices.

Currency option contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the Company's direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts that give it the right, but not the obligation, to sell the foreign currency within a limited time at a contracted price that may also be settled in cash, based on differentials in the foreign exchange rate. These contracts cannot be settled prior to maturity.

The Company enters into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed upon notional principal amount. The Company also enters into basis swaps in which both legs of the swap are floating with each based on a different index. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

The Company enters into currency swaps in connection with other financial instruments to provide greater risk diversification and better match assets purchased in U.S. Dollars with a corresponding liability originated in a foreign currency. Under currency swaps, the Company agrees with other parties to exchange, at specified intervals, foreign currency for U.S. Dollars. Generally, there is an exchange of foreign currency for U.S. Dollars at the outset of the contract based upon prevailing foreign exchange rates. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

Forward contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the net investment in the Company's Canadian operations as well as direct

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts to exchange foreign currency for U.S. Dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the Company must purchase the foreign currency necessary to settle the contracts.

The Company enters into credit default swaps in conjunction with a fixed income investment to reproduce the investment characteristics of a different investment. The Company will also enter credit default swaps to reduce exposure to certain corporate debt security investment exposures that it holds. Under credit default swaps, the Company agrees with other parties to receive or pay, at specified intervals, fixed or floating rate interest amounts calculated by reference to an agreed notional principal amount in exchange for the credit default risk of a specified bond. Swap agreements are not exchange traded so they are subject to the risk of default by the counterparty.

Several of the Company's hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

The Company monitors the creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance sheet financial instruments. The controls include credit approvals, credit limits and other monitoring procedures. Additionally, the Company enters into collateral agreements with its derivative counterparties. As of December 31, 2003, the Company held collateral under these contracts amounting to approximately $96.9 million.

The following table summarizes certain information related to the Company's hedging activities for the years ended December 31, 2003 and 2002:

                                      Year Ended             Year Ended
In millions of dollars                December 31, 2003      December 31, 2002
--------------------------------------------------------------------------------
Hedge ineffectiveness recognized
    related to fair value hedges             $(23.2)               $(18.3)

Hedge ineffectiveness recognized
    related to cash flow hedges                (3.4)                 14.8


Net loss recorded in accumulated
    other changes in equity from
    nonowner sources related to
    net investment hedges                     (33.6)                 (8.4)

Net loss from economic
    hedges recognized in earnings              (1.6)                (32.8)

During the year ended December 31, 2002 the Company recorded a gain of $.3 million from discontinued forecasted transactions. During the year ended December 31, 2003 there were no discontinued forecasted transactions. The amount expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings within twelve months from December 31, 2003 is $(90.4) million.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, the Company issues fixed and variable rate loan commitments and has unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated entities. The off-balance sheet risk of fixed and variable rate loan commitments was $253.5 million and $240.9 million at December 31, 2003 and 2002, respectively. The Company had unfunded commitments of $527.8 million and $630.0 million to these partnerships at December 31, 2003 and 2002, respectively.

FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

The Company uses various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

At December 31, 2003 and 2002, investments in fixed maturities had a carrying value and a fair value of $42.3 billion and $36.4 billion, respectively. See Notes 1 and 3.

At December 31, 2003, mortgage loans had a carrying value of $1.9 billion and a fair value of $2.0 billion and at year-end 2002 had a carrying value of $2.0 billion and a fair value of $2.2 billion. In estimating fair value, the Company used interest rates reflecting the current real estate financing market.

Included in other invested assets are 2,225 shares of Citigroup Cumulative Preferred Stock Series YYY, carried at cost of $2,225 million at December 31, 2003 and 2002, acquired as a contribution from TPC. This Series YYY Preferred Stock pays cumulative dividends at 6.767%, has a liquidation value of $1 million per share and has perpetual duration, is not subject to a sinking fund or mandatory redemption but may be optionally redeemed by Citigroup at any time on or after February 27, 2022. Dividends totaling $151 million and $125 million were received in 2003 and 2002, respectively. There is no established market for this investment and it is not practicable to estimate the fair value of the preferred stock.

Included in other invested assets are 987 shares of Citigroup Cumulative Preferred Stock Series YY, carried at cost of $987 million at December 31, 2003 and 2002. This Series YY Preferred Stock pays cumulative dividends at 5.321%, has a liquidation value of $1 million per share, and has perpetual duration, is not subject to a sinking fund or mandatory redemption but may be optionally redeemed by Citigroup at any time on or after December 22, 2018. Dividends totaling $53 million were received during each of 2003, 2002 and 2001. There is no established market for this investment and it is not practicable to estimate the fair value of the preferred stock.

At December 31, 2003, contractholder funds with defined maturities had a carrying value of $13.5 billion and a fair value of $13.7 billion, compared with a carrying value and a fair value of $12.5 billion and $13.3 billion at December 31, 2002. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the Company's credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $13.1 billion and a fair value of $12.8 billion at December 31, 2003, compared with a carrying value of $11.1 billion and a fair value of $10.7 billion at December 31, 2002. These contracts generally are valued at surrender value.

The carrying values of $698 million and $321 million of financial instruments classified as other assets approximated their fair values at December 31, 2003 and 2002, respectively. The carrying value of $2.5 billion and $1.5 billion of financial instruments classified as other liabilities at December 31, 2003 and 2002

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

also approximated their fair values at both December 31, 2003 and 2002. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

Both the assets and liabilities of separate accounts providing a guaranteed return had a carrying value and a fair value of $350 million at December 31, 2003, compared with a carrying value and a fair value of $511 million at December 31, 2002.

The carrying values of cash, trading securities and trading securities sold not yet purchased are carried at fair value. The carrying values of short-term securities and investment income accrued approximated their fair values. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

12. COMMITMENTS AND CONTINGENCIES

LITIGATION

In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing. The Company is cooperating fully with all of these reviews and is not able to predict their outcomes.

The Company is a defendant or co-defendant in various litigation matters in the normal course of business. These include civil actions, arbitration proceedings and other matters arising in the normal course of business out of activities as an insurance company, a broker and dealer in securities or otherwise. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's consolidated results of operations, financial condition or liquidity.

OTHER

The Company is a member of the Federal Home Loan Bank of Boston (the Bank), and in this capacity has entered into a funding agreement (the agreement) with the Bank where a blanket lien has been granted to collateralize the Bank's deposits. The Company maintains control of these assets, and may use, commingle, encumber or dispose of any portion of the collateral as long as there is no event of default and the remaining qualified collateral is sufficient to satisfy the collateral maintenance level. The agreement further states that upon any event of default, the Bank's recovery is limited to the amount of the member's outstanding funding agreement. The amount of the Company's liability for funding agreements with the Bank as of December 31, 2003 is $1 billion, included in contractholder funds. The Company holds $50 million of common stock of the Bank, included in equity securities.

The Company has provided a guarantee on behalf of Citicorp International Life Insurance Company, Ltd. (CILIC), an affiliate. The Company has guaranteed to pay claims up to $1 billion of life insurance coverage for CILIC. This guarantee takes effect if CILIC cannot pay claims because of insolvency, liquidation or rehabilitation. Life insurance coverage in force under this guarantee at December 31, 2003 is $61 million. The Company does not hold any collateral related to this guarantee.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

13. RELATED PARTY TRANSACTIONS

Citigroup and certain of its subsidiaries provide investment management and accounting services, payroll, internal auditing, benefit management and administration, property management and investment technology services to the Company as of December 31, 2003. At December 31, 2001 the majority of these services were provided by either Citigroup and its subsidiaries or TPC. The Company paid Citigroup and its subsidiaries $55.3 million, $56.9 million and $43.6 million in 2003, 2002 and 2001, respectively, for these services. The Company paid TPC $4.9 million, $33.6 million and $30.0 million in 2003, 2002 and 2001, respectively, for these services. The amounts due to affiliates related to these services, included in other liabilities at December 31, 2003 and 2002, were insignificant. See Note 14.

The Company has received reimbursements from Citigroup and its affiliates related to the Company's increased benefit and lease expenses after the TPC spin-off. These reimbursements totaled $34.3 million in 2003 and $15.5 million in 2002.

The Company maintains a short-term investment pool in which its insurance affiliates participate. The position of each company participating in the pool is calculated and adjusted daily. At December 31, 2003 and 2002, the pool totaled approximately $3.8 billion and $4.2 billion, respectively. The Company's share of the pool amounted to $3.3 billion and $3.8 billion at December 31, 2003 and 2002, respectively, and is included in short-term securities in the consolidated balance sheets.

At December 31, 2003 and 2002, the Company had outstanding loaned securities to its affiliate Smith Barney (SB), a division of Citigroup Global Markets, Inc., of $238.5 million and $267.1 million, respectively.

Included in other invested assets is a $3.2 billion investment in Citigroup Preferred Stock at December 31, 2003 and 2002, carried at cost. Dividends received on these investments were $204 million in 2003, $178 million in 2002 and $53 million in 2001. See Note 11.

The Company had investments in an affiliated joint venture, Tishman Speyer, in the amount of $166.3 million and $186.1 million at December 31, 2003 and 2002, respectively. Income of $18.6 million, $99.7 million and $65.5 million was earned on these investments in 2003, 2002 and 2001, respectively.

The Company also had an investment in Greenwich Street Capital Partners I, an affiliated private equity investment, in the amount of $48.3 million and $23.6 million at December 31, 2003 and 2002, respectively. Income (loss) of $33.9 million, $0 million and $(41.6) million were earned on this investment in 2003, 2002 and 2001, respectively.

In the ordinary course of business, the Company purchases and sells securities through affiliated broker-dealers. These transactions are conducted on an arm's-length basis.

The Company markets deferred annuity products and life insurance through SB. Annuity deposits related to these products were $835 million, $1.0 billion, and $1.5 billion in 2003, 2002 and 2001, respectively. Life premiums were $114.9 million, $109.7 million and $96.5 million in 2003, 2002 and 2001, respectively. Commissions and fees paid to SB were $70.3 million, $77.0 million and $84.6 million in 2003, 2002 and 2001, respectively.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The Company also markets individual annuity and life insurance through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet), a joint venture between Citigroup and State Street Bank. Deposits received from CitiStreet were $1.4 billion in 2003 and $1.6 billion in each of 2002 and 2001. Commissions and fees paid to CitiStreet were $52.9 million, $54.0 million and $59.1 million in 2003, 2002 and 2001, respectively.

The Company markets individual annuity products through an affiliate Citibank, N.A. (together with its subsidiaries, Citibank). Deposits received from Citibank were $357 million, $321 million and $564 million in 2003, 2002 and 2001, respectively. Commissions and fees paid to Citibank were $29.8 million, $24.0 million and $37.2 million in 2003, 2002 and 2001, respectively.

Primerica Financial Services (PFS), an affiliate, is a distributor of products for TLA. PFS sold $714 million, $787 million and $901 million of individual annuities in 2003, 2002 and 2001, respectively. Commissions and fees paid to PFS were $58.1 million, $60.4 million and $67.8 million in 2003, 2002 and 2001, respectively.

Primerica Life has entered into a General Agency Agreement with PFS that provides that PFS will be Primerica Life's general agent for marketing all insurance of Primerica Life. In consideration of such services, Primerica Life agreed to pay PFS marketing fees of no less than $10 million per year based upon U.S. gross direct premiums received by Primerica Life. In each of 2003, 2002, and 2001 the fees paid by Primerica Life were $12.5 million.

The Company sells structured settlement annuities to the property-casualty subsidiaries of TPC. See Note 14.

TIC has made a solvency guarantee for an affiliate, CILIC. See Note 12.

The Company participates in a stock option plan sponsored by Citigroup that provides for the granting of stock options in Citigroup common stock to officers and other employees. To further encourage employee stock ownership, Citigroup introduced the WealthBuilder stock option program during 1997 and the Citigroup Ownership Program in 2001. Under these programs, all employees meeting established requirements have been granted Citigroup stock options. During 2001, Citigroup introduced the Citigroup 2001 Stock Purchase Program for new employees, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the market value on the date of the agreements. During 2003 Citigroup introduced the Citigroup 2003 Stock Purchase Program, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the lesser of the market value on the first date of the offering period or the market value at the close of the offering period. Enrolled employees are permitted to make one purchase prior to the expiration date. The Company's charge to income for these plans was insignificant in 2003, 2002 and 2001.

The Company also participates in the Citigroup Capital Accumulation Program. Participating officers and other employees receive a restricted stock award in the form of Citigroup common stock. These restricted stock awards generally vest after a three-year period and, except under limited circumstances, the stock can not be sold or transferred during the restricted period by the participant, who is required to render service to the Company during the restricted period. The Company's charge to income for this program was insignificant in 2003, 2002 and 2001.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Unearned compensation expense associated with the Citigroup restricted common stock grants, which represents the market value of Citigroup's common stock at the date of grant, is included in other assets in the consolidated balance sheet and is recognized as a charge to income ratably over the vesting period. The Company's charge to income was insignificant during 2003, 2002 and 2001.

14. TRAVELERS PROPERTY CASUALTY SPIN-OFF

On March 27, 2002, TPC, the Company's parent at December 31, 2001, completed its IPO. On August 20, 2002, Citigroup made a tax-free distribution to its stockholders of a majority portion of its remaining interest in TPC. Prior to the IPO the following transactions occurred:

        o The common stock of the Company was distributed by TPC to CIHC so the Company would remain an indirect wholly owned subsidiary of Citigroup.

        o The Company sold its home office buildings in Hartford, Connecticut and a building housing TPC's information systems in Norcross, Georgia to TPC for $68 million.

        o TLA Holdings LLC, a non-insurance subsidiary valued at $142 million, was contributed to the Company by TPC.

        o The Company assumed pension, postretirement and post employment benefits payable to all inactive employees of the former Travelers Insurance entities and received $189 million of cash and other assets from TPC to offset these benefit liabilities. In March 2003, TPC paid the Company $22.6 million as a settlement for these benefit-related liabilities.

        o The Company received 2,225 shares of Citigroup's 6.767% Cumulative Preferred Stock, Series YYY, with a par value of $1.00 per share and a liquidation value of $1 million per share as a contribution from TPC.

At December 31, 2001, TPC and its subsidiaries were affiliates of the Company and provided certain services to the Company. These services included data processing, facilities management, banking and financial functions, benefits administration and others. During 2002, the Company began phasing out these services. The Company still receives certain services from TPC on a contract basis. The Company paid TPC $4.9 million, $33.6 million and $30.0 million in 2003, 2002 and 2001, respectively, for these services.

The Company sells structured settlement annuities to the property-casualty insurance subsidiaries of TPC. Such premiums and deposits were $159 million and $194 million for 2002 and 2001, respectively.

The Company has a license from TPC to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

15. RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES

The following table reconciles net income to net cash provided by operating activities:

--------------------------------------------------------------------------------
FOR THE YEAR ENDED DECEMBER 31,                    2003       2002       2001
($ IN MILLIONS)
--------------------------------------------------------------------------------

Net Income                                        $1,358     $1,082     $1,281
  Adjustments to reconcile net income to net
  cash provided by operating activities:
    Realized (gains) losses                          (37)       322       (125)
    Deferred federal income taxes                     58        185        159
    Amortization of deferred policy
      acquisition costs                              501        393        379
    Additions to deferred policy acquisition        (960)      (879)      (851)
      costs
    Investment income                               (503)      (119)      (493)
    Premium balances                                   8         (7)         7
    Insurance reserves and accrued expenses
                                                     832        493        686

    Other                                           (443)      (402)       237
--------------------------------------------------------------------------------
Net cash provided by operations                   $  814     $1,068     $1,280
--------------------------------------------------------------------------------

16. NON-CASH INVESTING AND FINANCING ACTIVITIES

In 2003, significant non-cash investing and financing activities include the acquisition of real estate through foreclosures of mortgage loans amounting to $129 million. In 2002, these activities include the contribution of $2,225 million of Citigroup YYY Preferred Stock and related deferred tax liability of $779 million; a $17 million COLI asset and $98 million deferred tax asset related to the transfer of $279 million of pension and postretirement benefits, transferred for $172 million cash; and the contribution of a non-insurance company, TLA Holdings, LLC, for $142 million. In 2001, these activities were insignificant.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 9A.  CONTROLS AND PROCEDURES

DISCLOSURE CONTROLS AND PROCEDURES

The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

INTERNAL CONTROL OVER FINANCIAL REPORTING

There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended December 31, 2003 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


ITEM 11.  EXECUTIVE COMPENSATION.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.


ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES

During 2003 the Securities and Exchange Commission (SEC) changed the definitions of certain terms used by public companies to categorize and disclose various types of services performed by independent auditors. The following is a description of the fees earned by KPMG for services rendered to the Company for the years ended December 31, 2003 and 2002:

AUDIT FEES: Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company's consolidated financial statements, KPMG's audits of subsidiary financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by the Company's independent auditors. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to the Company's regulatory filings, reports on internal control reviews required by regulators, due diligence on completed acquisitions, accounting advice on completed transactions, and certain forensic services in connection with audit services. The aggregate fees earned by KPMG for audit services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002 totaled approximately $1.3 million and $1.1 million, respectively.

AUDIT RELATED FEES: Audit related services include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attest services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002 were $37 thousand and $40 thousand, respectively.

TAX FEES: Tax fees include corporate tax compliance, counsel and advisory services as well as expatriate tax services. The Company did not incur any charges from KPMG for tax related services rendered to the Company and its subsidiaries for the years ended December 31, 2003 and December 31, 2002.

ALL OTHER FEES: The Company did not incur any charges from KPMG for other services rendered to the Company and its subsidiaries for matters such as general consulting for the years ended December 31, 2003 and December 31, 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: The Company did not engage KPMG to provide advice to the Company regarding financial information systems design and implementation during the years ended December 31, 2003 and December 31, 2002.

APPROVAL OF INDEPENDENT AUDITOR SERVICES AND FEES

Citigroup's audit and risk management committee has consistently reviewed and approved all fees charged by Citigroup's independent auditors, and actively monitored the relationship between audit and non-audit services provided. The audit and risk management committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors' independence in the conduct of its auditing functions. Effective January 1, 2003, Citigroup adopted a policy that it and its subsidiaries would no longer engage its primary independent auditors for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the audit and risk management committee and presented to the full committee at its next regular meeting.

Under the Citigroup policy approved by the audit and risk management committee, the committee must pre-approve all services provided by Citigroup's independent auditors and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. The audit and risk management committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the audit and risk management committee for approval and to the full audit and risk management committee at its next regular meeting. The policy includes limitations on hiring of partners or other professional employees of KPMG that require adjustments to KPMG 's audit approach if there is any apparent conflict, and at all times we are mindful of the independence requirements of the SEC in considering employment of these individuals.

Administration of the policy is centralized within, and monitored by, Citigroup senior corporate financial management, which reports throughout the year to the audit and risk management committee.

                                     PART IV

ITEM 15.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

(a) Documents filed:

        (1) Financial Statements. See index on page 18 of this report.

        (2) Financial Statement Schedules. See index on page 69 of this report.

        (3) Exhibits. See Exhibit Index on page 67.

(b) Reports on Form 8-K:

        None

                                  EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
-----------     -----------

3.              Articles of Incorporation and By-Laws

                    a) Charter of The Travelers Insurance Company (the "Company"), as effective October 19, 1994, incorporated by reference to Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994 (File No. 33-33691) (the "Company's September 30, 1994 10-Q").

                    b) By-laws of the Company, as effective October 20, 1994, incorporated by reference to Exhibit 3.02 to the Company's September 30, 1994 10-Q.

10.01 Lease for office space in Hartford, Connecticut dated as of April 2, 1996, by and between the Company and The Travelers Indemnity Company, incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of Travelers Property Casualty Corp. for the fiscal year ended December 31, 1996 (file No. 1-14328).

10.02 Trademark License Agreement between Travelers Property Casualty Corp. and The Travelers Insurance Company, effective as of August 20, 2002, incorporated by reference to Exhibit 10.01 to the Company's Quarterly Report on form 10-Q for the fiscal quarter ended September 30, 2002.

10.03 Lease for office space at Cityplace, Hartford, Connecticut, dated March 28, 1996, by and between Aetna Life and Casualty Company and The Travelers Indemnity Company, (the "Cityplace Lease"), incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 of Travelers Insurance Group Holdings Inc. (then known as Travelers/Aetna Property Casualty Corp.) on April 22, 1996 (File No. 333-2254).

10.04           First Amendment, dated May 15, 2001, by and between Aetna Inc.
                (formerly Aetna Life and Casualty Company) as Landlord and The Travelers Indemnity Company, as Tenant, with respect to the Cityplace Lease, incorporated by reference to Exhibit 10.04 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.05 Assignment and Assumption Agreement dated as of August 19, 2002, by and between The Travelers Indemnity Company as Assignor and the Company as Assignee, with respect to the Cityplace Lease, incorporated by reference to Exhibit 10.05 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

14.01 Citigroup Code of Ethics for Financial Professionals, incorporated by reference to Exhibit 14.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

21.             Subsidiaries of the Registrant:

                    Omitted pursuant to General Instruction I (2)(b) of Form
                    10-K.

31.01+ Certification of chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.02+ Certification of chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.01+          Certification Pursuant to 18 USC Section 1350.

-------------
+Filed herewith

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of March, 2004.

                         THE TRAVELERS INSURANCE COMPANY
                                  (Registrant)

         By:      /s/ Glenn D. Lammey
                  -----------------------
                  Glenn D. Lammey
                  Executive Vice President,

                  Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 22nd day of March, 2004.

SIGNATURE                    CAPACITY

/s/ George C. Kokulis        Director and Chief Executive Officer
------------------------     (Principal Executive Officer)
(George C. Kokulis)

/s/ Glenn D. Lammey          Director, Chief Financial Officer and
------------------------     Chief Accounting Officer
(Glenn D. Lammey)            (Principal Financial Officer and
                             Principal Accounting Officer)

/s/ Kathleen L. Preston      Director
------------------------
(Kathleen L. Preston)

/s/ Marla Berman Lewitus     Director
------------------------
(Marla Berman Lewitus)


Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities pursuant to
Section 12 of the Act: NONE

No Annual Report to Security Holders covering the registrant's last fiscal year or proxy material with respect to any meeting of security holders has been sent, or will be sent, to security holders.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


                                                                            PAGE

The Travelers Insurance Company and Subsidiaries

   Independent Auditors' Report                                               *

   Consolidated Statements of Income                                          *

   Consolidated Balance Sheets                                                *
   Consolidated Statements of Changes In Shareholder's Equity                 *
   Consolidated Statements of Cash Flows                                      *
   Notes to Consolidated Financial Statements                                 *

Independent Auditors' Report                                                  70

Schedule I - Summary of Investments - Other than Investments
   in Related Parties 2003                                                    71

Schedule III - Supplementary Insurance Information 2001-2003                  72

Schedule IV - Reinsurance 2001-2003                                           73

All other schedules are inapplicable for this filing.

*  See index on page 18

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Shareholder
The Travelers Insurance Company:


Under date of February 26, 2004, we reported on the consolidated balance sheets of The Travelers Insurance Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2003, which are included in the Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the Company changed its methods of accounting for variable interest entities in 2003, for goodwill and intangible assets in 2002, and for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/KPMG LLP

Hartford, Connecticut
February 26, 2004

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                   SCHEDULE I
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2003
                                 ($ IN MILLIONS)

-----------------------------------------------------------------------------------------------------------------------------
TYPE OF INVESTMENT                                                                                       AMOUNT SHOWN IN
                                                                           COST           VALUE          BALANCE SHEET(1)
-----------------------------------------------------------------------------------------------------------------------------
Fixed Maturities:
     Bonds:
         U.S. Government and government agencies and
           Authorities                                                      $6,487         $6,642              $6,642
         States, municipalities and political subdivisions                     379            398                 398
         Foreign governments                                                   690            740                 740
         Public utilities                                                    2,702          2,901               2,901
         Convertible bonds and bonds with warrants attached                    187            208                 208
         All other corporate bonds                                          29,519         31,260              31,260
-----------------------------------------------------------------------------------------------------------------------------
              Total Bonds                                                   39,964         42,149              42,149
     Redeemable preferred stocks                                               155            174                 174
-----------------------------------------------------------------------------------------------------------------------------
         Total Fixed Maturities                                             40,119         42,323              42,323
-----------------------------------------------------------------------------------------------------------------------------
Equity Securities:
     Common Stocks:
         Banks, trust and insurance companies                                   14             16                  16
         Industrial, miscellaneous and all other                                95            118                 118
-----------------------------------------------------------------------------------------------------------------------------
              Total Common Stocks                                              109            134                 134
     Nonredeemable preferred stocks                                            214            228                 228
-----------------------------------------------------------------------------------------------------------------------------
         Total Equity Securities                                               323            362                 362
-----------------------------------------------------------------------------------------------------------------------------
Mortgage Loans                                                               1,886                              1,886
Real Estate Held For Sale                                                       96                                 96
Policy Loans                                                                 1,135                              1,135
Short-Term Securities                                                        3,603                              3,603
Trading Securities                                                           1,707                              1,707
Other Investments(2)(3)(4)                                                   1,465                              1,465
-----------------------------------------------------------------------------------------------------------------------------
         Total Investments                                                 $50,334                            $52,577
=============================================================================================================================

(1) Determined in accordance with methods described in Notes 1 and 3 of the Notes to Consolidated Financial Statements.

(2) Excludes $3.2 billion of Citigroup Inc. preferred stock. See Note 13 of Notes to Consolidated Financial Statements.

(3) Also excludes $415 million fair value of investment in affiliated partnership interests.

(4) Includes derivatives marked to market and recorded at fair value in the balance sheet.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                  SCHEDULE III
                       SUPPLEMENTARY INSURANCE INFORMATION
                                 ($ IN MILLIONS)

------------------------------------------------------------------------------------------------------------------------------------
                                             FUTURE
                                             POLICY       OTHER
                                             BENEFITS,    POLICY                                    AMORTIZATION
                                DEFERRED     LOSSES,      CLAIMS                         BENEFITS,  OF DEFERRED
                                POLICY       CLAIMS       AND                NET         CLAIMS     POLICY OTHER
                                ACQUISITION  AND LOSS     BENEFITS  PREMIUM  INVESTMENT  AND        ACQUISITION  OPERATING  PREMIUMS
                                COSTS        EXPENSES(1)  PAYABLE   REVENUE  INCOME      LOSSES(2)  COSTS        EXPENSES   WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
                         2003

Travelers Life & Annuity          $2,361       $42,023      $532     $1,082     $2,743    $2,816       $266       $240     $1,093
Primerica                          2,034         3,500       161      1,245        315       534        235        219      1,251
------------------------------------------------------------------------------------------------------------------------------------
Total                             $4,395       $45,523      $693     $2,327     $3,058    $3,350       $501       $459     $2,344
====================================================================================================================================
                         2002

Travelers Life & Annuity          $2,043       $37,774      $461       $730     $2,646    $2,404       $174       $190       $729
Primerica                          1,893         3,261       147      1,194        290       527        219        217      1,184
------------------------------------------------------------------------------------------------------------------------------------
Total                             $3,936       $41,035      $608     $1,924     $2,936    $2,931       $393       $407     $1,913
====================================================================================================================================
                         2001

Travelers Life & Annuity          $1,672       $33,475      $368      $ 957     $2,530    $2,534       $171       $154      $ 955
Primerica                          1,789         3,044       144      1,145        301       507        208        217      1,157
------------------------------------------------------------------------------------------------------------------------------------
Total                             $3,461       $36,519      $512     $2,102     $2,831    $3,041       $379       $371     $2,112
====================================================================================================================================

(1)  Includes contractholder funds.
(2)  Includes interest credited to contractholders.

                THE TRAVELERS INSURANCE COMPANY AND SUBSIDIARIES

                                  SCHEDULE IV
                                  REINSURANCE
                                ($ IN MILLIONS)

------------------------------------------------------------------------------------------
                                                           ASSUMED              PERCENTAGE
                                                CEDED TO     FROM                OF AMOUNT
                                    GROSS        OTHER      OTHER       NET       ASSUMED
                                    AMOUNT     COMPANIES  COMPANIES    AMOUNT     TO NET
------------------------------------------------------------------------------------------
2003
------
Life Insurance In Force             $593,006    $356,298    $3,519    $240,227       1.4%

Premiums:
   Life insurance                     $2,672         419        $1      $2,254        --
   Accident and health insurance         308         235        --          73        --
   Property casualty                      21          21        --          --        --
                                    --------    --------    ------    --------    ------
      Total Premiums                  $3,001        $675        $1      $2,327        --
                                    ========    ========    ======    ========    ======

2002
------
Life Insurance In Force             $549,066    $321,940    $3,568    $230,694       1.5%

Premiums:
   Life insurance                     $2,227         377    $   --      $1,850        --
   Accident and health insurance         316         242        --          74        --
   Property casualty                     109         109        --          --        --
                                    --------    --------    ------    --------    ------
      Total Premiums                  $2,652        $728    $   --      $1,924        --
                                    ========    ========    ======    ========    ======

2001
------
Life Insurance In Force             $510,457    $285,696    $3,636    $228,397       1.6%

Premiums:
   Life insurance                     $2,378        $352    $   --      $2,026        --
   Accident and health insurance         321         246         1          76        --
   Property casualty
                                    --------    --------    ------    --------    ------
                                         180         180        --          --        --
                                    --------    --------    ------    --------    ------
      Total Premiums                  $2,879        $778        $1      $2,102        --
                                    ========    ========    ======    ========    ======

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


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 10-K

     _X_        ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

                                       OR

     ___        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

  FOR THE TRANSITION PERIOD FROM ____________________ TO _____________________

                             ----------------------

                         COMMISSION FILE NUMBER 33-58677

                             ----------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 CONNECTICUT                            06-0904249
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)               Identification No.)

                 ONE CITYPLACE, HARTFORD, CONNECTICUT 06103-3415
               (Address of principal executive offices) (Zip Code)

                                 (860) 308-1000
              (Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None
Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                           Yes __X__           No_____

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                           Yes __X__           No_____

Indicate by checkmark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2).

                           Yes _____           No__X__

As of the date hereof, there were outstanding 30,000 shares of common stock, par value $100 per share, of the registrant, all of which were owned by The Travelers Insurance Company, an indirect wholly owned subsidiary of Citigroup Inc.

                            REDUCED DISCLOSURE FORMAT

The registrant meets the conditions set forth in General Instruction I(1)(a) and
(b) of Form 10-K and is therefore filing this Form with the reduced disclosure format.

DOCUMENTS INCORPORATED BY REFERENCE:  NONE

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

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                TABLE OF CONTENTS
                                -----------------

FORM 10-K
ITEM NUMBER                          PART I                                 PAGE

   1.     Business.............................................................2

   2.     Properties...........................................................4

   3.     Legal Proceedings....................................................5

   4.     Submission of Matters to a Vote of Security Holders..................5

                                     PART II

   5.     Market for Registrant's Common Equity and Related
          Stockholder Matters..................................................5

   6.     Selected Financial Data..............................................5

   7.     Management's Discussion and Analysis of Financial Condition
          and Results of Operations............................................5

   7A.    Quantitative and Qualitative Disclosures About Market Risk..........11

   8.     Financial Statements and Supplementary Data.........................13

   9.     Changes in and Disagreements with Accountants on Accounting and Financial Disclosure............................................46

   9A.    Controls and Procedures.............................................46

                                    PART III

   10.    Directors and Executive Officers of the Registrant..................47

   11.    Executive Compensation..............................................47

   12.    Security Ownership of Certain Beneficial Owners and Management......47

   13.    Certain Relationships and Related Transactions......................47


   14.    Principal Accountant Fees and Services..............................47


                                     PART IV

   15.    Exhibits, Financial Statement Schedules, and Reports on Form 8-K....49

          Exhibit Index.......................................................50

          Signatures .........................................................51
          Index to Financial Statements and Financial Statement Schedules.....52

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

                                     PART I
                                     ------

ITEM 1.  BUSINESS.

GENERAL

The Travelers Life and Annuity Company (the Company) is a wholly owned subsidiary of The Travelers Insurance Company (TIC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup). Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. The periodic reports of Citigroup and TIC provide additional business and financial information concerning those companies and their consolidated subsidiaries. On March 27, 2002, Travelers Property Casualty Corp. (TPC), TIC's parent at December 31, 2001, completed its initial public offering (IPO). On August 20, 2002, Citigroup made a tax-free distribution of the majority of its remaining interest in TPC to Citigroup's stockholders. Prior to the IPO, the common stock of TIC was distributed by TPC to Citigroup Insurance Holding Corporation (CIHC) so that TIC and the Company would remain indirect wholly owned subsidiaries of Citigroup. TIC has a license from TPC to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business.

The Company is a stock insurance company chartered in 1973 in the State of Connecticut and has been continuously engaged in the insurance business since that time. The Company is licensed to conduct life and annuity insurance business in all the states except New York. The Company is also licensed to conduct life and annuity insurance business in the District of Columbia and Puerto Rico.

The Company offers individual annuity and life insurance products to individuals and small businesses. Among the range of individual annuity products offered are deferred fixed and variable annuities and payout annuities. Individual life insurance products include term, universal and variable life insurance. These products are distributed primarily through Smith Barney (SB), a division of Citigroup Global Markets Inc., and Primerica Financial Services (PFS), both affiliates of the Company. Individual annuity sales by SB accounted for 32% of total individual annuity sales in 2003 and 2002. Sales by PFS accounted for 29% and 26% in 2003 and 2002, respectively. In addition, the Company distributes these products through CitiStreet Retirement Services, a division of CitiStreet LLC, (CitiStreet) and Citibank, N.A. (Citibank), also affiliates of the Company, a nationwide network of independent agents and the outside broker-dealer channel.

In the past, the Company offered group pension close-out business. The Company no longer actively markets this product and all new sales are reported in TIC. Periodically, premiums are collected from the business that remains on the books. Reserves related to this block of business remain recorded in the Company's balance sheets.

The Company has assets held in a separate account related to reserves on structured settlement contracts that provide guarantees for the contractholders independent of the investment performance of the separate account assets. The assets held in this separate account are owned by the Company and contractholders do not share in their investment performance. The assets, liabilities and earnings related to the structured settlements are classified consistently with general account assets, liabilities and earnings. These contracts were purchased by TPC in connection with the settlement of certain of their policyholder obligations. Effective April 1998, the Company no longer writes structured settlement contracts.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

The Company's Annual Report on Form 10-K, its quarterly reports on Form 10-Q and any current reports on Form 8-K, and all amendments to these reports are available on the Citigroup website at http://www.citigroup.com by selecting the "Investor Relations" page and selecting "SEC Filings".

INSURANCE REGULATIONS

INSURANCE REGULATORY INFORMATION SYSTEM

The National Association of Insurance Commissioners (NAIC) Insurance Regulatory Information System (IRIS) was developed to help state regulators identify companies that may require special attention. The IRIS system consists of a statistical phase and an analytical phase whereby financial examiners review annual statements and financial ratios. The statistical phase consists of 12 key financial ratios based on year-end data that are generated from the NAIC database annually; each ratio has an established "usual range" of results. These ratios assist state insurance departments in executing their statutory mandate to oversee the financial condition of insurance companies.

A ratio result falling outside the usual range of IRIS ratios is not considered a failing result; rather, unusual values are viewed as part of the regulatory early monitoring system. Furthermore, in some years, it may not be unusual for financially sound companies to have several ratios with results outside the usual ranges. An insurance company may fall out of the usual range for one or more ratios because of specific transactions that are in themselves immaterial. Generally, an insurance company will become subject to regulatory scrutiny if it falls outside the usual ranges for four or more of the ratios. No regulatory action has been taken by any state insurance department or the NAIC with respect to IRIS ratios of the Company during the years ended December 31, 2003 and 2002.

RISK-BASED CAPITAL (RBC) REQUIREMENTS

In order to enhance the regulation of insurer solvency, the NAIC adopted a formula and model law to implement RBC requirements for most life and annuity insurance companies, which are designed to determine minimum capital requirements and to raise the level of protection that statutory surplus provides for policyholder obligations. For this purpose, an insurer's total adjusted capital is measured in relation to its specific asset and liability profiles. A company's risk-based capital is calculated by applying factors to various asset, premium and reserve items, where the factor is higher for those items with greater underlying risk and lower for less risky items.

The RBC formula for life insurers measures four major areas of risk:

        o   asset risk (i.e., the risk of asset default),

        o insurance risk (i.e., the risk of adverse mortality and morbidity experience),

        o interest rate risk (i.e., the risk of loss due to changes in interest rates) and

        o   business risk (i.e., normal business and management risk).

Under laws adopted by the states, insurers having less total adjusted capital than that required by the RBC calculation will be subject to varying degrees of regulatory action, depending upon the level of capital inadequacy.

The RBC law provides for four levels of regulatory action as defined by the NAIC. The extent of regulatory intervention and action increases as the level of total adjusted capital to RBC falls. The first level, the company action level, requires an insurer to submit a plan of corrective actions to the regulator if total adjusted capital falls below 200% of the RBC amount. The second level, the regulatory action

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

level, requires an insurer to submit a plan containing corrective actions and requires the relevant insurance commissioner to perform an examination or other analysis and issue a corrective order if total adjusted capital falls below 150% of the RBC amount. The third level, the authorized control level, authorizes the relevant commissioner to take whatever regulatory actions are considered necessary to protect the best interest of the policyholders and creditors of the insurer which may include the actions necessary to cause the insurer to be placed under regulatory control, i.e., rehabilitation or liquidation, if total adjusted capital falls below 100% of the RBC amount. The fourth level, the mandatory control level, requires the relevant insurance commissioner to place the insurer under regulatory control if total adjusted capital falls below 70% or the RBC amount.

The formulas have not been designed to differentiate among adequately capitalized companies, which operate with higher levels of capital. Therefore, it is inappropriate and ineffective to use the formula to rate or rank companies. At December 31, 2003, the Company had total adjusted capital in excess of amounts requiring company action or any level of regulatory action at any prescribed RBC level.

INSURANCE REGULATION CONCERNING DIVIDENDS

The Company is domiciled in the State of Connecticut. The insurance holding company law of Connecticut requires notice to, and approval by, the State of Connecticut Insurance Department for the declaration or payment of any dividend which, together with other distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer's surplus or (ii) the insurer's net gain from operations for the twelve-month period ending on the preceding December 31st, in each case determined in accordance with statutory accounting practices. Such declaration or payment is further limited by adjusted unassigned funds (surplus), reduced by 25% of the change in net unrealized capital gains, as determined in accordance with statutory accounting practices.

In accordance with the Connecticut statute, after reducing the Company's unassigned funds (surplus) by 25% of the change in net unrealized capital gains, the Company may not pay dividends during 2004 without prior approval of the State of Connecticut Insurance Department.

CODE OF ETHICS

The Company has adopted a code of ethics for financial professionals which applies to the Company's principal executive officer and principal financial and accounting officer. The code of ethics for financial professionals has been included as an exhibit to this Form 10-K and can be found on the Citigroup website by selecting the "Corporate Governance" page.

ITEM 2.  PROPERTIES.

The Company's executive offices are located in Hartford, Connecticut. The Company and TIC moved their executive offices to One Cityplace, Hartford, Connecticut, during the first quarter of 2003. The Company and TIC occupy 373,000 square feet at this location under an operating lease (in which TIC is the lessee) that runs through October 31, 2008.

At December 31, 2002 TIC leased approximately 284,000 square feet from TPC at One Tower Square, Hartford, Connecticut under a lease that ran through March 31, 2003. The Company also occupied this space leased by TIC and was allocated expense according to cost sharing agreements. Management believes that these facilities are suitable and adequate for the Company's current needs.

The preceding discussion does not include information on investment properties.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

ITEM 3.  LEGAL PROCEEDINGS.

In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing. The Company is cooperating fully with all of these reviews and is not able to predict their outcomes.

In the ordinary course of business, the Company is a defendant or co-defendant in various litigation matters incidental to and typical of the businesses in which it is engaged. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity. This statement is a forward-looking statement within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on page 10.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

                                     PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The Company has 100,000 authorized shares of common stock, of which 30,000 are issued and outstanding as of December 31, 2003. All outstanding shares of the Company's common stock are held by TIC, and there exists no established public trading market for the common stock of the Company. The Company did not pay dividends in 2003 or 2002. See Note 7 of Notes to Financial Statements for dividend restrictions.

ITEM 6.  SELECTED FINANCIAL DATA.

Omitted pursuant to General Instruction I(2)(a) of Form 10-K.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Management's narrative analysis of the results of operations is presented in lieu of Management's Discussion and Analysis of Financial Condition and Results of Operations, pursuant to General Instruction I(2)(a) of Form 10-K.

CRITICAL ACCOUNTING POLICIES

The Notes to Financial Statements contain a summary of the Company's significant accounting policies, including a discussion of recently issued accounting pronouncements. Certain of these policies are considered to be critical to the portrayal of the Company's financial condition since they require management to make difficult, complex or subjective judgments, some of which may relate to matters that are inherently uncertain, which are discussed below.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

DEFERRED ACQUISITION COSTS

Costs of acquiring traditional life, universal life (UL) and deferred annuities are deferred. These deferred acquisition costs (DAC) include principally commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of deferred acquisition costs varies by product type based upon three different accounting pronouncements: Statement of Financial Accounting Standards (SFAS) No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS
97).

DAC for deferred annuities, both fixed and variable, is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business. DAC for these products is currently being amortized over 10-15 years.

DAC for UL is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97. Actual profits can vary from management's estimates, resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income. DAC for this product is currently being amortized over 16-25 years.

DAC relating to traditional life, including term insurance and other products, is amortized in relation to anticipated premiums per SFAS 60. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy. DAC for this product is currently being amortized over 5-20 years.

All DAC is reviewed, at least annually, to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred.

FUTURE POLICY BENEFITS

Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 2.07% to 7.85% for these annuity products with a weighted average interest rate of 6.6%, including adverse deviation. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

actuarial assumptions as to mortality, persistency and interest, established at policy issue and are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance. Interest assumptions applicable to traditional life products range from 3.0% to 7.0%, with a weighted average of 5.8%.

INVESTMENTS IN FIXED MATURITIES

Fixed maturities, which comprise 88% and 82% of total investments at December 31, 2003 and 2002, respectively, include bonds, notes and redeemable preferred stocks. Fixed maturities, including financial instruments subject to securities lending agreements (see Note 2 of Notes to Financial Statements), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If quoted market prices are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in the assumptions could affect the fair values of investments of fixed maturities. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

PREMIUMS

Premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

RESULTS OF OPERATIONS ($ IN MILLIONS)

     FOR THE YEAR ENDED DECEMBER 31,        2003          2002
     -------------------------------       ------        ------

     Revenues                              $646.3        $533.5

     Benefits and interest credited         306.7         275.1

     Operating expenses                     185.6          99.4
                                           ------        ------

     Income before taxes                    154.0         159.0

     Income taxes                            34.6          55.6
                                           ------        ------

     Net income                            $119.4        $103.4
                                           ======        ======

Net income was $119.4 million for the year ended December 31, 2003, compared to $103.4 million for the year ended December 31, 2002. This 15% increase resulted from lower realized investment

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

losses, higher business volumes and favorable income taxes, partially offset by an 87% increase in operating expenses, due to an increase in amortization of DAC and lower fixed income yields. Net income ncluded net realized investment losses of $4.7 million and $19.9 million for the years ended December 31, 2003 and 2002, respectively. This decrease was primarily the result of the absence of prior-year impairments on WorldCom Inc. investments of $12.9 million. A tax benefit related to an adjustment to the Dividends Received Deduction in 2003 of $13.1 million for the year ended December 31, 2003 contributed to a 22.5% effective tax rate for the year compared to 35% in the prior year period.

Revenues increased 21% in 2003 over prior year. This increase was driven by net investment income (NII) and fee income. NII was $356.5 million in 2003 compared to $311.9 million in 2002. This increase was primarily due to a larger invested asset base created from higher business volumes. Fee income in the individual annuity and individual life product lines together increased $47.7 million, or 25%, in the current year compared to that of 2002, reflecting increased business volumes from in-force policy retention related to lower surrender rates, positive net sales and variable annuity equity market growth.

Insurance benefits and interest credited were 11.5% higher in 2003 versus 2002, primarily related to the volume growth in individual annuity and universal life contractholder funds. Operating expenses in 2003 were up $86.2 million, or 87%, over the prior year due to an increase in the amortization of DAC, which was $136.3 million in 2003 versus $67.0 million in 2002 and other expenses related to business volume.

The amortization of capitalized DAC is a significant component of the Company's expenses. The Company's recording of DAC amortization varies based upon product type. DAC for deferred annuities, both fixed and variable employs a level yield methodology. DAC for UL is amortized in relation to estimated gross profits, with traditional life, including term insurance and other products, amortized in relation to anticipated premiums.

The following is a summary of capitalized DAC by type:

                                     Traditional  Deferred
($ in millions)                          Life      Annuity     UL       Total
--------------------------------------------------------------------------------

Beginning balance January 1, 2002        $47.7     $511.5    $255.2    $  814.4

Commissions and expenses deferred         16.5      169.4     130.8       316.7
Amortization expense                      (8.9)     (72.6)     (9.3)      (90.8)
Underlying lapse and interest
  rate assumptions                          --       29.8        --        29.9
Amortization related to
  SFAS 91 reassessment                      --       (6.0)       --        (6.0)
--------------------------------------------------------------------------------
Balance December 31, 2002                 55.3      632.1     376.7     1,064.1
Commissions and expenses deferred         14.3      172.1     164.9       351.3
Amortization expense                     (10.2)    (107.6)    (18.5)     (136.3)
--------------------------------------------------------------------------------
Balance December 31, 2003                $59.4     $696.6    $523.1    $1,279.1
--------------------------------------------------------------------------------

DAC capitalization increased 11% in 2003 versus 2002. The 2003 growth was driven by a 26% increase in universal life capitalization related to a significant increase in production. During the first quarter of 2002 there was a one-time decrease in deferred annuity DAC amortization of $29.8 million due to changes in underlying lapse and interest rate assumptions. These adjustments are to be treated

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

retrospectively as per SFAS 91 by adjusting the DAC asset through amortization expense and employing the new assumptions prospectively. In the fourth quarter of 2002, the Company increased its deferred annuity DAC amortization by $6.0 million due to a significant decline in its individual annuities account balances and benefit reserves, largely resulting from decreases in the stock market which caused account balances to decline. In contrast to lapse and interest rate assumptions, variances in expected versus actual market returns are treated prospectively, resulting in a new amortization pattern over the remaining estimated life of the business. The new amortization pattern is the primary reason for the increase in deferred annuity DAC amortization in 2003 over 2002.

The following table shows net written premiums and deposits by product line for the years ended December 31, 2003 and 2002. The majority of the annuity business and a substantial portion of the life business written by the Company are accounted for as investment contracts, with the result that the deposits collected are reported as liabilities and are not included in revenues. Deposits represent a statistic used for measuring business volumes, which management of the Company uses to manage the life insurance and annuities operations, and may not be comparable to similarly captioned measurements used by other life insurance companies.

PREMIUMS AND DEPOSITS ($ IN MILLIONS)

       FOR THE YEARS ENDED DECEMBER 31,         2003            2002
       --------------------------------        ------          ------
       PREMIUMS
       Individual Life                         $   37          $   38
       Other Annuity                                4               5
                                               ------          ------
           Total Premiums                      $   41          $   43
                                               ------          ------
       DEPOSITS
       Individual Annuity - Fixed              $  606          $1,244
       Individual Annuity - Variable            1,581           1,343
       Individual Life                            599             433
       Other Annuity                                4               4
                                               ------          ------

           Total Deposits                      $2,790          $3,024
                                               ------          ------

Individual annuity deposits collected for the year ended December 31, 2003 decreased 15% from the prior year primarily driven by a 51% decline in fixed annuity sales due to competitive pressures and current market perception of fixed rate products. This decrease was offset by an increase in variable annuity sales which improved as equity market conditions improved. Individual annuity account balances were $13.0 billion and $10.0 billion at December 31, 2003 and 2002, respectively. This increase is reflective of market appreciation over the past year and in-force retention related to lower surrender rates and positive net sales.

The 38% increase in individual life deposits for the twelve months ended December 31, 2003 versus 2002 was the result of record universal life production in the third and fourth quarters of 2003. Life insurance in force was $44 billion at December 31, 2003, up from $36 billion at December 31, 2002.

OUTLOOK

Certain of the statements below are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the following page.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K


The Company is included in the Travelers Life & Annuity (TLA) segment of TIC and its outlook should be considered within that context. TLA should benefit from growth in the aging population which is becoming more focused on the need to accumulate adequate savings for retirement, to protect these savings and to plan for the transfer of wealth to the next generation. TLA is well positioned to take advantage of the favorable long-term demographic trends through its strong financial position, widespread brand name recognition and broad array of competitive life, annuity, retirement and estate planning products sold through established distribution channels.

However, competition in both product pricing and customer service is intensifying. There has been consolidation within the industry, and among other financial services organizations that are increasingly involved in the sale and/or distribution of insurance products. Also, the annuities business is interest rate and market sensitive. TLA's business is significantly affected by movements in the U.S. equity and fixed income credit markets. U.S. equity and credit market events can have both positive and negative effects on the deposit, revenue and policy retention performance of the business. A sustained weakness in the equity markets will decrease revenues and earnings in variable annuity products. Declines in credit quality of issuers will have a negative effect on earnings.

In order to strengthen its competitive position, TLA expects to maintain a current product portfolio, further diversify its distribution channels, and retain its financial position through strong sales growth and maintenance of an efficient cost structure. Federal and state regulators have focused on, and continue to devote substantial attention to, the mutual fund and variable insurance product industries. As a result of publicity relating to widespread perceptions of industry abuses, there have been numerous proposals for legislative and regulatory reforms, including mutual fund governance, new disclosure requirements concerning mutual fund share classes, commission breakpoints, revenue sharing, advisory fees, market timing, late trading, portfolio pricing, annuity products, hedge funds, and other issues. It is difficult to predict at this time whether changes resulting from new laws and regulations will affect the industries or the Company's businesses, and, if so, to what degree.

FUTURE APPLICATION OF ACCOUNTING STANDARDS

See Note 1 of Notes to Financial Statements for Future Application of Accounting Standards.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate," "may increase,"

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

"may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory matters, the resolution of legal proceedings, the impact that the adoption of recent legislation may have on the demand for life and annuity products, the potential impact of a decline in credit quality of investments on earnings; the Company's market risk and the discussions of the Company's prospects under "Outlook" on the page 9.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates, and other relevant market rate or price changes. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying assets are traded. The following is a discussion of the Company's primary market risk exposures and how those exposures are currently managed as of December 31, 2003. The Company's market risk sensitive instruments are entered into for purposes other than trading.

The primary market risk to the Company's investment portfolio is interest rate risk. The Company's exposure to equity price risk and foreign exchange risk is not significant. The Company has no direct commodity risk.

The interest rate risk taken in the investment portfolio is managed relative to the duration of the liabilities. The portfolio is differentiated by business unit, with each unit's portfolio structured to meet its particular needs. Potential liquidity needs of the business are also key factors in managing the investment portfolio. The portfolio duration relative to the liabilities' duration is primarily managed through cash market transactions. For additional information regarding the Company's investment portfolio see Note 2 of Notes to Financial Statements.

There were no significant changes in the Company's primary market risk exposures or in how those exposures are managed compared to the year ended December 31, 2002. The Company does not anticipate significant changes in the Company's primary market risk exposures or in how those exposures are managed in future reporting periods based upon what is known or expected to be in effect in future reporting periods. The statements above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. See "Forward-Looking Statements" on the previous page.

SENSITIVITY ANALYSIS

Sensitivity analysis is defined as the measurement of potential loss in future earnings, fair values or cash flows of market sensitive instruments resulting from one or more selected hypothetical changes in interest rates and other market rates or prices over a selected time. In the Company's sensitivity analysis model, a hypothetical change in market rates is selected that is expected to reflect reasonably possible near-term changes in those rates. The term "near-term" means a period of time going forward up to one year from the date of the financial statements. Actual results may differ from the hypothetical change in market rates assumed in this report, especially since this sensitivity analysis does not reflect the results of any actions that would be taken by the Company to mitigate such hypothetical losses in fair value.

In this sensitivity analysis model, the Company uses fair values to measure its potential loss. The sensitivity analysis model includes the following financial instruments: fixed maturities, mortgage loans, short-term securities, cash, investment income accrued, policy loans, contractholder funds, and derivative financial instruments. In addition, certain non-financial instrument liabilities have been included in the

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                           ANNUAL REPORT ON FORM 10-K

sensitivity analysis model. These non-financial instruments include future policy benefits and policy and contract claims. The primary market risk to the Company's market sensitive instruments is interest rate risk. The sensitivity analysis model uses a 100 basis point change in interest rates to measure the hypothetical change in fair value of financial instruments and the non-financial instruments included in the model.

For invested assets, duration modeling is used to calculate changes in fair values. Durations on invested assets are adjusted for call, put and reset features. Portfolio durations are calculated on a market value weighted basis, including accrued investment income, using trade date holdings as of December 31, 2003 and 2002. The sensitivity analysis model used by the Company produces a loss in fair value of interest rate sensitive invested assets of approximately $299 million and $262 million based on a 100 basis point increase in interest rates as of December 31, 2003 and 2002, respectively.

Liability durations are determined consistently with the determination of liability fair values. Where fair values are determined by discounting expected cash flows, the duration is the percentage change in the fair value for a 100 basis point change in the discount rate. Where liability fair values are set equal to surrender values, option-adjusted duration techniques are used to calculate changes in fair values. The sensitivity analysis model used by the Company produces a decrease in fair value of interest rate sensitive insurance policy and claims reserves of approximately $254 million and $242 million based on a 100 basis point increase in interest rates as of December 31, 2003 and 2002, respectively. Based on the sensitivity analysis model used by the Company, the net loss in fair value of market sensitive instruments as a result of a 100 basis point increase in interest rates as of December 31, 2003 and 2002 is not material.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

     Independent Auditors' Report.............................................14

     Financial Statements:

         Statements of Income for the years ended
         December 31, 2003, 2002 and 2001.....................................15

         Balance Sheets as of December 31, 2003 and 2002......................16

         Statements of Changes in Shareholder's Equity for the years ended December 31, 2003, 2002 and 2001...............................17

         Statements of Cash Flows for the years ended
         December 31, 2003, 2002 and 2001.....................................18

         Notes to Financial Statements........................................19

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholder
The Travelers Life and Annuity Company:


We have audited the accompanying balance sheets of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and the related statements of income, changes in shareholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.

/s/KPMG LLP

Hartford, Connecticut
February 26, 2004

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                              STATEMENTS OF INCOME
                                ($ IN THOUSANDS)

FOR THE YEAR ENDED DECEMBER 31,                   2003        2002        2001
                                                  ----        ----        ----
REVENUES
Premiums                                      $ 40,866    $ 42,893    $ 39,222
Net investment income                          356,463     311,946     251,054
Realized investment gains (losses)              (7,202)    (30,584)     26,144
Fee income                                     237,366     189,686     173,113
Other revenues                                  18,834      19,530      14,317
--------------------------------------------------------------------------------
     Total Revenues                            646,327     533,471     503,850
--------------------------------------------------------------------------------

BENEFITS AND EXPENSES
Current and future insurance benefits           89,729      94,513      88,842
Interest credited to contractholders           216,952     180,610     125,880
Amortization of deferred acquisition costs     136,310      66,972      89,475
General and administrative expenses             49,288      32,352      23,404
--------------------------------------------------------------------------------
     Total Benefits and Expenses               492,279     374,447     327,601
--------------------------------------------------------------------------------

Income before federal income taxes and
  cumulative effect of change in
  accounting principle                         154,048     159,024     176,249
--------------------------------------------------------------------------------

Federal income taxes
     Current                                    73,423     (31,143)    (19,007)
     Deferred                                  (38,835)     86,797      80,096
--------------------------------------------------------------------------------
     Total Federal Income Taxes                 34,588      55,654      61,089
--------------------------------------------------------------------------------

Income before cumulative effect of change
  in accounting principle                      119,460     103,370     115,160

Cumulative effect of change in accounting
  for derivative instruments and hedging
  activities, net of tax                            --          --         (62)
--------------------------------------------------------------------------------

Net Income                                    $119,460    $103,370    $115,098
================================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                 BALANCE SHEETS
                                ($ IN THOUSANDS)

AT DECEMBER 31,                                               2003          2002
--------------------------------------------------------------------------------

ASSETS

Fixed maturities, available for sale at fair value
  (including $130,895 and $144,284 subject to
  securities lending agreements) (cost $5,033,778
  and $4,385,801)                                      $ 5,357,225   $ 4,520,299
Equity securities, at fair value (cost $8,253
  and $14,939)                                               8,307        14,495
Mortgage loans                                             135,347       134,078
Short-term securities                                      195,279       475,365
Other invested assets                                      392,638       384,616
--------------------------------------------------------------------------------
      Total Investments                                  6,088,796     5,528,853
--------------------------------------------------------------------------------
Separate and variable accounts                           9,690,455     6,862,009
Deferred acquisition costs                               1,279,118     1,064,118
Premiums and fees receivable                                67,272        59,636
Other assets                                               312,546       179,558
--------------------------------------------------------------------------------
     Total Assets                                      $17,438,187   $13,694,174
--------------------------------------------------------------------------------

LIABILITIES

Future policy benefits and claims                      $ 1,097,704   $ 1,145,692
Contractholder funds                                     4,511,813     3,886,083
Separate and variable accounts                           9,690,455     6,862,009
Deferred federal income taxes                              224,821       199,350
Other liabilities                                          514,718       441,249
--------------------------------------------------------------------------------
     Total Liabilities                                  16,039,511    12,534,383
--------------------------------------------------------------------------------

SHAREHOLDER'S EQUITY
Common stock, par value $100; 100,000 shares
  authorized, 30,000 issued and outstanding                  3,000         3,000
Additional paid-in capital                                 417,316       417,316
Retained earnings                                          763,994       644,534
Accumulated other changes in equity from
  nonowner sources                                         214,366        94,941
--------------------------------------------------------------------------------
     Total Shareholder's Equity                          1,398,676     1,159,791
--------------------------------------------------------------------------------

     Total Liabilities and Shareholder's Equity        $17,438,187   $13,694,174
================================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                  STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                ($ IN THOUSANDS)

                                                 FOR THE YEAR ENDED
                                                     DECEMBER 31,
--------------------------------------------------------------------------------
COMMON STOCK                                        2003         2002      2001
--------------------------------------------------------------------------------
Balance, beginning of year                        $3,000       $3,000    $3,000
Changes in common stock                               --           --        --
--------------------------------------------------------------------------------
Balance, end of year                              $3,000       $3,000    $3,000
================================================================================

--------------------------------------------------------------------------------
ADDITIONAL PAID-IN CAPITAL
--------------------------------------------------------------------------------
Balance, beginning of year                      $417,316     $417,316  $417,316
Capital contributed by parent                         --           --        --
--------------------------------------------------------------------------------
Balance, end of year                            $417,316     $417,316  $417,316
================================================================================

--------------------------------------------------------------------------------
RETAINED EARNINGS
--------------------------------------------------------------------------------

Balance, beginning of year                      $644,534     $541,164  $426,066
Net income                                       119,460      103,370   115,098
--------------------------------------------------------------------------------
Balance, end of year                            $763,994     $644,534  $541,164
================================================================================

--------------------------------------------------------------------------------
ACCUMULATED OTHER CHANGES
IN EQUITY FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Balance, beginning of year                       $94,941      $16,084   $13,622
Cumulative effect of change in accounting
  principle for derivative instruments
  and hedging activities, net of tax                  --           --        62
Unrealized gains (losses), net of tax            120,993       73,750      (924)
Derivative instrument hedging activity
  gains (losses), net of tax                      (1,568)       5,107     3,324
--------------------------------------------------------------------------------
Balance, end of year                            $214,366      $94,941   $16,084
================================================================================

--------------------------------------------------------------------------------
SUMMARY OF CHANGES IN EQUITY
FROM NONOWNER SOURCES
--------------------------------------------------------------------------------

Net income                                      $119,460     $103,370  $115,098
Other changes in equity from nonowner sources    119,425       78,857     2,462
--------------------------------------------------------------------------------
Total changes in equity from nonowner sources   $238,885     $182,227  $117,560
================================================================================

--------------------------------------------------------------------------------
TOTAL SHAREHOLDER'S EQUITY
--------------------------------------------------------------------------------
Balance, beginning of year                    $1,159,791     $977,564  $860,004
Changes in total shareholder's equity            238,885      182,227   117,560
--------------------------------------------------------------------------------
Balance, end of year                          $1,398,676   $1,159,791  $977,564
================================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOWS
                           INCREASE (DECREASE) IN CASH
                                ($ IN THOUSANDS)

FOR THE YEARS ENDED DECEMBER 31,               2003         2002         2001
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Premiums collected                         $43,903      $43,490      $37,915
   Net investment income received             319,629      276,813      211,179
   Fee and other income received              265,410      238,970      211,885
   Benefits and claims paid                  (105,867)    (103,513)    (103,224)
   Interest paid to contractholders          (216,952)    (180,610)    (125,880)
   Operating expenses paid                   (437,335)    (343,932)    (354,506)
   Income taxes (paid) received              (134,927)      88,888       45,257
   Other                                       41,239      (21,047)     (31,175)
--------------------------------------------------------------------------------
      Net Cash Used in Operating Activities  (224,900)        (941)    (108,549)
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from maturities of investments
      Fixed maturities                        519,960      255,009       97,712
      Mortgage loans                           22,628       36,193       20,941
   Proceeds from sales of investments
      Fixed maturities                      1,657,663    1,689,931      938,987
      Equity securities                         7,769       35,556        6,363
      Real estate held for sale                   794           --          (36)
   Purchases of investments
      Fixed maturities                     (2,823,940)  (3,018,069)  (2,022,618)
      Equity securities                        (3,506)     (35,735)      (2,274)
      Mortgage loans                          (27,456)     (44,632)     (14,494)
   Policy loans, net                              665      (11,201)      (3,395)
   Short-term securities (purchases)
      sales, net                              280,086     (268,606)      40,618
   Other investment (purchases)
      sales, net                              (45,906)     (20,915)      (6,334)
   Securities transactions in course of
      settlement, net                          (3,561)     117,806       64,698
--------------------------------------------------------------------------------
      Net Cash Used in Investing Activities  (414,804)  (1,264,663)    (879,832)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Contractholder fund deposits               913,546    1,486,056    1,178,421
   Contractholder fund withdrawals           (287,816)    (224,542)    (185,464)
--------------------------------------------------------------------------------
      Net Cash Provided by Financing
         Activities                           625,730    1,261,514      992,957
--------------------------------------------------------------------------------
Net increase (decrease) in cash               (13,974)      (4,090)       4,576
Cash at beginning of year                      15,424       19,514       14,938
--------------------------------------------------------------------------------
Cash at December 31,                           $1,450      $15,424      $19,514
================================================================================


                       See Notes to Financial Statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Significant accounting policies used in the preparation of the accompanying financial statements follow.

     BASIS OF PRESENTATION
     ---------------------

     The Travelers Life and Annuity Company (the Company) is a wholly owned subsidiary of The Travelers Insurance Company (TIC), an indirect wholly owned subsidiary of Citigroup Inc. (Citigroup), a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers around the world. On March 27, 2002, Travelers Property Casualty Corp. (TPC), TIC's parent at December 31, 2001, completed its initial public offering (IPO). On August 20, 2002, Citigroup made a tax-free distribution of the majority of its remaining interest in TPC to Citigroup Stockholders. Prior to the IPO, the common stock of TIC was distributed by TPC to Citigroup Insurance Holding Corporation (CIHC) so that TIC and the Company would remain indirect wholly owned subsidiaries of Citigroup. TIC has a license from TPC to use the names "Travelers Life & Annuity," "The Travelers Insurance Company," "The Travelers Life and Annuity Company" and related names in connection with the Company's business.

     The financial statements and accompanying footnotes of the Company are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and benefits and expenses during the reporting period. Actual results could differ from those estimates.

     The Company offers a variety of variable annuity products where the investment risk is borne by the contractholder, not the Company, and the benefits are not guaranteed. The premiums and deposits related to these products are reported in separate accounts. The Company considers it necessary to differentiate, for financial statement purposes, the results of the risks it has assumed from those it has not.

     Certain prior year amounts have been reclassified to conform to the 2003 presentation.

     ACCOUNTING CHANGES
     ------------------

     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     In January 2003, the Financial Accounting Standards Board (FASB) released FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 changes the method of determining whether certain entities, including securitization entities, should be included in the Company's financial statements. An entity is subject to FIN 46 and is called a variable interest entity (VIE) if it has (1) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (2) equity investors that cannot make significant decisions about the entity's operations, or that do not absorb the expected losses or receive the expected returns of the entity. All other entities are evaluated for consolidation under Statement of Financial Accounting Standards (SFAS) No. 94, "Consolidation of All Majority-Owned Subsidiaries" (SFAS 94). A VIE is consolidated by its primary beneficiary,

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     which is the party involved with the VIE that has a majority of the expected losses or a majority of the expected residual returns or both.

     For any VIEs that must be consolidated under FIN 46 that were created before February 1, 2003, the assets, liabilities and noncontrolling interest of the VIE are initially measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46 first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. In October 2003, the FASB announced that the effective date of FIN 46 was deferred from July 1, 2003 to periods ending after December 15, 2003 for VIEs created prior to February 1, 2003. The Company elected to implement the provisions of FIN 46 in the 2003 third quarter. Based upon the implementation guidance, the Company is not considered a primary beneficiary of any VIEs, thus no consolidations were required due to the implementation of FIN 46 on July 1, 2003. The Company does, however, hold a significant interest in other VIEs, none of which were material to the Company's financial statements.

     The implementation of FIN 46 encompassed a review of numerous entities to determine the impact of adoption and considerable judgment was used in evaluating whether or not a VIE should be consolidated. The FASB continues to provide additional guidance on implementing FIN 46 through FASB Staff Positions.

     In December 2003, the FASB released a revision of FIN 46 (FIN 46-R or the interpretation), which includes substantial changes from the original. The calculation of expected losses and expected residual returns have both been altered to reduce the impact of decision maker and guarantor fees in the calculation of expected residual returns and expected losses. In addition, FIN 46-R changes the definition of a variable interest. The interpretation permits adoption of either the original or the revised versions of FIN 46 until the first quarter of 2004, at which time FIN 46-R must be adopted. For 2003 year-end, the Company's financial statements are in accordance with the original.

     The Company is evaluating the impact of applying FIN 46-R to existing VIEs in which it has variable interests and has not yet completed this analysis. At this time, it is anticipated that the effect on the Company's balance sheet will be immaterial. As the Company continues to evaluate the impact of applying FIN 46-R, entities may be identified that would need to be consolidated.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative and when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is generally effective for contracts entered into or modified after June 30, 2003 and did not have an impact on the Company's financial statements.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

     On January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146). SFAS 146 requires that a liability for costs associated with exit or disposal activities, other than in a business combination, be recognized when the liability is incurred. Previous generally accepted accounting principles provided for the recognition of such costs at the date of management's commitment to an exit plan. In addition, SFAS 146 requires that the liability be measured at fair value and be adjusted for changes in estimated cash flows.

     The provisions of the new standard are effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 did not have an impact on the Company's financial statements.

     STOCK-BASED COMPENSATION

     The Company and its employees participate in stock option plans of Citigroup. On January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), prospectively for all awards granted, modified, or settled after January 1, 2003. The prospective method is one of the adoption methods provided for under SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", issued in December 2002.

     SFAS 123 requires that compensation cost for all stock awards be calculated and recognized over the service period (generally equal to the vesting period). This compensation cost is determined using option pricing models, intended to estimate the fair value of the awards at the grant date. Similar to Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the alternative method of accounting, an offsetting increase to shareholder's equity under SFAS 123 is recorded equal to the amount of compensation expense charged. The adoption of SFAS 123 did not have a significant impact on the Company's financial statements.

     BUSINESS COMBINATIONS, GOODWILL AND OTHER INTANGIBLE ASSETS

     Effective January 1, 2002, the Company adopted SFAS No. 141, "Business Combinations" (SFAS 141) and No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). These standards change the accounting for business combinations by, among other things, prohibiting the prospective use of pooling-of-interests accounting and requiring companies to stop amortizing goodwill and certain intangible assets with an indefinite useful life created by business combinations accounted for using the purchase method of accounting. Instead, goodwill and intangible assets deemed to have an indefinite useful life will be subject to an annual review for impairment. All goodwill was fully amortized at December 31, 2001 and the Company did not have any other intangible assets with an indefinite useful life. Other intangible assets that are not deemed to have an indefinite useful life will continue to be amortized over their useful lives. See Note 4.

     ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     Effective January 1, 2001, the Company adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a recognized asset or liability or of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. The cumulative effect of adopting SFAS 133 was an after-tax charge of $62 thousand included in net income and an after-tax benefit of $62 thousand included in accumulated other changes in equity from nonowner sources.

     RECOGNITION OF INTEREST INCOME AND IMPAIRMENT ON PURCHASED AND RETAINED BENEFICIAL INTEREST IN SECURITIZED FINANCIAL ASSETS

     In April 2001, the Company adopted the FASB Emerging Issues Task Force
     (EITF) 99-20, "Recognition of Interest Income and Impairment of Purchased and Retained Beneficial Interests in Securitized Financial Assets" (EITF 99-20). EITF 99-20 establishes guidance on the recognition and measurement of interest income and impairment on certain investments, e.g., certain asset-backed securities. Interest income on a beneficial interest falling within the scope of EITF 99-20 is to be recognized prospectively. The adoption of EITF 99-20 had no effect on the Company's financial statements.

     FUTURE APPLICATION OF ACCOUNTING STANDARDS
     ------------------------------------------

     ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS

     In July 2003, Statement of Position 03-01 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts" (SOP 03-01) was released. SOP 03-01 provides guidance on accounting and reporting by insurance enterprises for separate account presentation, accounting for an insurer's interest in a separate account, transfers to a separate account, valuation of certain liabilities, contracts with death or other benefit features, contracts that provide annuitization benefits, and sales inducements to contract holders. SOP 03-01 is effective for financial statements for fiscal years beginning after December 15, 2003. The adoption of SOP 03-01 will not have a material impact on the Company's financial statements.

     CONSOLIDATION OF VARIABLE INTEREST ENTITIES

     In December 2003, the FASB released a revision of FIN 46 (FIN 46-R). See "Consolidation of Variable Interest Entities" in the "Accounting Changes" section of this Note for a discussion of FIN 46-R.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     ACCOUNTING POLICIES
     -------------------

     INVESTMENTS

     Fixed maturities include bonds, notes and redeemable preferred stocks. Fixed maturities, including financial instruments subject to securities lending agreements (see Note 2), are classified as "available for sale" and are reported at fair value, with unrealized investment gains and losses, net of income taxes, credited or charged directly to shareholder's equity. Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes. If these are not available, discounted 22 expected cash flows using market rates commensurate with the credit quality and maturity of the investment are used to determine fair value. Changes in the assumptions could affect the fair values of investments. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses.

     Also included in fixed maturities are loan-backed and structured securities (including beneficial interests in securitized financial assets). Beneficial interests in securitized financial assets that are rated "A" and below are accounted for under the prospective method in accordance with EITF 99-20. Under the prospective method of accounting, the investment's effective yield and impairment for other-than-temporary losses in value are based upon projected future cash flows. All other loan-backed and structured securities are amortized using the retrospective method. The effective yield used to determine amortization is calculated based upon actual historical and projected future cash flows.

     Equity securities, which include common and non-redeemable preferred stocks, are classified as "available-for-sale" and are carried at fair value based primarily on quoted market prices. Changes in fair values of equity securities are charged or credited directly to shareholder's equity, net of income taxes.

     Mortgage loans are carried at amortized cost. A mortgage loan is considered impaired when it is probable that the Company will be unable to collect principal and interest amounts due. For mortgage loans that are determined to be impaired, a reserve is established for the difference between the amortized cost and fair market value of the underlying collateral. In estimating fair value, the Company uses interest rates reflecting the current real estate financing market.

     Short-term securities, consisting primarily of money market instruments and other debt issues purchased with a maturity of less than one year, are carried at amortized cost, which approximates fair value.

     Other invested assets include trading securities, partnership investments and real estate joint ventures which are accounted for on the equity method of accounting. Undistributed income of these investments is reported in net investment income. Also included in other invested assets are policy loans which are carried at the amount of the unpaid balances that are not in excess of the net cash

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     surrender values of the related insurance policies. The carrying value of policy loans, which have no defined maturities, is considered to be fair value.

     Accrual of investment income, included in other assets, is suspended on fixed maturities or mortgage loans that are in default, or on which it is likely that future payments will not be made as scheduled. Interest income on investments in default is recognized only as payment is received.

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments, including financial futures contracts, swaps, options and forward contracts as a means of hedging exposure to interest rate changes, equity price change and foreign currency risk. The Company does not hold or issue derivative instruments for trading purposes. (See Note 9 for a more detailed description of the Company's derivative use.) Derivative financial instruments in a gain position are reported in the balance sheet in other assets, derivative financial instruments in a loss position are reported in the balance sheet in other liabilities and derivatives purchased to offset embedded derivatives on variable annuity contracts are reported in other invested assets.

     To qualify for hedge accounting, the hedge relationship is designated and formally documented at inception detailing the particular risk management objective and strategy for the hedge which includes the item and risk that is being hedged, the derivative that is being used, as well as how effectiveness is being assessed. A derivative has to be highly effective in accomplishing the objective of offsetting either changes in fair value or cash flows for the risk being hedged.

     For fair value hedges, in which derivatives hedge the fair value of assets and liabilities, changes in the fair value of derivatives are reflected in realized investment gains and losses, together with changes in the fair value of the related hedged item. The net amount is reflected in current earnings. The Company's fair value hedges are primarily of available-for-sale securities.

     For cash flow hedges, the accounting treatment depends on the effectiveness of the hedge. To the extent that derivatives are effective in offsetting the variability of the hedged cash flows, changes in the derivatives' fair value will not be included in current earnings but are reported in the accumulated other changes in equity from nonowner sources. These changes in fair value will be included in earnings of future periods when earnings are also affected by the variability of the hedged cash flows. To the extent these derivatives are not effective, the ineffective portion of the changes in fair value is immediately included in realized investment gains and losses. The Company's cash flow hedges primarily include hedges of foreign denominated funding agreements and floating rate available-for-sale securities.

     The effectiveness of these hedging relationships is evaluated on a retrospective and prospective basis using quantitative measures of correlation. If a hedge relationship is found to be ineffective, it no longer qualifies as a hedge and any gains or losses attributable to such ineffectiveness as well as subsequent changes in fair value are recognized in realized investment gains and losses.

     For those fair value and cash flow hedge relationships that are terminated, hedge designations removed, or forecasted transactions that are no longer expected to occur, the hedge accounting treatment described in the paragraphs above will no longer apply. For fair value hedges, any changes to the hedged item remain as part of the basis of the asset or liability and are ultimately reflected as an element of the yield. For cash flow hedges, any changes in fair value of the end-user derivative

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     remain in the accumulated other changes in equity from nonowner sources in shareholder's equity and are included in earnings of future periods when earnings are also affected by the variability of the hedged cash flow. If the hedged relationship is discontinued because a forecasted transaction will not occur when scheduled, the accumulated changes in fair value of the end-user derivative recorded in shareholder's equity are immediately reflected in realized investment gains and losses.

     The Company enters into derivative contracts that are economic hedges but do not qualify or are not designated as hedges for accounting purposes. These derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses.

     FINANCIAL INSTRUMENTS WITH EMBEDDED DERIVATIVES

     The Company bifurcates an embedded derivative where the economic characteristics and risks of the embedded instrument are not clearly and closely related to the economic characteristics and risks of the host contract, the entire instrument would not otherwise be remeasured at fair value and a separate instrument with the same terms of the embedded instrument would meet the definition of a derivative under SFAS 133.

     The Company purchases investments that have embedded derivatives, primarily convertible debt securities. These embedded derivatives are carried at fair value with changes in value reflected in realized investment gains and losses. Derivatives embedded in convertible debt securities are classified in the consolidated balance sheet as fixed maturity securities, consistent with the host instruments.

     The Company markets certain investment contracts that have embedded derivatives, primarily variable annuity contracts with put options. These embedded derivatives are carried at fair value, with changes in value reflected in realized investment gains and losses. Derivatives embedded in variable annuity contracts are classified in the consolidated balance sheet as future policy benefits and claims.

     INVESTMENT GAINS AND LOSSES

     Realized investment gains and losses are included as a component of pre-tax revenues based upon specific identification of the investments sold on the trade date. Impairments are realized when investment losses in value are deemed other-than-temporary. The Company conducts regular reviews to assess whether other-than-temporary losses exist. Changing economic conditions - global, regional, or related to specific issuers or industries - could result in other-than-temporary losses. Also included are gains and losses arising from the remeasurement of the local currency value of foreign investments to U.S. dollars, the functional currency of the Company.

     SEPARATE ACCOUNTS

     The Company has separate accounts that primarily represent funds for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholders. Each of these accounts has specific investment objectives. The assets of each account are legally segregated and are not subject to claims that arise out of any other business of the Company. The assets of these accounts are carried at fair value.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     Amounts assessed to the separate account contractholders for management services are included in revenues. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and related liability increases are excluded from benefits and expenses.

     DEFERRED ACQUISITION COSTS

     Costs of acquiring traditional life, universal life (UL) and deferred annuities are deferred. These deferred acquisition costs (DAC) include principally commissions and certain expenses related to policy issuance, underwriting and marketing, all of which vary with and are primarily related to the production of new business. The method for determining amortization of DAC varies by product type based upon three different accounting pronouncements: SFAS No. 60, "Accounting and Reporting by Insurance Enterprises" (SFAS 60), SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases" (SFAS 91) and SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long Duration Contracts and for Realized Gains and Losses from the Sale of Investments" (SFAS 97).

     DAC for deferred annuities, both fixed and variable, is amortized employing a level effective yield methodology per SFAS 91 as indicated by AICPA Practice Bulletin 8. An amortization rate is developed using the outstanding DAC balance and projected account balances. This rate is applied to actual account balances to determine the amount of DAC amortization. The projected account balances are derived using a model that contains assumptions related to investment returns and persistency. The model rate is evaluated at least annually, and changes in underlying lapse and interest rate assumptions are to be treated retrospectively. Variances in expected equity market returns versus actual returns are treated prospectively and a new amortization pattern is developed so that the DAC balances will be amortized over the remaining estimated life of the business. DAC for these products is currently being amortized over 10-15 years.

     DAC for UL is amortized in relation to estimated gross profits from surrender charges, investment, mortality, and expense margins per SFAS 97. Actual profits can vary from management's estimates resulting in increases or decreases in the rate of amortization. Re-estimates of gross profits, performed at least annually, result in retrospective adjustments to earnings by a cumulative charge or credit to income. DAC for this product is currently being amortized over 16-25 years.

     DAC relating to traditional life, including term insurance, is amortized in relation to anticipated premiums per SFAS 60. Assumptions as to the anticipated premiums are made at the date of policy issuance or acquisition and are consistently applied over the life of the policy. DAC for this product is currently being amortized over 5-20 years.

     All DAC is reviewed, at least annually, to determine if it is recoverable from future income, including investment income, and, if not recoverable, is charged to expense. All other acquisition expenses are charged to operations as incurred. See Note 4.

     VALUE OF INSURANCE IN FORCE

     The value of insurance in force, reported in other assets, is an asset that represents the actuarially determined present value of anticipated profits to be realized from annuity contracts at the date of acquisition using the same assumptions that were used for computing related liabilities, where

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     appropriate. The value of insurance in force was the actuarially determined present value of the projected future profits discounted at an interest rate of 16% for the annuity business acquired. The annuity contracts are amortized employing a level yield method over 31 years. The value of insurance in force is reviewed periodically for recoverability to determine if any adjustment is required. Adjustments, if any, are charged to income. See Note 4.

     FUTURE POLICY BENEFITS

     Future policy benefits represent liabilities for future insurance policy benefits for payout annuities and traditional life products. The annuity payout reserves are calculated using the mortality and interest assumptions used in the actual pricing of the benefit. Mortality assumptions are based on Company experience and are adjusted to reflect deviations such as substandard mortality in structured settlement benefits. The interest rates range from 2.07% to 7.85% for these annuity products with a weighted average interest rate of 6.6%, including adverse deviation. Traditional life products include whole life and term insurance. Future policy benefits for traditional life products are estimated on the basis of actuarial assumptions as to mortality, persistency and interest, established at policy issue and are based on the Company's experience, which, together with interest assumptions, include a margin for adverse deviation. Appropriate recognition has been given to experience rating and reinsurance. Interest assumptions applicable to traditional life products range from 3.0% to 7.0%, with a weighted average of 5.8%.

     CONTRACTHOLDER FUNDS

     Contractholder funds represent deposits from the issuance of UL pension investment and certain deferred annuity and structured settlement contracts. For UL contracts, contractholder fund balances are increased by receipts for mortality coverage, contract administration, surrender charges and interest accrued where one or more elements are not fixed or guaranteed. These balances are decreased by withdrawals, mortality charges and administrative expenses charged to the contractholders where these charges and expenses may not be fixed or guaranteed. Interest rates credited to contractholder funds related to universal life range from 4.0% to 5.95%, with a weighted average interest rate of 5.01%.

     Pension investment and certain annuity contracts do not contain significant insurance risk and are considered investment-type contracts. Contractholder fund balances are increased by receipts and credited interest, and reduced by withdrawals and administrative expenses charged to the contractholder. Interest rates credited to these investment-type contracts range from 1.0 % to 7.75% with a weighted average interest rate of 5.35%.

     GUARANTY FUND AND OTHER INSURANCE-RELATED ASSESSMENTS

     Included in other liabilities is the Company's estimate of its liability for guaranty fund and other insurance-related assessments. State guaranty fund assessments are based upon the Company's share of premiums written or received in one or more years prior to an insolvency occurring in the industry. Once an insolvency has occurred, the Company recognizes a liability for such assessments if it is probable that an assessment will be imposed and the amount of the assessment can be reasonably estimated. At December 31, 2003 and 2002, the Company's liability for guaranty fund assessments was not significant.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     PERMITTED STATUTORY ACCOUNTING PRACTICES

     The Company, domiciled in the State of Connecticut, prepares statutory financial statements in accordance with the accounting practices prescribed or permitted by the State of Connecticut Insurance Department. Prescribed statutory accounting practices are those practices that are incorporated directly or by reference in state laws, regulations, and general administrative rules applicable to all insurance enterprises domiciled in a particular state. Permitted statutory accounting practices include practices not prescribed by the domiciliary state, but allowed by the domiciliary state regulatory authority. The Company does not have any permitted statutory accounting practices.

     PREMIUMS

     Premiums are recognized as revenues when due. Premiums for contracts with a limited number of premium payments, due over a significantly shorter period than the period over which benefits are provided, are considered revenue when due. The portion of premium which is not required to provide for benefits and expenses is deferred and recognized in revenues in a constant relationship to insurance benefits in force.

     FEE INCOME

     Fee income is recognized on deferred annuity and UL contracts for mortality, administrative and equity protection charges according to contract due dates. Fee income is recognized on variable annuity and universal life separate accounts either daily, monthly, quarterly or annually as per contract terms.

     OTHER REVENUES

     Other revenues include surrender penalties collected at the time of a contract surrender, and other miscellaneous charges related to annuity and universal life contracts recognized when received.

     CURRENT AND FUTURE INSURANCE BENEFITS

     Current and future insurance benefits represent charges for mortality and morbidity related to fixed annuities, universal life and term life insurance benefits.

     INTEREST CREDITED TO CONTRACTHOLDERS

     Interest credited to contractholders represents amounts earned by universal life, pension investment and certain deferred annuity contracts in accordance with contract provisions.

     FEDERAL INCOME TAXES

     The provision for federal income taxes is comprised of two components, current income taxes and deferred income taxes. Deferred federal income taxes arise from changes during the year in cumulative temporary differences between the tax basis and book basis of assets and liabilities.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


2.   INVESTMENTS

     FIXED MATURITIES

     The amortized cost and fair values of investments in fixed maturities were as follows:

                                                                             GROSS           GROSS
     DECEMBER 31, 2003                                     AMORTIZED       UNREALIZED      UNREALIZED          FAIR
     ($ IN THOUSANDS)                                        COST            GAINS           LOSSES           VALUE
     -------------------------------------------------------------------------------------------------------------------
     AVAILABLE FOR SALE:
          Mortgage-backed securities - CMOs and
          pass-through securities                            $644,362         $18,352         $1,598         $661,116
          U.S. Treasury securities and obligations
          of U.S. Government and government agencies
          and authorities                                     192,271           4,756            731          196,296
          Obligations of states and political
          subdivisions                                         52,867           6,151             --           59,018
          Debt securities issued by foreign
          governments                                          57,656           3,386             83           60,959
          All other corporate bonds                         3,179,328         240,472          5,329        3,414,471
          All other debt securities                           903,211          59,113          3,105          959,219
          Redeemable preferred stock                            4,083           2,155             92            6,146
     -------------------------------------------------------------------------------------------------------------------
              Total Available For Sale                     $5,033,778        $334,385        $10,938       $5,357,225
     -------------------------------------------------------------------------------------------------------------------

     -------------------------------------------------------------------------------------------------------------------
                                                                              GROSS           GROSS
     DECEMBER 31, 2002                                      AMORTIZED       UNREALIZED      UNREALIZED          FAIR
     ($ IN THOUSANDS)                                          COST           GAINS           LOSSES           VALUE
     -------------------------------------------------------------------------------------------------------------------

     AVAILABLE FOR SALE:

          Mortgage-backed securities - CMOs and
          pass-through securities                            $423,318         $21,809            $90         $445,037
          U.S. Treasury securities and obligations
          of U.S. Government and government agencies
          and authorities                                     217,602           5,958          2,115          221,445
          Obligations of states and political
          subdivisions                                         49,472           7,170             --           56,642
          Debt securities issued by foreign
          governments                                          21,530           2,146            296           23,380
          All other corporate bonds                         2,932,069         157,225         82,175        3,007,119
          All other debt securities                           737,215          35,255         10,926          761,544
          Redeemable preferred stock                            4,595           1,785          1,248            5,132
     -------------------------------------------------------------------------------------------------------------------
              Total Available For Sale                     $4,385,801        $231,348        $96,850       $4,520,299
     -------------------------------------------------------------------------------------------------------------------

     Proceeds from sales of fixed maturities classified as available for sale were $1.7 billion, $1.7 billion and $939 million in 2003, 2002 and 2001, respectively. Gross gains of $48.2 million, $85.6 million

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     and $67.0 million and gross losses of $52.4 million, $29.9 million and $22.4 million in 2003, 2002 and 2001, respectively, were realized on those sales. Additional losses of $10.2 million, $66.9 million and $11.5 million were realized due to other-than-temporary losses in value in 2003, 2002 and 2001, respectively. Impairment activity increased significantly in 2002. These prior year impairments were concentrated in telecommunication and energy company investments.

     Fair values of investments in fixed maturities are based on quoted market prices or dealer quotes or, if these are not available, discounted expected cash flows using market rates commensurate with the credit quality and maturity of the investment. The fair value of investments for which a quoted market price or dealer quote is not available amounted to $1.0 billion and $840.4 million at December 31, 2003 and 2002, respectively.

     The amortized cost and fair value of fixed maturities available for sale at December 31, 2003, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

     ---------------------------------------------------------------------
                                                AMORTIZED         FAIR
     ($ IN THOUSANDS)                             COST            VALUE
     ---------------------------------------------------------------------

     MATURITY:

        Due in one year or less                  $210,086        $214,645
        Due after 1 year through 5 years        1,529,425       1,634,709
        Due after 5 years through 10 years      1,821,121       1,963,235
        Due after 10 years                        828,784         883,520
     ---------------------------------------------------------------------
                                                4,389,416       4,696,109
     ---------------------------------------------------------------------

        Mortgage-backed securities                644,362         661,116
     ---------------------------------------------------------------------
            Total Maturity                     $5,033,778      $5,357,225
     ---------------------------------------------------------------------

     The Company makes significant investments in collateralized mortgage obligations (CMOs). CMOs typically have high credit quality, offer good liquidity, and provide a significant advantage in yield and total return compared to U.S. Treasury securities. The Company's investment strategy is to purchase CMO tranches which are protected against prepayment risk, including planned amortization class tranches and last cash flow tranches. Prepayment protected tranches are preferred because they provide stable cash flows in a variety of interest rate scenarios. The Company does invest in other types of CMO tranches if an assessment indicates a favorable risk/return tradeoff. The Company does not purchase residual interests in CMOs.

     At December 31, 2003 and 2002, the Company held CMOs classified as available for sale with a fair value of $332.4 million and $265.5 million, respectively. Approximately 34% and 33%, respectively, of the Company's CMO holdings are fully collateralized by GNMA, FNMA or FHLMC securities at December 31, 2003 and 2002. In addition, the Company held $327.7 million and $177.8 million of GNMA, FNMA or FHLMC mortgage-backed pass-through securities at December 31, 2003 and 2002, respectively. All of these securities are rated AAA.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The Company engages in securities lending transactions whereby certain securities from its portfolio are loaned to other institutions for short periods of time. The Company generally receives cash collateral from the borrower, equal to at least the market value of the loaned securities plus accrued interest, and invests in a short-term investment pool. See Note 11. The loaned securities remain a recorded asset of the Company. The Company records a liability for the amount of the cash collateral held, representing its obligation to return the cash collateral related to these loaned securities, and reports that liability as part of other liabilities in the consolidated balance sheet. At December 31, 2003 and 2002, the Company held cash collateral of $154.0 million and $149.0 million, respectively.

     The Company participates in dollar roll repurchase transactions as a way to generate investment income. These transactions involve the sale of mortgage-backed securities with the agreement to repurchase substantially the same securities from the same counterparty. Cash is received from the sale, which is invested in the Company's short-term money market pool. The cash is returned at the end of the roll period when the mortgage-backed securities are repurchased. The Company will generate additional investment income based upon the difference between the sale and repurchase prices.

     These transactions are recorded as secured borrowings. The mortgage-backed securities remain recorded as assets. The cash proceeds are reflected in short-term investments and a liability is established to reflect the Company's obligation to repurchase the securities at the end of the roll period. This liability is classified as other liabilities in the balance sheets and fluctuates based upon the timing of the repayments. The balances were insignificant at December 31, 2003 and 2002, respectively.

     EQUITY SECURITIES

     The cost and fair values of investments in equity securities were as follows:

     ------------------------------------------------------------------------------------------------------------------
                                                                       GROSS                 GROSS
                                                                     UNREALIZED            UNREALIZED
     ($ IN THOUSANDS)                                 COST             GAINS                 LOSSES         FAIR VALUE
     ------------------------------------------------------------------------------------------------------------------
     DECEMBER 31, 2003
          Common stocks                                $1,645            $343                  $249            $1,739
          Non-redeemable preferred stocks               6,608              30                    70             6,568
     ------------------------------------------------------------------------------------------------------------------
              Total Equity Securities                  $8,253            $373                  $319            $8,307
     ------------------------------------------------------------------------------------------------------------------
     DECEMBER 31, 2002
          Common stocks                                $2,599             $37                  $699            $1,937
          Non-redeemable preferred stocks              12,340             394                   176            12,558
     ------------------------------------------------------------------------------------------------------------------
              Total Equity Securities                 $14,939            $431                  $875           $14,495
     ------------------------------------------------------------------------------------------------------------------

     Proceeds from sales of equity securities were $7.8 million, $35.6 million and $6.4 million in 2003, 2002 and 2001, respectively. Gross gains and losses on sales and impairments were insignificant.

     OTHER-THAN-TEMPORARY LOSSES ON INVESTMENTS

     At December 31, 2003, the cost of approximately 220 investments in fixed maturity and equity securities exceeded their fair value by $11.3 million. Of the $11.3 million, $9.2 million represents

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     fixed maturity investments that have been in a gross unrealized loss position for less than a year and of these 87% are rated investment grade. Fixed maturity investments that have been in a gross unrealized loss position for a year or more total $1.8 million and 32% of these are rated investment grade. The gross unrealized loss on equity securities was $.3 million at December 31, 2003.

     Management has determined that the unrealized losses on the Company's investments in fixed maturity and equity securities at December 31, 2003 are temporary in nature. The Company conducts a rigorous review each quarter to identify and evaluate investments that have possible indications of impairment. An investment in a debt or equity security is impaired if its fair value falls below its cost and the decline is considered other-than-temporary. Factors considered in determining whether a loss is temporary include the length of time and extent to which fair value has been below cost; the financial condition and near-term prospects of the issuer; and the Company's ability and intent to hold the investment for a period of time sufficient to allow for any anticipated recovery. The Company's review for impairment generally entails:

          o Identification and evaluation of investments that have possible indications of impairment;

          o Analysis of individual investments that have fair values less than 80% of amortized cost, including consideration of length of time the investment has been in an unrealized loss position.

          o Discussion of evidential matter, including an evaluation of factors or triggers that would or could cause individual investments to qualify as having other-than-temporary impairments and those that would not support other-than-temporary impairment;

          o Documentation of the results of these analyses, as required under business policies.

     The table below shows the fair value of investments in fixed maturities and equity securities in an unrealized loss position at December 31, 2003:

                                                                 Gross Unrealized Losses
                                                                 -----------------------
                                                     Less Than One Year          One Year or Longer                 Total
                                                 -----------------------------------------------------------------------------------
                                                                      Gross                        Gross                      Gross
                                                        Fair     Unrealized          Fair     Unrealized         Fair    Unrealized
($ IN THOUSANDS)                                       Value         Losses         Value         Losses        Value        Losses
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity securities available-for-sale:
Mortgage-backed securities-CMO's and
    pass-through securities                         $142,683         $1,598           $--            $--     $142,683        $1,598
U.S. Treasury securities and obligations of
    U.S. Government and government agencies
    and authorities                                  132,402            731            --             --      132,402           731
Debt securities issued by foreign governments          2,183             83            --             --        2,183            83
All other corporate bonds                            237,621          4,266        19,461          1,063      257,082         5,329
All other debt securities                            122,769          2,461        20,054            644      142,823         3,105
Redeemable preferred stock                               650             41           659             51        1,309            92
------------------------------------------------------------------------------------------------------------------------------------
Total fixed maturities                              $638,308         $9,180       $40,174         $1,758     $678,482       $10,938
Equity securities                                     $2,642            $56          $946           $263       $3,588          $319
------------------------------------------------------------------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     MORTGAGE LOANS

     At December 31, 2003 and 2002, the Company's mortgage loan portfolios consisted of the following:

     ---------------------------------------------------------------------------
     ($ IN THOUSANDS)                                2003             2002
     ---------------------------------------------------------------------------
     Current Mortgage Loans                        $135,347          $130,303
     Underperforming Mortgage Loans                      --             3,775
     ---------------------------------------------------------------------------
          Total                                    $135,347          $134,078
     ---------------------------------------------------------------------------


     Underperforming assets include delinquent mortgage loans over 90 days past due, loans in the process of foreclosure and loans modified at interest rates below market.

     Aggregate annual maturities on mortgage loans at December 31, 2003 are as shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.

     ----------------------------------------------------------------
     YEAR ENDING DECEMBER 31,
     ($ IN THOUSANDS)
     ----------------------------------------------------------------
     2004                                                   $11,301
     2005                                                     6,137
     2006                                                    27,827
     2007                                                     5,155
     2008                                                     5,804
     Thereafter                                              79,123
     ----------------------------------------------------------------
          Total                                            $135,347
     ================================================================

     OTHER INVESTED ASSETS

     Other invested assets are composed of the following:

     --------------------------------------------------------------------------
     ($ IN MILLIONS)                                       2003           2002
     --------------------------------------------------------------------------
     Private equity and arbitrage investments             $203           $142
     Derivatives                                           115            162
     Trading Securities                                     33             27
     Policy Loans                                           27             28
     Real estate investments                                15             26
     --------------------------------------------------------------------------
     Total                                                $393           $385
     --------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     CONCENTRATIONS

     The Company participates in a short-term investment pool maintained by TIC. See Note 11.

     The Company's industry concentrations of investments, excluding those in federal and government agencies, primarily fixed maturities at fair value, were as follows:

        ---------------------------------------------------------------------
        ($ IN THOUSANDS)                             2003           2002
        ---------------------------------------------------------------------
        Finance                                     $555,067      $562,179
        Electric Utilities                           454,960       512,950
        Banking                                      364,094       265,442
        Media                                        354,213       324,008
        Telecommunications                           287,955       304,171
        Insurance                                    261,198       200,525
        ---------------------------------------------------------------------

     The Company held investments in foreign banks in the amount of $152 million and $147 million at December 31, 2003 and 2002, respectively, which are included in the table above.

     The Company defines its below investment grade assets as those securities rated Ba1 by Moody's Investor Services (or its equivalent) or below by external rating agencies, or the equivalent by internal analysts when a public rating does not exist. Such assets include publicly traded below investment grade bonds and certain other privately issued bonds and notes that are classified as below investment grade. Below investment grade assets included in the preceding table include $157 million and $109 million in Electric Utilities, $31 million and $35 million in Media, and $34 million and $53 million in Telecommunications at December 31, 2003 and 2002, respectively. Below investment grade assets in other categories were insignificant. Total below investment grade assets were $506 million and $414 million at December 31, 2003 and 2002, respectively.

     Included in mortgage loans were the following group concentrations:

         ($ IN THOUSANDS)
        ---------------------------------------------------------------------
        At December 31,                                   2003          2002
        ---------------------------------------------------------------------
        STATE
        California                                     $34,304       $42,169
        New York                                        30,766        22,636
        ---------------------------------------------------------------------
        PROPERTY TYPE
        Agricultural                                   $63,672       $79,075
        Office                                          61,812        44,094
        ---------------------------------------------------------------------

     The Company monitors creditworthiness of counterparties to all financial instruments by using controls that include credit approvals, credit limits and other monitoring procedures. Collateral for fixed maturities often includes pledges of assets, including stock and other assets, guarantees and letters of credit. The Company's underwriting standards with respect to new mortgage loans generally require loan to value ratios of 75% or less at the time of mortgage origination.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     RESTRUCTURED INVESTMENTS

     Mortgage loan and debt securities which were restructured at below market terms at December 31, 2003 and 2002 were insignificant. The new terms of restructured investments typically defer a portion of contract interest payments to varying future periods. Gross interest income on restructured assets that would have been recorded in accordance with the original terms of such assets was insignificant. Interest on these assets, included in net investment income, was insignificant.

     NET INVESTMENT INCOME

     ---------------------------------------------------------------------------
     FOR THE YEAR ENDED DECEMBER 31,

     ($ IN THOUSANDS)                             2003       2002       2001
     ---------------------------------------------------------------------------
     GROSS INVESTMENT INCOME

            Fixed maturities                     $316,790   $276,818   $217,813
            Other invested assets                  33,118     27,886     22,542
            Mortgage loans                         10,931     10,578     11,327
            Other                                     935      1,402      2,227
     ---------------------------------------------------------------------------
                 Total gross investment income    361,774    316,684    253,909
     ---------------------------------------------------------------------------
      Investment expenses                           5,311      4,738      2,855
     ---------------------------------------------------------------------------
     Net investment income                       $356,463   $311,946   $251,054
     ---------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     REALIZED AND UNREALIZED INVESTMENT GAINS (LOSSES)

     Net realized investment gains (losses) for the periods were as follows:

     ---------------------------------------------------------------------------
     FOR THE YEAR ENDED DECEMBER 31,
     ($ IN THOUSANDS)                         2003          2002         2001
     ---------------------------------------------------------------------------
     REALIZED

        Fixed maturities                  $(14,361)     $(11,185)     $33,061
        Other invested assets                8,152       (19,423)      (4,980)
        Mortgage loans                        (886)          (61)        (707)
        Other                                 (107)           85       (1,230)
     ---------------------------------------------------------------------------
           Total realized investment
             gains (losses)                $(7,202)     $(30,584)     $26,144
     ---------------------------------------------------------------------------

     Changes in net unrealized investment gains (losses) that are included as accumulated other changes in equity from nonowner sources in shareholder's equity were as follows:

     ---------------------------------------------------------------------------
     FOR THE YEAR ENDED DECEMBER 31,
     ($ IN THOUSANDS)                          2003        2002         2001
     ---------------------------------------------------------------------------
     UNREALIZED
        Fixed maturities                   $188,949      $91,013       $14,761
        Other invested assets                (2,805)      22,449       (16,182)
     ---------------------------------------------------------------------------
           Total unrealized investment
              gains (losses)                186,144      113,462        (1,421)
        Related taxes                        65,151       39,712          (497)
     ---------------------------------------------------------------------------
        Change in unrealized investment
           gains (losses)                   120,993       73,750         (924)
        Balance beginning of year            86,448       12,698        13,622
     ---------------------------------------------------------------------------
            Balance end of year            $207,441      $86,448       $12,698
     ---------------------------------------------------------------------------


3.   REINSURANCE

     The Company uses reinsurance in order to limit losses, minimize exposure to large risks, provide additional capacity for future growth and to effect business-sharing arrangements. Reinsurance is accomplished through various plans of reinsurance, primarily yearly renewable term (YRT) coinsurance and modified coinsurance. The Company remains primarily liable as the direct insurer on all risks reinsured.

     Since 1997 the majority of UL business has been reinsured under an 80%/20% YRT quota share reinsurance program and term life business has been reinsured under a 90%/10% YRT quota share reinsurance program. Beginning in September, 2002, newly issued term life business has been reinsured under a 90%/10% coinsurance quota share reinsurance program. Maximum retention of $2.5 million is generally reached on policies in excess of $12.5 million for UL and $25.0 million for term insurance. For other plans of insurance, it is the policy of the Company to obtain reinsurance for amounts above certain retention limits on individual life policies, which limits vary with age and underwriting classification. Generally, the maximum retention on an ordinary life risk is $2.5 million.

     Total life insurance in-force ceded under reinsurance contracts was $35.0 billion and $29.3 billion at December 31, 2003 and 2002, including $4.5 million and $6.0 million, respectively to TIC. Total life

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     insurance premiums ceded were $24.9 million, $14.9 million and $11.9 million in 2003, 2002 and 2001, respectively. Ceded premiums paid to TIC were insignificant for these same periods.

     Prior to April 1, 2001, the Company also reinsured substantially all of the guaranteed minimum death benefit (GMDB) on its variable annuity product. Total variable annuity account balances with GMDB were $9.9 billion, including $5.4 billion or 55% which was reinsured, and $7.1 billion, of which $4.9 billion or 69% is reinsured at December 31, 2003 and 2002, respectively. GMDB is payable upon the death of a contractholder. When the benefit payable is greater than the account value of the variable annuity, the difference is called the net amount at risk (NAR). NAR was $887 million and $2.2 billion at December 31, 2003 and 2002, respectively. NAR included $816 million, or 92%, and $1.9 billion, or 86%, which was reinsured at December 31, 2003 and 2002, respectively.

4.   INTANGIBLE ASSETS

     The Company has two intangible, amortizable assets, DAC and the value of insurance in force. The following is a summary of capitalized DAC by product type:

                                      Traditional  Deferred
     ($ IN MILLIONS)                      Life      Annuity      UL       Total
     ---------------------------------------------------------------------------

     Beginning balance

     January 1, 2002                     $47.7      $511.5    $255.2     $814.4

     Commissions and expenses deferred    16.5       169.4     130.8      316.7

     Amortization expense                 (8.9)      (72.6)    (90.8)      (9.3)

     Underlying lapse and interest
       rate assumptions                     --        29.8        --       29.8

     Amortization related to FAS 91
       reassessment                         --        (6.0)       --       (6.0)

     ---------------------------------------------------------------------------
     Balance December 31, 2002            55.3       632.1     376.7    1,064.1

     Commissions and expenses deferred    14.3       172.1     164.9      351.3

     Amortization expense                (10.2)     (107.6)    (18.5)    (136.3)
     ---------------------------------------------------------------------------
     Balance December 31, 2003           $59.4      $696.6    $523.1   $1,279.1
     ---------------------------------------------------------------------------


     The value of insurance in force totaled $11.7 million and $12.5 million at December 31, 2003 and 2002, respectively, and was reported in other assets. Amortization expense of value of insurance in force was insignificant for 2003, 2002 and 2001.

5.   DEPOSIT FUNDS AND RESERVES

     At December 31, 2003 and 2002, the Company had $5.6 billion and $5.0 billion of life and annuity deposit funds and reserves, respectively. Of those totals, $1.6 billion were not subject to discretionary withdrawal based on contract terms for 2003 and 2002. The remaining amounts were life and annuity products that were subject to discretionary withdrawal by the contractholders.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     Included in the amounts that are subject to discretionary withdrawal were $2.6 billion and $2.4 billion of liabilities that are surrenderable with market value adjustments. Also included are an additional $1.3 billion and $.9 billion of life insurance and individual annuity liabilities which are subject to discretionary withdrawals with an average surrender charge of 4.7% and 4.2%, respectively. The remaining $.1 billion in 2003, and $.1 billion in 2002, is surrenderable without charge. The life insurance risks would have to be underwritten again if transferred to another carrier, which is considered a significant deterrent for long-term policyholders. Insurance liabilities that are surrendered or withdrawn from the Company are reduced by outstanding policy loans and related accrued interest prior to payout.

6.   FEDERAL INCOME TAXES

     EFFECTIVE TAX RATE

         ($ IN THOUSANDS)

     ---------------------------------------------------------------------------
     FOR THE YEAR ENDED DECEMBER 31,          2003          2002        2001
     ---------------------------------------------------------------------------
     Income before federal income taxes     $154,048     $159,024     $176,249
     Statutory tax rate                           35%          35%          35%
     ---------------------------------------------------------------------------
     Expected federal income taxes            53,917       55,658       61,687
     Tax effect of:
          Non-taxable investment income      (11,626)          --          (36)
          Tax reserve release                 (7,852)          --           --
          Other, net                             149            4         (562)
     ---------------------------------------------------------------------------
     Federal income taxes                    $34,588      $55,654      $61,089
     ===========================================================================
     Effective tax rate                           22%          35%          35%
     ---------------------------------------------------------------------------


     COMPOSITION OF FEDERAL INCOME TAXES
     Current:
          United States                      $72,983     $(30,830)    $(19,007)
          Foreign                                440         (313)          --
     ---------------------------------------------------------------------------
          Total                               73,423      (31,143)     (19,007)
     ---------------------------------------------------------------------------
     Deferred:
          United States                      (38,835)      86,797       80,096
          Foreign                                 --           --           --
     ---------------------------------------------------------------------------
          Total                              (38,835)      86,797       80,096
     ---------------------------------------------------------------------------
     Federal income taxes                    $34,588      $55,654      $61,089
     ===========================================================================

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The net deferred tax liabilities at December 31, 2003 and 2002 were comprised of the tax effects of temporary differences related to the following assets and liabilities:

     ($ IN THOUSANDS)                                     2003          2002
     ---------------------------------------------------------------------------
     Deferred Tax Assets:

        Benefit, reinsurance and other reserves         $251,017      $151,454
        Other                                              6,496         2,286
     ---------------------------------------------------------------------------
            Total                                        257,513       153,740
     ---------------------------------------------------------------------------

     Deferred Tax Liabilities:

        Investments, net                                (117,613)      (48,363)
        Deferred acquisition costs and value
           of insurance in force                        (363,670)     (303,652)
        Other                                             (1,051)       (1,075)
     ---------------------------------------------------------------------------
            Total                                       (482,334)     (353,090)
     ---------------------------------------------------------------------------

     Net Deferred Tax Liability                        $(224,821)    $(199,350)
     ---------------------------------------------------------------------------

     TIC and its subsidiaries, including the Company, file a consolidated federal income tax return with Citigroup. Federal income taxes are allocated to each member of the consolidated group, according to a Tax Sharing Agreement (the Agreement), on a separate return basis adjusted for credits and other amounts required by the Agreement. TLAC had a $9.1 million recoverable from TIC at December 31, 2003 and a $53.6 million payable to TIC at December 31, 2002 pursuant to the Agreement.

     At December 31, 2003 and 2002, the Company had no ordinary or capital loss carryforwards.

     The policyholders' surplus account, which arose under prior tax law, is generally that portion of the gain from operations that has not been subjected to tax, plus certain deductions. The balance of this account is approximately $2.1 million. Income taxes are not provided for on this amount because under current U.S. tax rules such taxes will become payable only to the extent such amounts are distributed as a dividend or exceed limits prescribed by federal law. Distributions are not contemplated from this account. At current rates the maximum amount of such tax would be approximately $700 thousand.

7.   SHAREHOLDER'S EQUITY

     SHAREHOLDER'S EQUITY AND DIVIDEND AVAILABILITY

     The Company's statutory net income (loss) was $37.3 million, $(133.9) million and $(73.4) million for the years ended December 31, 2003, 2002 and 2001, respectively. Statutory capital and surplus was $494 million and $397 million at December 31, 2003 and 2002, respectively.

     Effective January 1, 2001, the Company began preparing its statutory basis financial statements in accordance with the National Association of Insurance Commissioners' ACCOUNTING PRACTICES AND PROCEDURES MANUAL - VERSION EFFECTIVE JANUARY 1, 2001, subject to any deviations prescribed or

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     permitted by its domicilary insurance commissioner (see Permitted Statutory Accounting Practices in Note 1). The impact of this change on statutory capital and surplus was not significant.

     The Company is currently subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to its parent without prior approval of insurance regulatory authorities. In accordance with Connecticut statutes, after reducing the Company's unassigned funds (surplus) by 25% of the change in net unrealized capital gains, the Company may not pay dividends during 2004 without prior approval of the State of Connecticut Insurance Department.

     ACCUMULATED OTHER CHANGES IN EQUITY FROM NONOWNER SOURCES, NET OF TAX

     Changes in each component of Accumulated Other Changes in Equity from Nonowner Sources were as follows:

                                                                      NET                                ACCUMULATED
                                                                   UNREALIZED         DERIVATIVE       OTHER CHANGES
                                                                  GAIN/LOSS ON      INSTRUMENTS &     IN EQUITY FROM
                                                                   INVESTMENT          HEDGING              NONOWNER
($ IN THOUSANDS)                                                   SECURITIES         ACTIVITIES             SOURCES
-----------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 2001                                           $13,622                 $--               $13,622
Cumulative effect of change in accounting for derivative
   instruments and hedging activities, net of tax of $33                --                  62                    62
Unrealized gains on investment securities,
   net of tax of $10,673                                            19,821                  --                19,821
Less: Reclassification adjustment for gains
   included in net income, net of tax of $(11,170)                 (20,745)                 --               (20,745)
Add: Derivative instrument hedging activity gains, net of
   tax of $1,789                                                        --               3,324                 3,324
-----------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                                         (924)              3,386                 2,462
-----------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2001                                          12,698               3,386                16,084
Unrealized gains on investment securities, net of
   tax of $35,352                                                   65,653                  --                65,653
Add: Reclassification adjustment for losses included in net
   income, net of tax of $4,360                                      8,097                  --                 8,097
Add:  Derivative instrument hedging activity gains, net of
tax of $2,750                                                           --               5,107                 5,107
-----------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                                       73,750               5,107                78,857
-----------------------------------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2002                                          86,448               8,493                94,941
Unrealized gains on investment securities,
   net of tax of $60,482                                           112,322                  --               112,322
Add: Reclassification adjustment for losses included in
   net income, net of tax of $4,669                                  8,671                  --                 8,671
Less: Derivative instrument hedging activity loss, net of
   tax benefits of $(845)                                               --              (1,568)               (1,568)
-----------------------------------------------------------------------------------------------------------------------
PERIOD CHANGE                                                      120,993              (1,568)              119,425
-----------------------------------------------------------------------------------------------------------------------
BALANCE, DECEMBER 31, 2003                                        $207,441              $6,925              $214,366
-----------------------------------------------------------------------------------------------------------------------

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


8.   BENEFIT PLANS

     PENSION AND OTHER POSTRETIREMENT BENEFITS

     The Company participates in a qualified, noncontributory defined benefit pension plan, a non-qualified pension plan and other postretirement benefits to retired employees through plans sponsored by Citigroup. The Company's share of net expense for these plans was not significant for 2003, 2002 and 2001.

     401(K) SAVINGS PLAN

     Substantially all of the Company's employees are eligible to participate in a 401(k) savings plan sponsored by Citigroup. See Note 11. The Company's expenses in connection with the 401(k) savings plan were not significant in 2003, 2002 and 2001.

9.   DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     DERIVATIVE FINANCIAL INSTRUMENTS

     The Company uses derivative financial instruments, including financial futures, interest rate swaps, options and forward contracts, as a means of hedging exposure to foreign currency, equity price changes and/or interest rate risk on anticipated transactions or existing assets and liabilities. The Company does not hold or issue derivative instruments for trading purposes.

     The Company uses exchange traded financial futures contracts to manage its exposure to changes in interest rates that arise from the sale of certain insurance and investment products, or the need to reinvest proceeds from the sale or maturity of investments. To hedge against adverse changes in interest rates, the Company enters long or short positions in financial futures contracts, which offset asset price changes resulting from changes in market interest rates until an investment is purchased, or a product is sold. Futures contracts are commitments to buy or sell at a future date a financial instrument, at a contracted price, and may be settled in cash or through delivery.

     The Company uses equity option contracts to manage its exposure to changes in equity market prices that arise from the sale of certain insurance products. To hedge against adverse changes in the equity market prices, the Company enters long positions in equity option contracts with major financial institutions. These contracts allow the Company, for a fee, the right to receive a payment if the Standard and Poor's 500 Index falls below agreed upon strike prices.

     The Company enters into interest rate swaps in connection with other financial instruments to provide greater risk diversification and better match assets and liabilities. Under interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between fixed rate and floating rate interest amounts calculated by reference to an agreed notional principal amount. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. A single net payment is usually made by one counterparty at each due date.

     Forward contracts are used on an ongoing basis to hedge the Company's exposure to foreign currency exchange rates that result from the net investment in the Company's direct foreign currency investments. To hedge against adverse changes in exchange rates, the Company enters into contracts

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     to exchange foreign currency for U.S. Dollars with major financial institutions. These contracts cannot be settled prior to maturity. At the maturity date the Company must purchase the foreign currency necessary to settle the contracts.

     Several of the Company's hedging strategies do not qualify or are not designated as hedges for accounting purposes. This can occur when the hedged item is carried at fair value with changes in fair value recorded in earnings, the derivative contracts are used in a macro hedging strategy, the hedge is not expected to be highly effective, or structuring the hedge to qualify for hedge accounting is too costly or time consuming.

     The Company monitors creditworthiness of counterparties to these financial instruments by using criteria of acceptable risk that are consistent with on-balance-sheet financial instruments. The controls include credit approvals, limits and other monitoring procedures. Additionally, the Company enters into collateral agreements with its derivative counterparties. As of December 31, 2003 the Company held collateral under these contracts amounting to approximately $69.7million.

     The following table summarizes certain information related to the Company's hedging activities for the years ended December 31, 2003 and 2002:

                                              Year Ended        Year Ended
                                             December 31,       December 31,
     ($ IN THOUSANDS)                            2003               2002
     ------------------------------------ ------------------ ------------------
     Hedge ineffectiveness recognized
        related to fair value hedges           $(3,309)           $(5,215)
     Hedge ineffectiveness recognized
        related to cash flow hedges               (296)             1,141
     Net gain or loss from economic
        hedges in earnings                       8,076            (13,597)

     During the year ended December 31, 2002 the Company recorded a gain of $.3 million from discontinued forecasted transactions. There was no such gain in 2003.

     Cash flow transaction amounts expected to be reclassified from accumulated other changes in equity from nonowner sources into pre-tax earnings within twelve months from December 31, 2003 is not significant.

     The Company had interest rate and equity options with fair values of $115.1 million and $161.7 million, at December 31, 2003 and 2002, respectively. Included in these amounts were $3.5 million and $4.8 million with affiliates, respectively.

     FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

     In the normal course of business, the Company issues fixed and variable rate loan commitments and has unfunded commitments to partnerships and joint ventures. All of these commitments are to unaffiliated entities. The notional values of loan commitments at December 31, 2003 and 2002 were $6.2 million and $23.9 million respectively. The notional values of unfunded commitments were $31.0 million and $35.5 million at December 31, 2003 and 2002, respectively.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     FAIR VALUE OF CERTAIN FINANCIAL INSTRUMENTS

     The Company uses various financial instruments in the normal course of its business. Certain insurance contracts are excluded by SFAS No. 107, "Disclosure about Fair Value of Financial Instruments," and therefore are not included in the amounts discussed.

     At December 31, 2003, investments in fixed maturities had a carrying value and a fair value of $5.4 billion compared with a carrying value and a fair value of $4.5 billion at December 31, 2002. See Notes 1 and 2.

     At December 31, 2003, mortgage loans had a carrying value of $135.4 million and a fair value of $147.6 million and at December 31, 2002 had a carrying value of $134.1 million and a fair value of $148.0 million. In estimating fair value, the Company used interest rates reflecting the current real estate financing market.

     The carrying values of short-term securities were $195.3 million and $475.4 million in 2003 and 2002, respectively, which approximated their fair values. Policy loans which are included in other invested assets had carrying values of $26.8 million and $27.4 million in 2003 and 2002, respectively, which also approximated their fair values.

     The carrying values of $260.6 million and $151.5 million of financial instruments classified as other assets approximated their fair values at December 31, 2003 and 2002, respectively. The carrying values of $439.2 million and $319.8 million of financial instruments classified as other liabilities also approximated their fair values at December 31, 2003 and 2002, respectively. Fair value is determined using various methods, including discounted cash flows, as appropriate for the various financial instruments.

     At December 31, 2003, contractholder funds with defined maturities had a carrying value of $2.8 billion and a fair value of $3.0 billion, compared with a carrying value of $2.7 billion and a fair value of $2.9 billion at December 31, 2002. The fair value of these contracts is determined by discounting expected cash flows at an interest rate commensurate with the Company's credit risk and the expected timing of cash flows. Contractholder funds without defined maturities had a carrying value of $677.7 million and a fair value of $527.3 million at December 31, 2003, compared with a carrying value of $605 million and a fair value of $416.2 million at December 31, 2002. These contracts generally are valued at surrender value.

10.  COMMITMENTS AND CONTINGENCIES

     LITIGATION

     In 2003, several issues in the mutual fund and variable insurance product industries have come under the scrutiny of federal and state regulators. Like many other companies in our industry, the Company has received a request for information from the Securities and Exchange Commission (SEC) and a subpoena from the New York Attorney General regarding market timing and late trading. In March 2004 the SEC requested additional information about the Company's variable product operations on market timing, late trading and revenue sharing. The Company is cooperating fully with all of these reviews and is not able to predict their outcomes.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     In the ordinary course of business, the Company is a defendant or co-defendant in various litigation matters incidental to and typical of the businesses in which it is engaged. In the opinion of the Company's management, the ultimate resolution of these legal proceedings would not be likely to have a material adverse effect on the Company's results of operations, financial condition or liquidity.

11.  RELATED PARTY TRANSACTIONS

     TIC handles banking functions, including payment of salaries and expenses for the Company and some of its non-insurance affiliates. In addition, Citigroup and certain of its subsidiaries provide investment management and accounting services, data processing services, benefit management and administration, property management and investment technology services to the Company as of December 31, 2003 and 2002. At December 31, 2001 the majority of these services were provided by either Citigroup and its subsidiaries or TPC, a former affiliate. Charges for these services are shared by the Company and TIC on cost allocation methods, based generally on estimated usage by department and were insignificant for the Company in 2003, 2002 and 2001.

     TIC maintains a short-term investment pool in which the Company participates. The position of each company participating in the pool is calculated and adjusted daily. At December 31, 2003 and 2002, the pool totaled approximately $3.8 billion and $4.2 billion, respectively. The Company's share of the pool amounted to $124.6 million and $356.0 million at December 31, 2003 and 2002, respectively, and is included in short-term securities in the balance sheet.

     At December 31, 2003 and 2002, the Company had investments in Tribeca Citigroup Investments Ltd., an affiliate of the Company, in the amounts of $25.5 million and $26.7 million, respectively. Income of $6.6 million, $1.9 million and $4.5 million was earned on these investments in 2003, 2002 and 2001, respectively. The Company also had investments in an affiliated joint venture, Tishman Speyer, in the amount of $11.8 million and $24.1 million at December 31, 2003 and 2002, respectively. Income earned on these investments in 2003 was insignificant and was $19.8 million and $8.5 million in 2002 and 2001, respectively.

     In the ordinary course of business, the Company purchases and sells securities through affiliated broker-dealers. These transactions are conducted on an arm's length basis.

     At December 31, 2003 and 2002 the Company had outstanding loaned securities to its affiliate Smith Barney (SB), a division of Citigroup Global Markets Inc., in the amount of $7.1 million and $10.2 million, respectively.

     The Company has other affiliated investments. The individual investment with any one affiliate was insignificant at December 31, 2003 and 2002.

     The Company's Travelers Target Maturity (TTM) Modified Guaranteed Annuity Contracts are subject to a limited guarantee agreement by TIC in a principal amount of up to $450 million. TIC's obligation is to pay in full to any owner or beneficiary of the TTM Modified Guaranteed Annuity Contracts principal and interest as and when due under the annuity contract to the extent that the Company fails to make such payment. In addition, TIC guarantees that the Company will maintain a minimum statutory capital and surplus level.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


     The Company distributes fixed and variable annuity products through SB. Premiums and deposits related to these products were $.7 billion, $.8 billion and $1.2 billion in 2003, 2002 and 2001, respectively. The Company also markets term and universal life products through SB. Premiums related to such products were $87.5 million, $87.2 million and $74.5 million in 2003, 2002 and 2001, respectively. Commissions and fees paid to SB were $56.7 million, $57.5 million and $68.1 million in 2003, 2002 and 2001, respectively.

     The Company also distributes deferred annuity products through its affiliates Primerica Financial Services (PFS), CitiStreet Retirement Services, a division of CitiStreet LLC, (together with its subsidiaries, CitiStreet) and Citibank, N.A. (Citibank). Deposits received from PFS were $628 million, $662 million and $738 million in 2003, 2002 and 2001, respectively. Commissions and fees paid to PFS were $52.4 million, $47.1 million and $51.6 million in 2003, 2002 and 2001, respectively.

     Deposits from Citibank and CitiStreet were $162 million and $82 million respectively, for 2003, $117 million and $184 million, respectively, for 2002, and $166 million and $136 million, respectively, for 2001. Commissions and fees paid to Citibank and CitiStreet were $12.4 million and $2.3 million, respectively, in 2003, $7.2 million and $2.6 million, respectively, in 2002 and $9.8 million and $2.9 million, respectively, in 2001 .

     The Company participates in a stock option plan sponsored by Citigroup that provides for the granting of stock options in Citigroup common stock to officers and other employees. To further encourage employee stock ownership, Citigroup introduced the WealthBuilder stock option program during 1997 and the Citigroup Ownership Program in 2001. Under these programs, all employees meeting established requirements have been granted Citigroup stock options. During 2001, Citigroup introduced the Citigroup 2001 Stock Purchase Program for new employees, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the market value on the date of the agreements. During 2003 Citigroup introduced the Citigroup 2003 Stock Purchase Program, which allowed eligible employees of Citigroup, including the Company's employees, to enter into fixed subscription agreements to purchase shares at the lesser of the market value on the first date of the offering period or the market value at the close of the offering period. Enrolled employees are permitted to make one purchase prior to the expiration date. The Company's charge to income for these plans was insignificant in 2003, 2002 and 2001.

     Prior to the IPO of TPC, most leasing functions for TIC and its subsidiaries, including the Company, were handled by its property-casualty insurance affiliates. Rent expense related to these leases was shared by the companies on a cost allocation method based generally on estimated usage by department. In 2002, TIC sold its home office buildings in Hartford, Connecticut and now leases space from a third party. The Company's rent expense was insignificant in 2003, 2002 and 2001.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)


12.  RECONCILIATION OF NET INCOME TO NET CASH USED IN OPERATING ACTIVITIES

     The following table reconciles net income to net cash used in operating activities:

        ---------------------------------------------------------------------------------------------------
        FOR THE YEAR ENDED DECEMBER 31,                                2003          2002          2001
        ($ IN THOUSANDS)

        ---------------------------------------------------------------------------------------------------
        Net Income                                                   $119,460      $103,370      $115,160

           Adjustments to reconcile net income to cash used in operating activities:

              Realized (gains) losses                                   7,202        30,584       (26,144)
              Deferred federal income taxes                           (38,835)       86,797        80,096
              Amortization of deferred policy acquisition costs       136,310        66,972        89,475
              Additions to deferred policy acquisition costs         (351,310)     (316,721)     (324,277)
              Investment income accrued                               (36,834)      (35,133)      (39,875)
              Insurance reserves                                      (16,138)       (9,000)      (14,382)
              Other                                                   (44,755)       72,190        11,398
        ---------------------------------------------------------------------------------------------------
              Net cash used in operations                           $(224,900)       $(941)     $(108,549)
        ---------------------------------------------------------------------------------------------------


     ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

     ITEM 9A. CONTROLS AND PROCEDURES

     DISCLOSURE CONTROLS AND PROCEDURES

     The Company's management, with the participation of the Company's Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of the Company's disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended ("Exchange Act")) as of the end of the period covered by this report. Based on such evaluation, the Company's Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company's disclosure controls and procedures are effective in recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act.

     INTERNAL CONTROL OVER FINANCIAL REPORTING

     There have not been any changes in the Company's internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the fiscal quarter ended December 31, 2003 that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

                                    PART III

     ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

     Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

     ITEM 11.  EXECUTIVE COMPENSATION.

     Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

     ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

     ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Omitted pursuant to General Instruction I(2)(c) of Form 10-K.

     ITEM 14.  PRINCIPAL ACCOUNTANT FEES AND SERVICES

     During 2003 the Securities and Exchange Commission (SEC) changed the definitions of certain terms used by public companies to categorize and disclose various types of services performed by independent auditors. The following is a description of the fees earned by KPMG for services rendered to the Company for the years ended December 31, 2003 and 2002:

     AUDIT FEES: Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company's financial statements, KPMG's audits of subsidiary financial statements and KPMG's review of the Company's interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include comfort letters and consents related to SEC registration statements and other capital raising activities and certain reports relating to the Company's regulatory filings, reports on internal control reviews required by regulators, due diligence on completed acquisitions, accounting advice on completed transactions, and certain forensic services in connection with audit services. The aggregate fees earned by KPMG for audit services rendered to the Company totaled $70 thousand and $60 thousand in each of the years ended December 31, 2003 and December 31, 2002, respectively.

     AUDIT RELATED FEES: Audit related services include due diligence services related to contemplated mergers and acquisitions, accounting consultations, internal control reviews not required by regulators, securitization related services, employee benefit plan audits and certain attest services as well as certain agreed upon procedures. The aggregate fees earned by KPMG for audit related services rendered to the Company were $3 thousand for each of the years ended December 31, 2003 and December 31, 2002.

     TAX FEES: Tax fees include corporate tax compliance, counsel and advisory services as well as expatriate tax services. The Company did not incur any charges from KPMG for tax related services rendered to the Company for the years ended December 31, 2003 and December 31, 2002.

     ALL OTHER FEES: The Company did not incur any charges from KPMG for other services rendered to the Company for matters such as general consulting for the years ended December 31, 2003 and December 31, 2002.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: The Company did not engage KPMG to provide advice to the Company regarding financial information systems design and implementation during the years ended December 31, 2003 and December 31, 2002.

     APPROVAL OF INDEPENDENT AUDITOR SERVICES AND FEES:

     Citigroup's audit and risk management committee has consistently reviewed and approved all fees charged by Citigroup's independent auditors, and actively monitored the relationship between audit and non-audit services provided. The audit and risk management committee has concluded that the provision of services by KPMG was consistent with the maintenance of the external auditors' independence in the conduct of its auditing functions. Effective January 1, 2003, Citigroup adopted a policy that it and its subsidiaries would no longer engage its primary independent auditors for non-audit services other than "audit related services," as defined by the SEC, certain tax services, and other permissible non-audit services as specifically approved by the chair of the audit and risk management committee and presented to the full committee at its next regular meeting.

     Under the Citigroup policy approved by the audit and risk management committee, the committee must pre-approve all services provided by Citigroup's independent auditors and fees charged. The committee will consider annually the provision of audit services and, if appropriate, pre-approve certain defined audit fees, audit related fees, tax fees and other fees with specific dollar value limits for each category of service. The audit and risk management committee will also consider on a case by case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chair of the audit and risk management committee for approval and to the full audit and risk management committee at its next regular meeting. The policy includes limitations on hiring of partners or other professional employees of KPMG that require adjustments to KPMG 's audit approach if there is any apparent conflict, and at all times we are mindful of the independence requirements of the SEC in considering employment of these individuals.

     Administration of the policy is centralized within, and monitored by, Citigroup senior corporate financial management, which reports throughout the year to the audit and risk management committee.

                                     PART IV

     ITEM 15.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

     (a) Documents filed:

         (1) Financial Statements. See index on page 13 of this report.

         (2) Financial Statement Schedules. See index on page 52 of this report.

         (3) Exhibits. See Exhibit Index on the following page.

     (b) Reports on Form 8-K:

         None.

                                  EXHIBIT INDEX

EXHIBIT NO.        DESCRIPTION

     3.        Articles of Incorporation and By-Laws

               a.) Charter of The Travelers Life and Annuity Company (the "Company"), as amended on April 10, 1990, incorporated herein by reference to Exhibit 6(a) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.

               b.) By-laws of the Company as amended October 20, 1994, incorporated herein by reference to Exhibit 6(b) to the Registration Statement on Form N-4, File No. 33-58131, filed on March 17, 1995.

     14.01 Citigroup Code of Ethics for Financial Professionals, incorporated by reference to Exhibit 14.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

     31.01+ Certification of chief financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

     31.02+ Certification of chief executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

     32.01+ Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

--------------------------------------------------------------------------------

+Filed herewith

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of March, 2004.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY
                                  (Registrant)

         By:      /s/Glenn D. Lammey
                  --------------------------------------------
                  Glenn D. Lammey
                  Executive Vice President,

                  Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 22nd day of March, 2004.

SIGNATURE                             CAPACITY

/s/ George C. Kokulis                 Director, Chief Executive Officer
-------------------------             (Principal Executive Officer)
(George C. Kokulis)

/s/ Glenn D. Lammey                   Director, Chief Financial Officer
-------------------------             and Chief Accounting Officer
(Glenn D. Lammey)                     (Principal Financial Officer and
                                      Principal Accounting Officer)

/s/ Kathleen L. Preston               Director
-------------------------
(Kathleen L. Preston)

/s/ Marla Berman Lewitus              Director
-------------------------
(Marla Berman Lewitus)



Supplemental Information to be Furnished With Reports Filed Pursuant to Section 15(d) of the Act by Registrants Which Have Not Registered Securities pursuant to
Section 12 of the Act: NONE

No Annual Report to Security Holders covering the registrant's last fiscal year or proxy material with respect to any meeting of security holders has been sent, or will be sent, to security holders.

         INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

                                                                            PAGE

The Travelers Life and Annuity Company
     Independent Auditors' Report                                              *
     Statements of Income                                                      *
     Balance Sheets                                                            *
     Statements of Changes in Shareholder's Equity                             *
     Statements of Cash Flows                                                  *
     Notes to Financial Statements                                             *

Independent Auditors' Report                                                  53

Schedule I - Summary of Investments - Other than Investments
     in Related Parties 2003                                                  54

Schedule III - Supplementary Insurance Information 2001-2003                  55

Schedule IV - Reinsurance 2001-2003                                           56


All other schedules are inapplicable for this filing.



* See index on page 13.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholder
The Travelers Life and Annuity Company:


Under date of February 26, 2004, we reported on the balance sheets of The Travelers Life and Annuity Company as of December 31, 2003 and 2002, and the related statements of income, changes in shareholder's equity and cash flows for each of the years in the three-year period ended December 31, 2003, which are included in the Form 10-K. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the financial statements, the Company changed its methods of accounting for goodwill and intangible assets in 2002 and for derivative instruments and hedging activities and for securitized financial assets in 2001.


/s/KPMG LLP

Hartford, Connecticut
February 26, 2004

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                   SCHEDULE I
       SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES
                                DECEMBER 31, 2003
                                ($ IN THOUSANDS)

---------------------------------------------------------------------------------------------------------------------------
                                                                                                        AMOUNT SHOWN IN
TYPE OF INVESTMENT                                                         COST           VALUE        BALANCE SHEET (1)
---------------------------------------------------------------------------------------------------------------------------
Fixed Maturities:
     Bonds:
         U.S. Government and government agencies and authorities            $624,596       $637,700           $637,700
         States, municipalities and political subdivisions                    52,867         59,018             59,018
         Foreign governments                                                  57,656         60,959             60,959
         Public utilities                                                    346,616        377,238            377,238
         Convertible bonds and bonds with warrants attached                   20,734         24,014             24,014
         All other corporate bonds                                         3,927,226      4,192,150          4,192,150
---------------------------------------------------------------------------------------------------------------------------
              Total Bonds                                                  5,029,695      5,351,079          5,351,079
     Redeemable Preferred Stocks                                               4,083          6,146              6,146
---------------------------------------------------------------------------------------------------------------------------
         Total Fixed Maturities                                            5,033,778      5,357,225          5,357,225
---------------------------------------------------------------------------------------------------------------------------

Equity Securities:
     Common Stocks:

         Industrial, miscellaneous and all other                              1,645           1,739              1,739
---------------------------------------------------------------------------------------------------------------------------
              Total Common Stocks                                             1,645           1,739              1,739
     Non-Redeemable Preferred Stocks                                          6,608           6,568              6,568
---------------------------------------------------------------------------------------------------------------------------
         Total Equity Securities                                              8,253           8,307              8,307
---------------------------------------------------------------------------------------------------------------------------

Mortgage Loans                                                              135,347                            135,347
Policy Loans (4)                                                             26,827                             26,827
Short-Term Securities                                                       195,279                            195,279
Other Investments (2) (3)                                                   289,599                            287,168
---------------------------------------------------------------------------------------------------------------------------
         Total Investments                                               $5,689,083                         $6,010,153
===========================================================================================================================

(1) Determined in accordance with methods described in Notes 1 and 2 of Notes to Financial Statements.

(2) Excludes cost and carrying value of investments in related parties of $75,313 and $76,349, respectively.

(3) Includes derivatives marked to market and recorded at fair value in the balance sheet.

(4)  Included in other invested assets on balance sheet.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                  SCHEDULE III
                       SUPPLEMENTARY INSURANCE INFORMATION
                                    2001-2003
                                ($ IN THOUSANDS)

------------------------------------------------------------------------------------------------------------------------------------
           DEFERRED      FUTURE POLICY                              BENEFITS, CLAIMS,   AMORTIZATION
           POLICY        BENEFITS, LOSSES,             NET          LOSSES AND          OF DEFERRED                       OTHER
           ACQUISITION   CLAIMS AND LOSS     PREMIUM   INVESTMENT   SETTLEMENT          POLICY               OPERATING    PREMIUMS
           COSTS         EXPENSES (1)        REVENUE   INCOME       EXPENSES (2)        ACQUISITION COSTS    EXPENSES     WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
  2003     $1,279,118      $5,609,517        $40,866    $356,463     $306,681                $136,310         $49,288      $40,866

  2002     $1,064,118      $5,031,775        $42,893    $311,946     $275,123                 $66,972         $32,352      $42,893

  2001       $814,369      $3,665,426        $39,222    $251,054     $214,722                 $89,475         $23,404      $39,222


(1)  Includes contractholder funds.

(2)  Includes interest credited on contractholder funds.

                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                                   SCHEDULE IV
                                   REINSURANCE
                                ($ IN THOUSANDS)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   PERCENTAGE
                                                                                 ASSUMED FROM                       OF AMOUNT
                                                               CEDED TO OTHER        OTHER                         ASSUMED TO
                                              GROSS AMOUNT        COMPANIES        COMPANIES       NET AMOUNT          NET
--------------------------------------------------------------------------------------------------------------------------------
2003
----

Life Insurance In Force                        $43,671,192        $34,973,161          $ --           $8,698,031        --%
Premiums:
     Annuity                                        $3,696               $ --          $ --              $3,696
     Individual life                                62,034             24,864            --              37,170
                                               -----------        -----------          ----           ----------
         Total Premiums                            $65,730            $24,864          $ --             $40,866         --%
                                               ===========        ===========          ====           ==========

2002
----

Life Insurance In Force                        $35,807,212        $29,261,075          $ --           $6,546,137        --%
Premiums:
     Annuity                                        $4,515               $ --          $ --               $4,515
     Individual Life                                53,310             14,932            --               38,378
                                               -----------        -----------          ----           ----------
         Total Premiums                            $57,825            $14,932          $ --              $42,893        --%
                                               ===========        ===========          ====           ==========

2001
----

Life Insurance In Force                        $28,793,622        $23,818,768          $ --           $4,974,854        --%
Premiums:
     Annuity                                        $3,319               $ --          $ --               $3,319
     Individual life                                47,826             11,923                             35,903
                                               -----------        -----------          ----           ----------
         Total Premiums                            $51,145            $11,923          $ --               $39,222       --%
                                               ===========        ===========          ====           ==========

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


                         THE TRAVELERS INSURANCE COMPANY
                     THE TRAVELERS LIFE AND ANNUITY COMPANY

                         REGISTERED FIXED ACCOUNT OPTION
                         FOR USE WITH ANNUITY CONTRACTS












L-24443                                                                  12/2004